                                                                     EXHIBIT 4.4

--------------------------------------------------------------------------------

                               CREDIT AGREEMENT

                                     Among

                    QWEST COMMUNICATIONS INTERNATIONAL INC.

                               NATIONSBANK, N.A.
                            as Administrative Agent

                     NATIONSBANC MONTGOMERY SECURITIES LLC
                as Lead Arranger and Sole Book Running Manager

                       FIRST UNION CAPITAL MARKETS CORP.
                           BNY CAPITAL MARKETS, INC.
                           SALOMON SMITH BARNEY INC.
                                as Co-Arrangers

                       FIRST UNION CAPITAL MARKETS CORP.
                             THE BANK OF NEW YORK
                           SALOMON SMITH BARNEY INC.
                           as Co-Syndication Agents

                               NATIONSBANK, N.A.
                             THE BANK OF NEW YORK
                           FIRST UNION NATIONAL BANK
                                CITIBANK, N.A.
                              as Arranging Agents

                              ABN AMRO Bank N.V.
                           Banque Nationale de Paris
             Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A.
                     "Rabobank Nederland", New York Branch
             Dresdner Bank AG, New York and Caymen Island Branches
                        Export Development Corporation
                              Fleet National Bank
                  Norwest Bank Colorado, National Association
                        PNC Bank, National Association
                             Royal Bank of Canada
                            The Bank of Nova Scotia
                      The First National Bank of Chicago
                        Toronto Dominion (Texas), Inc.
                        U.S. Bank National Association
             Westdeutsche Landesbank Girozentrale, New York Branch
                              as Managing Agents

                                      and

                                    LENDERS

                          Dated as of  March 31, 1999

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                            ARTICLE I. DEFINITIONS

1.01.     Definitions.........................................................................  1
1.02.     Accounting and Other Terms.......................................................... 28

                         ARTICLE II.  THE LOAN FACILITY
2.01.     Loans............................................................................... 28
2.02.     Making Advances..................................................................... 30
2.03.     Evidence of Debt for Borrowed Money................................................. 33
2.04.     Optional Prepayments................................................................ 33
2.05.     Mandatory Prepayments............................................................... 34
2.06.     Repayment........................................................................... 34
2.07.     Interest............................................................................ 35
2.08.     Default Interest.................................................................... 36
2.09.     Continuation and Conversion Elections............................................... 36
2.10.     Fees................................................................................ 38
2.11.     Reduction of Commitments............................................................ 38
2.12.     Funding Losses...................................................................... 40
2.13.     Computations and Manner of Payments................................................. 40
2.14.     Yield Protection; Changed Circumstances............................................. 42
2.15.     Use of Proceeds..................................................................... 44
2.16.     Extension Option and Conversion Option Relating to the Working Line Loan............ 45
2.17.     Rights of Borrower in Respect of Consequential Losses............................... 46
2.18.     Rights of Borrower in Respect of Failure of any Lender to Fund or Extend the
          Option Date......................................................................... 47

                        ARTICLE III.  LETTERS OF CREDIT
3.01.     Issuance of Letters of Credit....................................................... 47
3.02.     Letters of Credit Fee............................................................... 48
3.03.     Reimbursement Obligations........................................................... 48
3.04.     Lenders' Obligations................................................................ 50
3.05.     Administrative Agent's Obligations.................................................. 50

                       ARTICLE IV.  CONDITIONS PRECEDENT
4.01.     Conditions Precedent to the Initial Advance and the Issuance of the
          Initial Letter of Credit............................................................ 51
4.02.     Conditions Precedent to All Advances and Letters of Credit.......................... 53

                   ARTICLE V.  REPRESENTATIONS AND WARRANTIES
5.01.     Representations and Warranties...................................................... 54
5.02.     Survival of Representations and Warranties.......................................... 62

                         ARTICLE VI.  GENERAL COVENANTS
6.01.     Preservation of Existence and Similar Matters....................................... 62
6.02.     Business; Compliance with Applicable Law............................................ 62
6.03.     Maintenance of Properties........................................................... 62

6.04.     Accounting Methods and Financial Records............................................ 63
6.05.     Insurance........................................................................... 63
6.06.     Payment of Taxes and Claims......................................................... 63
6.07.     Visits and Inspections.............................................................. 63
6.08.     Use of Proceeds..................................................................... 63
6.09.     Indemnity........................................................................... 63
6.10.     Environmental Law Compliance........................................................ 64
6.11.     Restricted Subsidiary Designation................................................... 65
6.12.     Year 2000 Compliance................................................................ 65
6.13.     Fiber Capacity...................................................................... 65
6.14.     UCC Filings......................................................................... 65
6.15.     Sinking Funds and Defeasance........................................................ 65

                      ARTICLE VII.  INFORMATION COVENANTS
7.01.     Quarterly Financial Statements and Information...................................... 66
7.02.     Annual Financial Statements and Information......................................... 66
7.03.     Compliance Certificates............................................................. 66
7.04.     Copies of Other Reports and Notices................................................. 67
7.05.     Notice of Litigation, Default and Other Matters..................................... 68
7.06.     ERISA Reporting Requirements........................................................ 68

                       ARTICLE VIII.  NEGATIVE COVENANTS
8.01.     Financial Covenants................................................................. 69
8.02.     Debt for Borrowed Money............................................................. 70
8.03.     Liens............................................................................... 72
8.04.     Investments......................................................................... 72
8.05.     Liquidation, Disposition and Merger................................................. 74
8.06.     Guaranties; Contingent Liabilities.................................................. 76
8.07.     Restricted Payments................................................................. 76
8.08.     Affiliate Transactions.............................................................. 77
8.09.     Compliance with ERISA............................................................... 77
8.10.     Capital Stock....................................................................... 78
8.11.     Sale and Leaseback.................................................................. 78
8.12.     Sale or Discount of Receivables..................................................... 78
8.13.     Limitation on Restrictive Agreements................................................ 78
8.14.     Amendment of Material Agreements.................................................... 78
8.15.     Name Changes........................................................................ 79
8.16.     Unrestricted Subsidiaries........................................................... 79
8.17.     Limitation on IRU Agreements........................................................ 79
8.18.     Acquisitions, Creation of Subsidiaries.............................................. 79

                         ARTICLE IX.  EVENTS OF DEFAULT
9.01.     Events of Default................................................................... 82
9.02.     Remedies upon Default............................................................... 85
9.03.     Cumulative Rights................................................................... 86
9.04.     Waivers............................................................................. 86
9.05.     Performance by Administrative Agent or any Lender................................... 86
9.06.     Expenditures........................................................................ 86

9.07.     Control............................................................................. 86

                      ARTICLE X.  THE ADMINISTRATIVE AGENT
10.01.    Authorization and Action............................................................ 86
10.02.    Administrative Agent's Reliance, Etc................................................ 87
10.03.    NationsBank, N.A. and Affiliates.................................................... 87
10.04.    Lender Credit Decision.............................................................. 88
10.05.    Indemnification by Lenders.......................................................... 88
10.06.    Successor Administrative Agent...................................................... 88

                           ARTICLE XI.  MISCELLANEOUS
11.01.    Amendments and Waivers.............................................................. 89
11.02.    Notices............................................................................. 89
11.03.    Parties in Interest................................................................. 91
11.04.    Assignments and Participations...................................................... 92
11.05.    Sharing of Payments................................................................. 93
11.06.    Right of Set-off.................................................................... 93
11.07.    Costs, Expenses, and Taxes.......................................................... 93
11.08.    Rate Provision...................................................................... 94
11.09.    Severability........................................................................ 95
11.10.    Exceptions to Covenants............................................................. 95
11.11.    Counterparts........................................................................ 95
11.12.    GOVERNING LAW; WAIVER OF JURY TRIAL................................................. 95
11.13.    ENTIRE AGREEMENT.................................................................... 96
11.14.    Release of Conditional Early Release Unlimited Guaranty............................. 96
11.15.    Confidentiality..................................................................... 96

                        Table of Schedules and Exhibits


                                   Schedules
                                   ---------


Schedule 1.01     -     Terms and Conditions of Subordinated Debt
Schedule 1.02     -     Map of Nationwide Fiber Optic Communications Network
Schedule 5.01(a)  -     Jurisdictions of Incorporation, Ownership and Capital
                        Structure - the Borrower and its Restricted Subsidiaries
Schedule 5.01(f)  -     Non-Compliance with FCC or any applicable PUC
Schedule 5.01(h)  -     Existing Litigation of the Borrower and its Restricted
                        Subsidiaries
Schedule 5.01(p)  -     Environmental Disclosure
Schedule 5.01(q)  -     Description of Subsidiaries and Equity Investments
Schedule 8.02     -     Existing Debt and Liabilities of the Borrower and the
                        Restricted Subsidiaries
Schedule 8.03     -     Existing Liens of the Borrower and the Restricted
                        Subsidiaries
Schedule 8.04     -     Existing Investments of the Borrower and the Restricted
                        Subsidiaries
Schedule 8.06     -     Existing Guaranties of the Borrower and the Restricted
                        Subsidiaries
Schedule 8.08     -     Permitted Affiliate Non-Market Transactions
Schedule 8.16     -     Permitted Transactions among the Borrower and the
                        Restricted Subsidiaries and the Unrestricted
                        Subsidiaries

                                   Exhibits
                                   --------

Exhibit A         -     Form of Revolver A Note
Exhibit B         -     Form of Working Line  Note
Exhibit C         -     Form of Revolver B Note
Exhibit D         -     Form of Swingline Note
Exhibit E         -     Form of Compliance Certificate
Exhibit F         -     Form of Borrowing Notice
Exhibit G         -     Form of Conversion/Continuation Notice
Exhibit H         -     Form of Assignment and Acceptance
Exhibit I         -     Form of Conditional Early Release Unlimited Guaranty
Exhibit J         -     Form of Notice of Change of Senior Unsecured Debt Rating

                                $1,000,000,000

                    QWEST COMMUNICATIONS INTERNATIONAL INC.

                               CREDIT AGREEMENT

     THIS CREDIT AGREEMENT is dated as of March 31, 1999, among QWEST COMMUNICATIONS INTERNATIONAL INC., a Delaware corporation (the "Borrower"), the Lenders (as defined below), NATIONSBANK, N.A., as a Lender and Administrative Agent, NATIONSBANC MONTGOMERY SECURITIES LLC, as Lead Arranger and Sole Book Running Manager, FIRST UNION CAPITAL MARKETS, BNY CAPITAL MARKETS, INC. AND SALOMON SMITH BARNEY INC. as Co-Arrangers, FIRST UNION CAPITAL MARKETS, THE BANK OF NEW YORK and SALOMON SMITH BARNEY INC., as Co-Syndication Agents and NATIONSBANK, N.A., THE BANK OF NEW YORK, FIRST UNION NATIONAL BANK and CITIBANK, N.A. as Arranging Agents, the Managing Agents and the Lenders.


                                  BACKGROUND.

     WHEREAS, the Borrower, the Administrative Agent and the Lenders hereby enter into a Credit Agreement which provides for 1) one five year revolving credit facility in the amount of $250,000,000 (which such loan facility shall also include a letter of credit availability of not more than $80,000,000 and a swingline facility of not more than $25,000,000), 2) one 364-day revolving credit facility in the amount of $500,000,000, and 3) one five year revolving credit facility in the amount of $250,000,000).


                                   AGREEMENT.

     NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties hereto agree as follows:


                            ARTICLE I. DEFINITIONS

      1.01. Definitions. As used in this Agreement, the following terms have the respective meanings indicated below (such meanings to be applicable equally to both the singular and plural forms of such terms):


     "Administrative Agent" means NationsBank, N.A., in its capacity as Administrative Agent hereunder, or any successor Administrative Agent appointed pursuant to Section 10.06 hereof.

     "Advance" means an advance made by a Lender to the Borrower pursuant to
Section 2.01 hereof, including Revolver A Advances, Working Line Advances, Revolver B Advances, Swingline Advances and Refinancing Advances.

     "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled By or is Under Common Control with another Person.

     "Agreement" means this Credit Agreement, as hereafter amended, modified, increased, extended, restated or supplemented from time to time.

     "Annualized Operating Cash Flow" means the product of (a) Operating Cash Flow for the most recently completed two fiscal quarters, times (b) two.

     "Applicable Law" means in respect of any Person, all provisions of Laws of Tribunals applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party.

     "Applicable Commitment Fee Percentage" means the per annum commitment fees set forth below for the Loans, as adjusted in each case according to the circumstances set forth below:

                ------------------------------------------------------
                                                    Applicable
                                                  Commitment Fee
                                                   Percentages
                ------------------------------------------------------
                         Senior                  Revolver     Working
                      Unsecured Debt              A Loan     Line Loan
                  Ratings of the Borrower          and
                                                 Revolver
                                                  B Loan
                ------------------------------------------------------
                BB- / Ba3 or lower               0.400%        0.275%
                ------------------------------------------------------
                BB / Ba2                         0.275%        0.225%
                ------------------------------------------------------
                BB+ / Ba1                        0.250%        0.200%
                ------------------------------------------------------
                BBB- / Baa3                      0.200%        0.175%
                ------------------------------------------------------
                BBB / Baa2 or                    0.175%        0.150%
                higher
                ------------------------------------------------------

After each date which the Administrative Agent receives from the Borrower a Notice of Change of Senior Unsecured Debt Rating in accordance with the terms of
Section 7.02(c) hereof, the Applicable Commitment Fee Percentage payable by the Borrower shall be subject to reduction or increase, as applicable and as set forth in the table above, three Business Days after receipt by the Administrative Agent of each such notice. In the event that the Senior Unsecured Debt Rating of the Borrower has ratings differing (a) by up to one level, the lowest Applicable Commitment Fee Percentage will apply and (b) by more than one level, the Applicable Commitment Fee Percentage for the level immediately below the highest Senior Unsecured Debt Rating will apply. Except as set forth in the following sentence, any such increase or reduction in the Applicable Commitment Fee Percentages provided for herein shall be effective three Business Days after receipt by Administrative Agent of such Notice of Change of Senior Unsecured Debt Rating. If any such Notice of Change of Senior Unsecured Debt Rating is not timely delivered in accordance with the terms of
Section 7.02(c) hereof, the Applicable Commitment Fee Percentages shall be determined as if the Senior Unsecured

Debt Rating is BB- / Ba3 or lower, effective from the date such Notice of Change of Senior Unsecured Debt Rating should have been received until such time as such notice is received.

     "Applicable Margin" means, (a) with respect to LIBOR Advances, a minimum of 1.250% per annum which may be adjusted upward based on the below listed situations prior to the end of the third fiscal quarter of 1999, and (b) with respect to Base Advances, a minimum of 0.250% per annum which may be adjusted upward based on the below listed situations prior to the end of the third fiscal quarter of 1999, provided that, after the date which the Administrative Agent and the Lenders receive a Compliance Certificate required to be delivered in accordance with the terms of Section 7.01 and Section 7.02 hereof using the 1999 third calendar quarter financials of the Borrower, the Applicable Margin will be adjusted as set forth in the last paragraph of this definition to the following per annum percentages applicable in the following situations:

                ----------------------------------------------------
                                               Applicable Margin
                                                Percentages**
                ----------------------------------------------------
                          Senior                 Base        LIBOR
                      Unsecured Debt           Advances     Advances
                  Rating of the Borrower
                ----------------------------------------------------
                BB- / Ba3 or lower              0.500%       1.500%
                ----------------------------------------------------
                BB / Ba2                        0.250%       1.250%
                ----------------------------------------------------
                BB+ / Ba1                       0.000%       1.000%
                ----------------------------------------------------
                BBB- / Baa3                     0.000%       0.750%
                ----------------------------------------------------
                BBB / Baa2 or                   0.000%       0.500%
                higher
                ----------------------------------------------------

                  **At all times that the Total Leverage Ratio is greater than 4.00 to 1.00, the Applicable Margin Percentage set forth above in each case shall be increased by .250%.

After the date which the Administrative Agent receives a Compliance Certificate in accordance with the terms of Section 7.01 and Section 7.02 hereof using the third calendar quarter 1999 financials of the Borrower, the Applicable Margin payable by the Borrower shall be subject to reduction or increase, as applicable and as set forth in the table above, (a) three Business Days after receipt by the Administrative Agent of each Notice of Change of Senior Unsecured Debt Rating, and (b) on a quarterly basis according to the performance of the Borrower as tested by the Total Leverage Ratio. In the event that the Senior Unsecured Debt Rating of the Borrower has ratings differing (i) by up to one level, the highest Senior Unsecured Debt Rating will apply and (ii) by more than one level, the Applicable Margin for the level immediately below the highest
Senior Unsecured Debt Rating will apply.   Except as set forth in the following
sentence, any such increase or reduction in the Applicable Margin provided for herein shall be effective (A) three Business Days after receipt by Administrative Agent of each Notice of Change of Senior Unsecured Debt Rating delivered in accordance with the terms of Section 7.02(c) and (B) three Business Days after receipt by the Administrative Agent of the applicable financial statements and corresponding Compliance Certificate delivered in accordance with
Section 7.01(a) hereof. If financial statements, Compliance Certificate and/or a Notice of Change of Senior Unsecured Debt Rating of the Borrower setting forth the Total Leverage Ratio and the Senior Unsecured Debt Rating are not received by the Administrative Agent by the dates required pursuant to Section 7.01 or
7.02 hereof (as such times may be extended by a waiver in accordance with the terms hereof), the Applicable Margin shall be determined as if the Total Leverage Ratio exceeds 4.00 to 1.00 and the Senior Unsecured Debt Rating is BB- / Ba3 or lower, during such time and until such time as such financial statements, Compliance Certificate and/or Notice of Change of Senior Unsecured Debt Rating are received. For the final quarter of any fiscal year of the Borrower, at the Borrower's option, the Borrower may provide the unaudited financial statements of the Borrower, subject only to year-end adjustments, for the purpose of determining the Total Leverage Ratio and adjusting the Applicable Margin.

     "Applicable Specified Percentage" means with respect to any Lender, in the case of the Revolver A Loan, such Lender's Revolver A Specified Percentage, in the case of the Revolver B Loan, such Lender's Revolver B Specified Percentage and in the case of the Working Line Loan, such Lender's Working Line Loan Specified Percentage.

     "Application" means any stand-by letter of credit application delivered to Administrative Agent for or in connection with any stand-by Letter of Credit pursuant to Article III hereof, in Administrative Agent's standard form for stand-by letters of credit.

     "Arranging Agents" means NationsBank, N.A., The Bank of New York, First Union National Bank and CitiBank, N.A. and any other successor arranging agent agreed to by the Borrower, the Administrative Agent and the other Arranging Agents.

     "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee in accordance with the terms and conditions of
Section 11.04 hereof, and accepted by Administrative Agent, in the form of Exhibit H hereto.
---------

     "Auditor" means KPMG Peat Marwick, L.L.P., or other independent certified public accountants selected by the Borrower and reasonably acceptable to Arranging Agents.

     "Authorized Officer" means, with respect to the Borrower and its Restricted Subsidiaries respectively, any of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the General Counsel or the Treasurer of the Borrower.

     "Backbone" means that portion of the Borrower's nationwide fiber optic communications network identified on Schedule 1.02 hereto, consisting of
                                     -------------
approximately 18,815 route miles of fiber optic cable (i) owned, constructed or acquired, or to be owned, constructed or acquired, by the Borrower or (ii) related to which the Borrower has been granted an IRU, as such Backbone may be adjusted or redirected through changes to designated routes by the Borrower from time to time as the Borrower may deem advisable in its reasonable business judgment.

     "Bank Affiliate" means the holding company of any Lender, or any wholly owned direct or indirect subsidiary of such holding company or of such Lender.

     "Base Advance" means an Advance under the Revolver A Loan, the Revolver B Loan or the Working Line Loan, as applicable, bearing interest at the Base Rate.

     "Base Rate" means a per annum interest rate equal to the lesser of (a) the Highest Lawful Rate, and (b) the sum of the Applicable Margin plus the higher of
(i) a fluctuating rate per annum as shall be in effect from time to time announced or published by NationsBank, N.A. as its prime rate, and which may not necessarily be the lowest interest rate charged by NationsBank, N.A., and (ii) the Federal Funds Rate in effect at such time plus .50%.

     "Board of Directors" means the Board of Directors of the Borrower or any committee thereof duly authorized to act on behalf of such Board.

     "Borrowing" means a borrowing of the same Type made on the same day.

     "Borrowing Notice" has the meaning set forth in Section 2.02(a) hereof.

     "Business Day" means a day on which banks are open for the transaction of business as required by this Agreement in New York, New York, Denver, Colorado and Dallas, Texas and, with respect to any LIBOR Advance, a domestic business day in London, England and a day on which commercial banks are open for international business in London, England (including dealings in United States dollar deposits), and as otherwise relevant to the determination to be made or the action to be taken.

     "Capital Expenditures" means capital expenditures, as defined in accordance with GAAP.

     "Capital Leases" means capital leases and subleases, as defined in accordance with GAAP.

     "Capital Stock" means, as to any Person, the equity interests in such Person, including, without limitation, the shares of each class of capital stock of any Person that is a corporation, each class of partnership interests (including without limitation, general, limited and preference units) in any Person that is a partnership, and each membership interest in any Person that is a limited liability company.

     "Closing Date" means the date hereof.

     "Change of Control" means the occurrence of any one or more of the following events: (i) any Person or group of Persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended), other than Philip F. Anschutz or the Anschutz Company or any of their Affiliates, shall obtain ownership or control in one or more series of transactions of more than fifty percent (50%) of the common stock of the Borrower or fifty percent (50%) of the voting power of the Borrower entitled to vote on the election of members of the board of directors of the Borrower, or (ii) any event which results in the Borrower's failure to own and control, directly or indirectly, 100% of the Capital Stock of the Guarantor, so long as the Guarantor is obligated under the Conditional Early Release Unlimited Guaranty.

     "Co-Arrangers" means First Union Capital Markets Corp., BNY Capital Markets, Inc. and Salomon Smith Barney Inc.

     "Co-Syndication Agents" means The Bank of New York, First Union Capital Markets Corp. and Salomon Smith Barney Inc.

     "Code" means the Internal Revenue Code of 1986, as amended, and any reference to any provision of the Code shall include all successor provisions thereto.

     "Commitment" means the Revolver A Commitment, the Working Line Commitment and the Revolver B Commitment.

     "Commitment Fee" means the Revolver A Commitment Fee, the Revolver B Commitment Fee and the Working Line Commitment Fee.

     "Communications Act" means, collectively, the Communications Act of 1934, as amended by the Telecommunications Act of 1996, and as further amended, and the rules and regulations promulgated thereunder, as from time to time in effect.

     "Compliance Certificate" means a certificate of an Authorized Officer in the form of Exhibit E hereto, (a) certifying that such individual has no actual
            ---------
knowledge that a Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action being taken or proposed to be taken with respect thereto, (b) setting forth detailed calculations with respect to the covenants described in Section 8.01 hereof, (c) certifying to the appropriate Senior Unsecured Debt Rating, Applicable Margin and Applicable Commitment Fee Percentage, (d) certifying as to consummated Permitted Acquisitions described in
Section 8.18 (d)(ii) hereof, and (e) certifying as to any changes in Restricted Subsidiaries, Unrestricted Subsidiaries and Material Subsidiaries, including without limitation, the creation of new Restricted or Unrestricted Subsidiaries, mergers, consolidations, liquidations, Dispositions, dissolutions and otherwise.

     "Conditional Early Release Unlimited Guaranty" means the Guaranty, executed in substantially similar form by the Guarantor, guarantying payment and performance of the Obligations, substantially in the form of Exhibit I attached
                                                             ---------
hereto, as such agreement may be amended, modified, renewed or extended from time to time, and each subsequent guaranty substantially (with or without the conditional early release) in the form of Exhibit I hereto executed by any
                                          ---------
Person, as each such agreement may be amended, modified, renewed or extended from time to time.

     "Consequential Loss" with respect to (a) the Borrower's payment of all or any portion of the then-outstanding principal amount of a LIBOR Advance on a day other than the last day of the related Interest Period, including, without limitation, payments made as a result of the acceleration of the maturity of a Note, (b) subject to Administrative Agents' prior consent, a LIBOR Advance made on a date other than the date on which the Advance is to be made according to
Section 2.02(a) or Section 2.09 hereof to the extent such Advance is made on such other date at the request of the Borrower, or (c) any of the circumstances specified in Sections 2.04, 2.05, 2.06 and 2.11 hereof on which a LIBOR Advance or a Letter of Credit may cause a Consequential Loss to be incurred, means any actual out of pocket loss, cost or expense incurred by any Lender as a result of the timing of the payment or Advance or in liquidating, redepositing, redeploying or reinvesting the principal amount so paid or affected by the timing of the Advance or the circumstances described in Sections 2.04, 2.05,
2.06 or 2.11 hereof, which amount shall be the sum of (i) the interest that, but for the payment or timing of Advance, such Lender would have earned in respect of that principal amount, reduced, if such Lender is able to redeposit, redeploy, or reinvest the principal amount, by the interest earned by such Lender as a result of redepositing, redeploying or reinvesting the principal amount plus (ii) any expense or penalty incurred by such Lender by reason of liquidating, redepositing, redeploying or reinvesting the principal amount. Each determination by each Lender of any Consequential Loss is, in the absence of manifest error, presumptive evidence of the validity of such claim.

     "Consolidated Net Income" means, with respect to the Borrower and the Restricted Subsidiaries, the net income of the Borrower and the Restricted Subsidiaries, on a consolidated basis, determined in accordance with GAAP.

     "Consolidated Net Worth" means, with respect to the Borrower and the Restricted Subsidiaries, the net worth of the Borrower and the Restricted Subsidiaries, on a consolidated basis, determined in accordance with GAAP.

     "Consolidated Revenue" means, with respect to the Borrower and the Restricted Subsidiaries, the revenue of the Borrower and the Restricted Subsidiaries, on a consolidated basis, determined in accordance with GAAP.

     "Consolidated Tangible Assets" means, with respect to the Borrower and the Restricted Subsidiaries, on any date of determination, the tangible assets of the Borrower and the Restricted Subsidiaries, on a consolidated basis, determined in accordance with GAAP on such date.

     "Contingent Liability" means, as to any Person, any obligation or Guaranty, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or obligation of any other Person in any manner, whether directly or indirectly, including without limitation any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (b) to purchase Property or services for the purpose of assuring the owner of such Debt of its payment, or (c) to maintain the solvency, working capital, equity, cash flow, fixed charge or other coverage ratio, or any other financial condition of the primary obligor so as to enable the primary obligor to pay any Debt or to comply with any agreement relating to any Debt or obligation, but excluding endorsement of checks, drafts and other instruments in the ordinary course of business, provided that this definition of "Contingent Liability" shall not include Guaranties by the Borrower or any Restricted Subsidiary of the Borrower of any obligations of the Borrower or any Wholly Owned Restricted Subsidiary.

     "Continue," "Continuation" and "Continued" each refer to the continuation pursuant to Section 2.09 hereof of a LIBOR Advance from one Interest Period to the next Interest Period.

     "Control" or "Controlled By" or "Under Common Control" mean possession, direct or indirect, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided that, in any event any Person which beneficially owns (a)
            --------
25% or more (in number of votes) of the securities having ordinary voting power for the election of directors of a corporation shall be conclusively presumed to control such corporation and (b) 25% or more of the interest in capital or profits of a partnership shall be conclusively presumed to control such partnership.

     "Controlled Group" means, as to any Person, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) which are under common control with such Person and which, together with such Person, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

     "Conversion Date" means, with respect to the Working Line Loan, the date upon which the Working Line converts from a revolving loan to a term loan, in accordance with the terms of Section 2.16(b) hereof.

     "Conversion or Continuance Notice" has the meaning set forth in Section 2.09(b) hereof.

     "Conversion Option" means, with respect to the Working Line Loan, that option to be exercised by the Borrower on the Option Date or the Extension Final Maturity in accordance with the terms of Section 2.16(b) hereof to convert the Working Line Loan to a term loan.

     "Debt" means all obligations, contingent or otherwise, which in accordance with GAAP are required to be classified on the balance sheet as liabilities, and in any event including (without duplication) (a) Capital Leases, (b) Contingent Liabilities that are required to be recorded in accordance with GAAP, (c) liabilities secured by any Lien on any Property, regardless of whether such secured liability is with or without recourse, and (d) installment payment non-compete agreements.

     "Debt for Borrowed Money" means, with respect to the Borrower and the Restricted Subsidiaries, at any date, without duplication, all Debt of the Borrower and the Restricted Subsidiaries that constitutes (a) all obligations of the Borrower and such Restricted Subsidiaries for borrowed money, letters of credit (or applications for letters of credit) or other similar instruments, (b) all obligations of the Borrower and the Restricted Subsidiaries evidenced by bonds, debentures, notes or other similar instruments, excluding any surety or performance bonds, (c) all obligations of the Borrower and the Restricted Subsidiaries to pay the deferred purchase price of property or services, but only if such deferral is in excess of 90 days, provided that, trade accounts
                                               -------- ----
payable and other accrued liabilities arising in the ordinary course of business shall not be considered Debt for Borrowed Money, (d) all obligations under Capital Leases of the Borrower and the Restricted Subsidiaries, (e) installment payment non-compete agreements for the Borrower and each Restricted Subsidiary, but only the amount by which all such non- compete agreements for the Borrower and the Restricted Subsidiaries when aggregated together exceed $5,000,000, and
(f) all Contingent Liabilities relating to obligations of another Person (other than the Borrower or a Wholly Owned Restricted Subsidiary of the Borrower with respect to Debt of another Wholly Owned Restricted Subsidiary or the Borrower) of the type described in (a) through (e) above.

     "Debtor Relief Laws" means applicable bankruptcy, reorganization, moratorium, or similar Laws, or principles of equity affecting the enforcement of creditors' rights generally.

     "Default" means any event specified in Section 9.01 hereof, whether or not any requirement in connection with such event for the giving of notice, lapse of time, or happening of any further condition has been satisfied.

     "Disposition" and "Disposed" means any sale, lease, abandonment, transfer, disposal, exchange or other transfer of ownership, leasehold interest or control of any asset.

     "Distribution" means, as to any Person, (a) any declaration or payment of any distribution or dividend (other than a common stock dividend or a dividend in options, warrants or other rights to acquire common Capital Stock of a Person) on, or the making of any pro rata distribution, loan, advance, or investment to or in any holder of, any partnership interest or shares of Capital Stock or other equity interest of such Person (or the establishment of a sinking fund or otherwise setting aside of funds for any such purpose), or (b) any purchase, redemption, or other acquisition or retirement for value of any shares of partnership interest or Capital Stock or other equity interest of such Person (or the establishment of a sinking fund or otherwise setting aside of funds for any such purpose).

     "Environmental Claim" means any written notice by any Tribunal alleging liability for damage to the environment, or by any Person alleging liability for personal injury (including sickness, disease or death), resulting from or based upon (a) the presence or release (including sudden or non-sudden, accidental or non-accidental, leaks or spills) of any Hazardous Material at, in or from property, whether or not owned by the Borrower or any of its Restricted Subsidiaries, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

     "Environmental Laws" means the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S)9601 et seq.) ("CERCLA"), the Hazardous Material Transportation Act (49 U.S.C. (S)1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. (S)6901 et seq.) ("RCRA"), the Federal Water Pollution Control Act (33 U.S.C. (S)1251 et seq.), the Clean Air Act (42 U.S.C. (S)7401 et seq.), the Toxic Substances Control Act (15 U.S.C. (S)2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. (S)651 et seq.) ("OSHA"), as such laws have been or hereafter may be amended or supplemented, and any and all analogous federal, or state or local, Laws in effect from time to time.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rulings and regulations issued thereunder, as from time to time in effect.

     "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of the Borrower or any Obligor, any Restricted Subsidiary or any Unrestricted Subsidiary, or is under common control with Borrower or any Obligor, any Restricted Subsidiary or any Unrestricted Subsidiary, within the meaning of Section 414(c) of the Code, and the regulations and rulings issued thereunder.

     "ERISA Event" means (a) a reportable event, within the meaning of Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC, (b) the issuance by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA), (c) the withdrawal by the Borrower, any Restricted Subsidiary of the Borrower, or an ERISA Affiliate from a Multiple Employer Plan during a Plan year for which it was a substantial employer, as defined in
Section 4001(a)(2) of ERISA, (d) the failure by the Borrower, any Restricted Subsidiary of the Borrower, or any ERISA Affiliate to make a payment to a Plan required under Section 302 of ERISA, (e) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA, or (f) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan.

     "Event of Default" means any of the events specified in Section 9.01 of this Agreement, provided there has been satisfied any requirement in connection therewith for the giving of notice, lapse of time, or happening of any further condition.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "Existing Financing" means collectively, the Qwest 9.47% Senior Discount Notes, the Qwest 10.875% Senior Notes, the Qwest 8.29% Senior Discount Notes, the Qwest 7.50% Senior Notes, the Qwest 7.25% Senior Notes, the LCI Notes and the Trol Transaction, in each case in effect on any relevant date of reference and only to the extent that any indebtedness exists under any such documentation on such date.

     "Existing Financing Documentation" means collectively, the Qwest 9.47% Senior Discount Notes Documentation, the Qwest 10.875% Senior Notes Documentation, the Qwest 8.29% Senior Discount Notes Documentation, the Qwest 7.50% Senior Notes Documentation, the Qwest 7.25% Senior Notes Documentation, the LCI Notes Documentation and the Trol Transaction Documentation.

     "Existing Letter of Credit" means that certain stand-by Letter of Credit Number C000638, in the amount of $36,649,997.50, issued by NationsBank, N.A., for the account of the Borrower, and for the benefit of American Communication Network, Inc.

     "Extension Final Maturity" means, with respect to the Working Line Loan in the event that the Borrower and the Lenders have agreed to an Extension Option, that date which is 364 days after the Option Date.

     "Extension Option" means, with respect to the Working Line Loan, that option to be exercised by the Borrower and agreed to by the SuperMajority Lenders in accordance with the terms of Section 2.16(a) hereof to extend the Working Line Loan an additional 364 day period beyond the Option Date.

     "FCC" means the Federal Communications Commission, or any governmental agency succeeding to the functions thereof.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such date on such transactions received by Administrative Agent from three federal funds brokers of recognized standing selected by it.

     "Fee Letter" means that certain Fee Letter, dated March 31,1999, between the Borrower and the Administrative Agent, and all other fee letters executed among the Borrower or any Lender[s], as such letters may be amended, modified, substituted, replaced, or increased from time to time.

     "GAAP" means generally accepted accounting principles applied on a consistent basis. Application on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period, except for new developments or statements promulgated by the Financial Accounting Standards Board and other changes in accounting methods permitted by generally accepted accounting principles.

     "Guarantor" means LCI International, Inc., a Delaware corporation.

     "Guaranty" means a guaranty executed by any Person of the obligations of another Person, or any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor or such other Person against loss, including, without limitation, any comfort letter that has the effect of assuring any such creditor against loss, or take-or-pay contract and shall include without limitation, the contingent liability of such Person in connection with any application for a letter of credit.

     "Hazardous Materials" means all materials subject to regulation under any Environmental Law, including without limitation materials listed in 49 C.F.R.
(S) 172.101, Hazardous Substances, explosive or radioactive materials, hazardous or toxic wastes or substances, petroleum or petroleum distillates, asbestos, or material containing asbestos.

     "Hazardous Substances" means hazardous waste as defined in the Clean Water Act, 33 U.S.C. (S) 1251 et seq., the Comprehensive Environmental Response Compensation and Liability Act as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. (S) 9601 et seq., the Resource Conservation Recovery Act, 42 U.S.C. (S) 6901 et seq., and the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq.

     "Highest Lawful Rate" means at the particular time in question the maximum rate of interest which, under Applicable Law, any Lender is then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, any Lender is permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Borrower.

     "Income Tax Expense" means the aggregate income Taxes accrued by the Borrower and the Restricted Subsidiaries for the relevant period of determination.

     "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities within the meaning of Section 4001(a)(18) of ERISA.

     "Interest Coverage Ratio" means, on any date of determination for the Borrower and the Restricted Subsidiaries, the ratio of (a) Operating Cash Flow for the most recently completed 12 month period to (b) the aggregate amount of cash Interest Expense actually paid during the most recently completed 12 month period, provided that, for the first fiscal quarter ending after the Closing Date, the Interest Coverage Ratio shall be calculated on the basis of such first quarter, for the second fiscal quarter ending after the Closing Date, the Interest Coverage Ratio shall be calculated on the basis of the prior two fiscal quarters and for the third fiscal quarter ending after the Closing Date, the Interest Coverage Ratio shall be calculated on the basis of the prior three fiscal quarters.

     "Interest Expense" means, for the Borrower and the Restricted Subsidiaries on a consolidated basis for any period of determination, the gross interest expense for any period on Total Debt, determined in accordance with GAAP, minus the sum of (a) interest income for such period, plus (b) to the extent not included in the determination of such gross interest expense, upfront costs or fees expended during such period in connection with the execution and delivery of documentation relating to the Loan Papers.

     "Interest Period" means, with respect to any LIBOR Advance, the period beginning on the date the Advance is made or continued as a LIBOR Advance and ending one, two, three, six or, to the extent available as determined by Administrative Agent, twelve months thereafter (as the Borrower shall select), provided, however, that:
--------  -------

          (a) the Borrower may not select any Interest Period that ends after any scheduled principal repayment date unless, after giving effect to such selection, the aggregate principal amount of LIBOR Advances having Interest Periods that end on or prior to such principal repayment date, shall be at least equal to the principal amount of Advances due and payable on and prior to such date;

          (b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided,
                                                                     --------
     however, that if such extension would cause the last day of such Interest
     -------
     Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

          (c) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month; and

          (d) with respect to the Working Line Loan, Interest Periods for LIBOR Advances must be six months or less.

     "Interest Rate Protection Agreement" means an interest rate swap, cap, collar or similar interest rate protection agreement between the Borrower, any Lender or any Bank Affiliate.

     "Investment" means any direct or indirect purchase or other acquisition of, or a beneficial interest in, any Capital Stock or other securities of any other Person, or any direct or indirect loan, advance, or capital contribution to or investment in any other Person, including without limitation the incurrence or sufferance of Debt or accounts receivable of any other Person that are not current assets or do not arise from sales to that other Person in the ordinary course of business.

     "IRU" means an indefeasible right to use fiber or telecommunications capacity, including the right to use the related transport and network equipment.

     "IRU Agreement" means an agreement pursuant to which an interest in an IRU is sold or leased or otherwise transferred.

     "KPNQwest Joint Venture" means the KPNQwest Joint Venture as described on
Schedule 5.01(q) hereto.
----------------

     "Law" means any constitution, statute, law, ordinance, regulation, rule, order, writ, injunction, or decree of any Tribunal.

     "LCI Notes" means those certain $350,000,000 7.25% Senior Notes Due 2007 issued by LCI International, Inc.

     "LCI Notes Documentation" means that certain Indenture related to the LCI Notes and all other agreements and documentation relating to the LCI Notes.

     "Lead Arranger" means NationsBanc Montgomery Securities LLC.

     "Lenders" means the lenders listed on the signature pages of this Agreement, and each transferee which hereafter becomes a party to this Agreement pursuant to Section 11.04 hereof or pursuant to an amendment to this Agreement who is owed any portion of the Obligations, and each Bank Affiliate that is owed any portion of the Obligations pursuant to (i) an Interest Rate Protection Agreement or (ii) Section 2.14 or Section 2.17 hereof, in each case for so long as each such Person is owed any portion of the Obligations or is obligated to make any Advance or issue any Letter of Credit hereunder.

     "Lending Office" means, with respect to each Lender, its branch or affiliate, (a) initially, the office of each Lender, branch or affiliate identified on each Lender's signature page hereto, and (b) subsequently, such other office of each Lender, branch or affiliate as each Lender may designate to the Borrower and Administrative Agent as the office from which the Advances of each Lender will be made and maintained and for the account of which all payments of principal and interest on the Advances and the Commitment Fee will thereafter be made. Lenders may have more than one Lending Office for the purpose of making Base Advances and LIBOR Advances.

     "Letter of Credit Commitment" means, on any date of determination, an amount equal to the lesser of (a) $80,000,000 and (b) the Revolver A Commitment minus the sum of (i) all outstanding Revolver A Advances under the Revolver A Loan and (ii) all Swingline Advances.

     "Letters of Credit" means the irrevocable standby letters of credit issued by Administrative Agent under and pursuant to Article III hereof, as each may be amended, modified, substituted, increased, replaced, renewed or extended from time to time in accordance with the provisions of Article III hereof, and specifically including the Existing Letter of Credit, as it may be amended, modified, substituted, increased, replaced, renewed or extended from time to time in accordance with the provisions of Article III hereof.

     "LIBOR Advance" means an Advance under the Revolver A Loan, the Revolver B Loan or the Working Line Loan bearing interest at the LIBOR Rate.

     "LIBOR Lending Office" means, with respect to each Lender, the office designated as its "LIBOR Lending Office" on each Lender's signature page hereto, or such other office of Lender or any of its affiliates hereafter designated by notice to the Borrower and Administrative Agent.

     "LIBOR Rate" means, for any LIBOR Advance for any Interest Period therefore, a rate per annum equal to the lesser of (a) the Highest Lawful Rate and (b) the sum of (i) the Applicable Margin, plus (ii) the rate per annum (rounded upwards, if necessary, to the nearest one-one hundredth (1/100th) of one percent (1%)) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in United States dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period. If for any reason such rate is not available, the term "LIBOR Rate" shall mean, for any LIBOR Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest one-one hundredth (1/100th) of one percent (1%)) appearing on Reuters Screen LIBO page as the London interbank offered rate for deposits in United States dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided,
                                                                       --------
however, if more than one rate is specified on Reuters Screen LIBO Page, the
-------
applicable rate shall be the arithmetic mean of all such rates.

     "License" means, as to the Borrower or any Restricted Subsidiary of the Borrower, any license, permit, consent, certificate of need, authorization, certification, accreditation, franchise, approval, or grant of rights by, or any filing or registration with, any Tribunal or third Person (including without limitation, the FCC or any applicable PUC) necessary for such Person to own, maintain, or operate its business or Property.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien, or charge of any kind, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or other similar form of public notice under the Laws of any jurisdiction (except for the filing of a financing statement or notice in connection with an (a) operating lease or (b) the true consignment of goods to the Borrower or any Restricted Subsidiary as consignee).

     "Litigation" means any proceeding, claim, lawsuit or arbitration, conducted by or before any Tribunal or arbitrator, including without limitation proceedings, claims, lawsuits, under or pursuant to any environmental, occupational, safety and health, antitrust, unfair competition, securities, Tax, or other Law, or under or pursuant to any contract, agreement, or other instrument.

     "Loans" means all three of the Revolver A Loan, the Revolver B Loan and the Working Line Loan, and "Loan" means any one of the Revolver A Loan, the Revolver B Loan or the Working Line Loan, as applicable in the context used.

     "Loan Papers" means this Agreement, the Notes, the Conditional Early Release Unlimited Guaranty, the Fee Letter[s], financing statements, any Interest Rate Protection Agreement and related documents entered into by the Borrower with any Lender or any Bank Affiliate, all Letters of Credit, all Applications and all other agreements between the Borrower or any Restricted Subsidiary and the Administrative Agent related to any Letter of Credit, other fee letters, Assignment and Acceptances, post-closing letters, all security agreements, pledges, mortgages, deeds of trust, assignments, leasehold mortgages, leasehold deeds of trust, collateral assignments and other agreements and documentation relating to the Liens securing the Obligations, and all other documents, instruments, agreements, or certificates executed or delivered from time to time by any Person in connection with this Agreement or as security for the Obligations hereunder, granting collateral or otherwise, as each such agreement may be amended, modified, substituted, replaced or extended from time to time.

     "Majority Lenders" means, on any date of determination, any combination of Lenders having collectively at least 51% of the aggregate amount of Advances under this Agreement; provided, however, that if no Advances are outstanding under this Agreement, such term means any combination of Lenders having Total Specified Percentages equal to at least 51% of the aggregate Commitment.

     "Managing Agents" means each of ABN AMRO Bank N.V., Banque Nationale de Paris, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, Dresdner Bank AG, New York and Caymen Island Branches, Export Development Corporation, Fleet National Bank, Norwest Bank Colorado, National Association, PNC Bank, National Association, Royal Bank of Canada, The Bank of Nova Scotia, The First National Bank of Chicago, Toronto Dominion (Texas), Inc., U.S. Bank National Association, and Westdeutsche Landesbank Girozentrale, New York Branch.

     "Mandatory Borrowing" has the meaning ascribed thereto in Section 2.02(h) hereof.

     "Material Adverse Change" means any circumstance or event that (a) is material and adverse to the financial condition, business, results of operations or Properties of the Borrower and the Restricted Subsidiaries taken as a whole,
(b) materially and adversely affects the validity or enforceability of any Material Loan Document or (c) causes an Event of Default.

     "Material Adverse Effect" means any circumstance or event that (a) materially and adversely affects the financial condition, business, results of operations or Properties of the Borrower and the Restricted Subsidiaries taken as a whole or (b) materially and adversely affects the validity or enforceability of any Material Loan Document.

     "Material Licenses" means those Licenses of the Borrower and its Restricted Subsidiaries (whether FCC, PUC or otherwise) without which a Substantial Portion
of the Backbone will not be permitted to operate.   For purposes of this
definition of "Material Licenses", "Substantial Portion" means any portion of the Backbone the failure of which to operate will have the effect of reducing consolidated Operating Cash Flow for the Borrower and its Restricted Subsidiaries by more than ten percent (determined by the most recently completed 12 month period).

     "Material Loan Document" means any of this Agreement, each Note, the Conditional Early Release Unlimited Guaranty, each Fee Letter, each Assignment and Acceptance, each Application, each Letter of Credit, each Interest Rate Protection Agreement entered into between any Lender or any Bank Affiliate and the Borrower or any Restricted Subsidiary, and any other written agreement executed by and among the Borrower or any Restricted Subsidiary and the Administrative Agent and/or the Lenders and/or the Bank Affiliates, in each case in connection with this Agreement and the other Loan Papers from time to time during the term of this Agreement, as each may be amended, modified, substituted, replaced or extended from time to time.

     "Material Subsidiary" means on any date of determination, any Restricted Subsidiary that generated in the most recently completed 12 month period in excess of 10% of the consolidated Operating Cash Flow of the Borrower and its Restricted Subsidiaries, and "Material Subsidiaries" means, on any date of determination, the group of one or more Restricted Subsidiaries which in the aggregate generated in the most recently completed 12 month period not less than 80% of the consolidated Operating Cash Flow of the Borrower and its Restricted Subsidiaries.

     "Maturity Date" means the earlier of March 31, 2004, or such earlier date on which the total amount of outstanding Obligations are due and payable (including, without limitation, whether by acceleration, scheduled reduction of the Commitment to zero, mandatory or voluntary commitment reduction of the Commitment to zero, installment payments or otherwise) and after which the Commitments have been reduced to zero.

     "Maximum Amount" means the maximum amount of interest which, under Applicable Law, a Lender is permitted to charge on the Obligations.

     "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Borrower, any Restricted Subsidiary of the Borrower, or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.

     "Multiple Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower, any Restricted Subsidiary of the Borrower, or any ERISA Affiliate and at least one Person other than the Borrower, any Restricted Subsidiary of the Borrower and any ERISA Affiliate, or (b) was so maintained and in respect of which the Borrower, any Restricted Subsidiary of the Borrower, or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

     "Net Proceeds" means the gross cash proceeds received by the Borrower or any Restricted Subsidiary in connection with, or as a result of, any Disposition of any asset that is not a Permitted Asset Sale, minus (so long as each of the following are estimated in good faith and certified to the Administrative Agent in reasonable detail by an Authorized Officer) (a) actual taxes (estimated in good faith by not less than three Responsible Officers) incurred as a result of such Disposition (after giving effect to all tax benefits available to the Borrower or such Restricted Subsidiary), (b) reasonable and customary transaction costs paid or payable by the Borrower or any Restricted Subsidiary that are related to such Disposition and payable to a Person other than an Unrestricted Subsidiary or an Affiliate of the Borrower and its Subsidiaries, and (c) any principal, interest, fees, expenses and other amounts paid or payable within 30 days after the Disposition of any such assets in connection with the repayment of indebtedness owed to a third Person that is not an Affiliate of the Borrower or an Unrestricted Subsidiary, which such indebtedness is secured by Liens on such assets to the extent such Liens are permitted by
Section 8.02(g), Section 8.02(h) or Section 8.03 hereof.

     "Notes" means each of the Revolver A Notes, Working Line Notes, Revolver B Notes and the Swingline Note, and "Note" means any of the Revolver A Note, the Working Line Note, the Revolver B Note or the Swingline Note, as applicable in the context used, and in each case, with any extension, renewal or amendment thereof, or substitution therefor (in accordance with Sections 2.16, 11.04 or otherwise).

     "Notice of Change of Senior Unsecured Debt Rating" means that certain Notice of Change in the Senior Unsecured Debt Rating in the form of Exhibit J
                                                                    ---------
hereto.

     "Obligations" means all present and future obligations, indebtedness and liabilities, and all renewals and extensions of all or any part thereof, of the Borrower and each other Obligor or Restricted Subsidiary to Lenders, Administrative Agent arising from, by virtue of, or pursuant to this Agreement, any of the other Loan Papers and any and all renewals and extensions thereof or any part thereof, or future amendments thereto, all interest accruing on all or any part thereof and reasonable attorneys' fees incurred by the Administrative Agent and Arranging Agents for the preparation of this Agreement and consummation of this credit facility, execution of waivers, amendments and consents, and in connection with the enforcement or the collection of all or any part thereof, and reasonable attorneys' fees incurred by the Lenders or any Bank Affiliate in connection with the enforcement or the collection of all or any part of the Obligations during the continuance of an Event of Default, in each case whether such obligations, indebtedness and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several, provided that
                                                                  -------- ----
the definition of Obligations as used in this Agreement shall specifically include (i) all amounts owed by any Obligor or any Restricted Subsidiary pursuant to the terms of any Interest Rate Protection Agreement entered into by the Borrower or such Restricted Subsidiary with the Administrative Agent, any Lender or any Bank Affiliate, plus (ii) all amounts owed any Bank Affiliate in accordance with the terms of Section 2.14 hereof or 2.17 hereof. Without limiting the generality of the foregoing, "Obligations" includes all amounts which would be owed by the Borrower, each other Obligor or Restricted Subsidiary and any other Person (other than Administrative Agent or Lenders) to Administrative Agent, Lenders or any Bank Affiliate under any Loan Paper, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower, any other Obligor, any Restricted Subsidiary or any other Person (including all such amounts which would become due or would be secured but for the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding of the Borrower, any other Obligor, any Restricted Subsidiary or any other Person under any Debtor Relief Law).

     "Obligor" means (a) the Borrower, (b) each Guarantor, (c) each other Person liable for performance of any of the Obligations and (d) each other Person the Property of which secures the performance of any of the Obligations.


     "Offering Memorandum" means that certain Confidential Offering Memorandum dated February 1999 prepared in connection with the syndication of the Loans.

     "Operating Cash Flow" means, for the Borrower and the Restricted Subsidiaries, for any period, the consolidated net income (loss) for such period taken as a single accounting period, plus the sum of the following amounts for such period to the extent included in the determination of such consolidated net income or loss, without duplication: (a) depreciation expense, (b) amortization expense and other non-cash charges, expenses or losses reducing income, (c) Interest Expense, (d) Income Tax Expense and (e) extraordinary losses, minus the sum of (i) extraordinary gains and (ii) non-cash income.

     "Option Date" means, with respect to the Working Line Loan only, that date which is 364 days after the Closing Date.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

     "Permitted Acquisition" means acquisitions made by the Borrower or any Restricted Subsidiary of (a) assets (except Capital Stock) used in the Telecommunications Business, including, without limitation, the internet, internet protocol, web hosting and electronic commerce or (b) the Capital Stock of a Person operating in the Telecommunications Business, including, without limitation, the internet, internet protocol, web hosting and electronic commerce, so long as any such Person becomes a Wholly Owned Restricted Subsidiary.

     "Permitted Asset Sales" means (a) Dispositions of assets in the ordinary course of business and in accordance with the Borrower's past practices and (b) Dispositions of equipment that is worn out, obsolete, damaged or otherwise unsuitable for use in the business.

     "Permitted Investments" means, cash and non-cash Investments made after the Closing Date (which such Investments are not otherwise permitted by subsections
(a) through (f), or (h) through (m) of Section 8.04 hereof), the sum of which in the aggregate for the Borrower and the Restricted Subsidiaries does not exceed at any time outstanding, 15% of Consolidated Revenue for the most recently completed 12 month period. For purposes of determining Consolidated Revenue for this definition of Permitted Investments, Consolidated Revenue shall be calculated as if all assets (including the acquisition of Capital Stock of Subsidiaries) acquired on any date during the period of determination were acquired on the first day in such period of determination, and all assets (including the acquisition of Capital Stock of any of the Subsidiaries) sold on any date during the period of determination were sold on the first day in such period of determination. Notwithstanding the foregoing, to the extent and at the time that any series of Investments permitted under Section 8.04 hereof constitutes an acquisition of the Capital Stock of a Person that becomes a Wholly Owned Restricted Subsidiary that is also permitted by the terms of
Section 8.18 hereof, such series of Investments shall no longer be included as an Investment in determining the outstanding Investments for inclusion in the basket set forth above.

     "Permitted Liens" means, as applied to any Person:

     (a) any Lien in favor of the Lenders to secure the Obligations hereunder;

     (b) (i) Liens on real estate for real estate Taxes not yet delinquent or claims being diligently contested in good faith, (ii) Liens created by lease agreements, licenses or similar interests, or by statute or common law to secure the payments of rental, license amounts or similar amounts and other sums not yet due thereunder, (iii) Liens on leasehold interests, licenses or similar interests created by the lessor, licensee or grantor thereunder in favor of any mortgagee of the leased premises, and (iv) Liens for Taxes, assessments, governmental charges, levies or claims that are not yet delinquent or remain payable without penalty or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on such Person's books, but only so long as no foreclosure, restraint, sale or similar proceedings have been commenced with respect thereto;

     (c) Liens of carriers, warehousemen, mechanics, laborers and materialmen and other similar Liens incurred in the ordinary course of business for sums not yet due or being contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor, and in addition to the foregoing, Liens of carriers, warehousemen, mechanics, laborers and materialmen and other similar Liens incurred in the ordinary course of business that in the aggregate do not secure liabilities in excess of $10,000,000 outstanding at any one time;

     (d) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or similar legislation;

     (e) Easements, right-of-way, zoning restrictions, servitudes, matters of public record, restrictions and other similar encumbrances on the use of real property which do not materially interfere with the ordinary conduct of the business of such Person as being conducted;

     (f) Liens in respect of judgments or awards for which appeals or proceedings for review are being prosecuted and in respect of which a stay of execution upon any such appeal or proceeding for review shall have been secured, provided that (i) such Person shall have established adequate reserves for such judgments or awards, (ii) such judgments or awards shall be fully insured (subject to deductibles) and the insurer shall not have denied coverage, or
(iii) such judgments or awards shall have been bonded to the satisfaction of the Majority Lenders;

     (g) Any Liens existing on the Closing Date which are described on Schedule
                                                                       --------
8.03 hereto and not otherwise described elsewhere in the definition of Permitted
----
Liens, and Liens resulting from the refinancing of the related Debt for Borrowed Money, provided that the Debt for Borrowed Money secured thereby shall not be increased and the Liens shall not cover additional assets of the Borrower or any such Restricted Subsidiary;

     (h) Liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, public or statutory obligations, surety, stay appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

     (i) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor or deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve System or any governmental authority succeeding to any of its principal functions, and (ii) such deposit account is not intended by the Borrower to provide collateral to the depository institution; and

     (j) any UCC-1 or UCC-3 filing against the Borrower or any Restricted Subsidiary (i) which were filed in connection with Debt which has been repaid in full and extinguished, (ii) with respect to which an Authorized Officer of the Borrower or such Restricted Subsidiary has not had actual knowledge of their existence for more than 30 days, (iii) with respect to which any commitment, obligation or liability of the Borrower or any such Restricted Subsidiary and any such lender or creditor has been terminated and (iv) with respect to which all documentation creating any lien, hypothecation or security interest related to such UCC filing has been terminated whether pursuant to its terms or otherwise.

     "Permitted Refinancing Indebtedness" means Debt of the applicable Obligor or Restricted Subsidiary to the extent all of the net proceeds thereof are used to refinance Debt of such Obligor or Restricted Subsidiary, provided that after giving effect to the incurrence of such Debt, the Borrower is in pro forma compliance with the terms of this Agreement, and provided further that (i) the material terms of such new Debt are no more restrictive than the Existing Financing Documentation (including, without limitation, the maturity, financial covenants and restrictive covenants), (ii) the maturity of such new Debt is no shorter than the Debt being refinanced, (iii) the priority of any such new Debt shall remain unchanged (if such Debt to be refinanced is Subordinated Indebtedness, the subordination provisions shall remain substantially unchanged in the new refinanced Debt), and (iv) other than with respect to the LCI Notes in which case the Borrower may become obligated on such LCI Notes and the Guarantor may be released, the parties obligated on (or with respect to) such Debt remain the same.

     "Person" means an individual, partnership, joint venture, corporation, limited liability company, trust, Tribunal, unincorporated organization, and government, or any department, agency, or political subdivision thereof.

     "Plan" means a Single Employer Plan or a Multiple Employer Plan.

     "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

     "Prohibited Transaction" has the meaning specified in Section 4975 of the Code or Section 406 of Title I of ERISA.

     "Property" means all types of real, personal, tangible, intangible, or mixed property, whether owned or hereafter acquired in fee simple or leased by the Borrower and the Restricted Subsidiaries.

     "PUC" means any state regulatory agency or body that exercises jurisdiction over the rates or services or the ownership, construction or operation of any long distance network facility or telecommunications systems or over Persons who own, construct or operate a long distance network facility or telecommunications systems, in each case by reason of the nature or type of the business subject to regulation and not pursuant to laws and regulations of general applicability to Persons conducting business in such state.

     "Quarterly Date" means the last Business Day of each March, June, September and December during the term of this Agreement.

     "Qwest 8.29% Senior Discount Notes" means those certain 8.29% Series B Senior Discount Notes Due 2008 issued by the Borrower.

     "Qwest 8.29% Senior Discount Notes Documentation" means that certain Indenture dated January 29, 1998 related to the Qwest 8.29% Senior Discount Notes and all other agreements and documentation relating to the Qwest 8.29% Senior Discount Notes.

     "Qwest 9.47% Senior Discount Notes" means those certain 9.47% Series B Senior Discount Notes Due 2007 issued by the Borrower.

     "Qwest 9.47% Senior Discount Notes Documentation" means that certain Indenture dated October 15, 1997 related to the Qwest 9.47% Senior Discount Notes and all other agreements and documentation relating to the Qwest 9.47% Senior Discount Notes.

     "Qwest 7.50% Senior Notes" means those certain 7.50% Senior Notes Due 2008 issued by the Borrower.

     "Qwest 7.50% Senior Notes Documentation" means that certain Indenture dated November 4, 1998 related to the Qwest 7.50% Senior Notes and all other agreements and documentation relating to the Qwest 7.50% Senior Notes.

     "Qwest 10.875% Senior Notes" means those certain 10.875% Series B Senior Notes Due 2007 issued by the Borrower.

     "Qwest 10.875% Senior Notes Documentation" means that certain Indenture dated August 28, 1997 related to the Qwest 10.875% Senior Notes and all other agreements and documentation relating to the Qwest 10.875% Senior Notes.

     "Qwest 7.25% Senior Notes" means those certain 7.25% Senior Notes Due 2008 issued by the Borrower.

     "Qwest 7.25% Senior Notes Documentation" means that certain Indenture dated November 27, 1998 related to the Qwest 7.25% Senior Notes and all other agreements and documentation relating to the Qwest 7.25% Senior Notes.

     "Refinancing Advance" means any Advance which is used to pay the principal amount (or any portion thereof) of an Advance at the end of its Interest Period and which, after giving effect to such application, does not result in an increase in the aggregate amount of outstanding Advances.

     "Release Date" means the date on which the Notes have been paid, all other Obligations due and owing have been paid and performed in full, and the Commitment has been terminated.

     "Repayment Event" means any event or circumstance which meets any of the following criteria: (i) causes any mandatory redemption, prepayment or other repayment in full (excluding any scheduled repayments) of any Debt for Borrowed Money or (ii) permits the holders of any Debt for Borrowed Money to redeem in full, to demand the prepayment or repayment in full of any Debt for Borrowed Money.

     "Responsible Officer" means with respect to the Borrower and its Restricted Subsidiaries respectively, any Authorized Officer, any Executive Vice President and any Senior Vice President.

     "Restricted Payments" means, for the Borrower and the Restricted Subsidiaries of the Borrower, (a) any direct or indirect Distribution, dividend or other payment on account of any equity interest in, or shares of, Capital Stock or other securities, of the Borrower and its Restricted Subsidiaries (or the establishment of any sinking fund or otherwise the setting aside of any funds with respect thereto), except such dividends that are paid with common equity securities of the

Borrower; (b) any management, consulting or other similar fees, or any interest thereon, payable by the Borrower or any of the Restricted Subsidiaries to any Unrestricted Subsidiary and/or any other Affiliate of the Borrower other than a Wholly Owned Restricted Subsidiary (or the establishment of any sinking fund or otherwise the setting aside of any funds with respect thereto), but specifically excluding any consulting fees payable by the Borrower or any Restricted Subsidiary to a Person that is not an Unrestricted Subsidiary or an Affiliate of the Borrower, (c) loans or advances to employees and/or shareholders of the Borrower and the Subsidiaries of the Borrower; (d) payments of principal and/or interest, or the setting aside of funds with respect thereto, of any Total Debt except the Obligations; (e) dividends, distributions, redemptions, repurchases or defeasance of any preferred stock issuance (or the setting aside of any funds to do so); and (f) payments of any amounts, fees, advances, loans, investments or otherwise to any Unrestricted Subsidiary, except Permitted Investments.

     "Restricted Subsidiary" means, as of any date of determination, all those Subsidiaries of the Borrower that are not Unrestricted Subsidiaries, provided that, notwithstanding the foregoing, all Subsidiaries designated by the Borrower as Restricted Subsidiaries on the Closing Date shall remain Restricted Subsidiaries until the earlier of either (i) the Obligations being repaid in full and the Commitments terminated or (ii) the re-designation of such Restricted Subsidiary by the Borrower with the written approval of Majority Lenders.

     "Revolver A Advance" means any advance made under the Revolver A Loan.

     "Revolver A Commitment" means, with respect to the Revolver A Loan, $250,000,000, as reduced from time to time pursuant to Section 2.11 hereof.

     "Revolver A Commitment Fee" means the fee described in Section 2.10(a)(i) hereof.

     "Revolver A Loan" means the loan made by Lenders pursuant to Section 2.01(a) of this Agreement.

     "Revolver A Note" means each Note of the Borrower evidencing Revolver A Advances under the Revolver A Loan hereunder, substantially in the form of

Exhibit A hereto, together in each case, with any extension, renewal or
---------
amendment thereof, or substitution therefor.

     "Revolver A Specified Percentage" means, as to any Lender, the percentage indicated beside its name on the signature pages hereof designated as its Revolver A Specified Percentage, or as adjusted or specified (i) in any Assignment and Acceptance or (ii) in any amendment to this Agreement.

     "Revolver B Advance" means any advance made under the Revolver B Loan.

     "Revolver B Commitment" means, with respect to the Revolver B Loan, $250,000,000, as reduced from time to time pursuant to Section 2.11 hereof.

     "Revolver B Commitment Fee" means the fee described in Section 2.10(a)(iii) hereof.

     "Revolver B Loan" means the loan made by Lenders pursuant to Section 2.01(c) of this Agreement.

     "Revolver B Note" means each Note of the Borrower evidencing Revolver B Advances hereunder, substantially in the form of Exhibit C hereto, together in
                                                 ---------
each case, with any extension, renewal or amendment thereof, or substitution therefor.

     "Revolver B Specified Percentage" means, as to any Lender, the percentage indicated beside its name on the signature pages hereof designated as its Revolver B Specified Percentage, or as adjusted or specified (i) in any Assignment and Acceptance or (ii) in any amendment to this Agreement.

     "Rights" means rights, remedies, powers, and privileges.

     "Senior Unsecured Debt Rating" means the Borrower's senior unsecured debt rating as announced by Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc. or Moody's Investors Service, Inc.

     "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, other than a Multiple Employer Plan of the Borrower.

     "Sole Book Running Manager" means NationsBanc Montgomery Securities LLC.

     "Solvent" means, as of any date of determination, with respect to any Person, that on such date such Person is not "insolvent" (as that term is defined in section 101 of the Bankruptcy Reform Act of 1978, as amended from time to time and any successor statute), (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (c) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute an unreasonably small capital.

     "Special Counsel" means the law firm of Donohoe, Jameson & Carroll, P.C., or such other individual or firm acting as special counsel to Administrative Agent, as designated by Administrative Agent from time to time.

     "Specified Change of Control" means any event which constitutes any "change of control" or "change in control" as defined in (i) any of the Existing Financing Documentation or (ii) any other instrument evidencing any then outstanding and unpaid Debt for Borrowed Money in excess of $25,000,000.

     "Subordinated Indebtedness" means Debt of the Borrower that is unsecured and subordinated to the Obligations, such Debt in each case (a) to be pursuant to the terms and conditions set forth on Schedule 1.01 hereto and (b) to be
                                         -------------
pursuant to documentation containing material terms and conditions no more onerous or restrictive than this Agreement and the Material Loan Documents.

     "Subsidiary" of any Person means any corporation, limited liability company, partnership, joint venture, trust or estate of which (or in which) more than 50% of:

          (a) the outstanding Capital Stock having voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time Capital Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),

          (b) the interest in the capital or profits of such partnership or joint venture, or

          (c) the beneficial interest of such trust or estate,

is at the time directly or indirectly owned by such Person, by such Person and one or more of its Subsidiaries or by one or more of such Person's Subsidiaries.

     "SuperMajority Lenders" means any combination of Lenders having at least 66.67% of the aggregate amount of Advances under this Agreement; provided, however, that if no Advances are outstanding under this Agreement, such term means any combination of Lenders having Total Specified Percentages equal to at least 66.67% of the aggregate Commitment.

     "Swingline Advance" means an Advance made pursuant to Section 2.01(a)(ii) hereof.

     "Swingline Bank" means NationsBank, N.A. and any successor thereto appointed in accordance with Section 10.06 hereof.

     "Swingline Commitment" means the lesser of (a) $25,000,000 and (b) the Revolver A Commitment minus the sum of (i) all outstanding Swingline Advances, plus (ii) all outstanding Revolver A Advances, plus (iii) the outstanding face amount of all Letters of Credit, plus (iv) without duplication, all reimbursement obligations owed under Article III hereof.

     "Swingline Facility" means that certain swingline facility available to the Borrower in accordance with the terms of Section 2.01(a)(ii) hereof.

     "Swingline Loans" means the loans made under the Swingline Facility from time to time.

     "Swingline Note" means the Swingline Note of the Borrower payable to the order of the Swingline Bank, evidencing Swingline Advances hereunder, substantially in the form of Exhibit D hereto, together with any extension, renewal or amendment thereof or substitution therefor.

     "Taxes" means all taxes, assessments, imposts, fees, or other charges at any time imposed by any Laws or Tribunal.

     "Telecommunications Business" means the business of (i) transmitting, or providing services relating to the transmission of, voice, data or video through owned or leased transmission facilities, (ii) constructing, creating, developing or marketing communications related network equipment, software and other devices for use in a telecommunications business, or (iii) evaluating, participating in or pursuing any other activity or opportunity that is primarily related to those identified in (i) or (ii) above, provided that the determination of what constitutes a telecommunications business under this definition shall be made in good faith by the Board of Directors.

     "Total Debt" means all Debt for Borrowed Money which would be shown on a consolidated balance sheet in accordance with GAAP, including, without limitation for the Borrower and the Restricted Subsidiaries, (a) Capital Lease obligations, (b) Debt of any other Person secured by a Lien on the property of the Borrower or any Restricted Subsidiary in an amount equal to the lesser of (i) such Debt of such Person and (ii) the value of such pledged property, (c) Contingent Liabilities to the extent any such Contingent Liabilities constitute Debt for Borrowed Money, (d) Withdrawal Liability and (e) overdue interest on any Debt for Borrowed Money (but not accrued interest that is not overdue).

     "Total Leverage Ratio" means, on any date of determination, the ratio of
(a) Total Debt on such date to (b) Annualized Operating Cash Flow, provided that
(i) the calculation of Total Debt for purposes of the Total Leverage Ratio will be net of the sum of any cash balances in excess of $10,000,000 and (ii) for purposes of this calculation, Operating Cash Flow shall be calculated as if all assets (including the acquisition of Capital Stock of Restricted Subsidiaries) acquired on any date during the period of determination were acquired on the first day in such period of determination, and all assets (including the acquisition of Capital Stock of Restricted Subsidiaries) sold on any date during the period of determination were sold on the first day in such period of determination.

     "Total Specified Percentage" means, as to any Lender on any date of determination, the percentage that such Lender's outstanding Advances (all Revolver A Advances, Revolver B Advances and Working Line Advances) bears to the aggregate outstanding amount of Advances (all Revolver A Advances, Revolver B Advances and Working Line Advances) made by all Lenders hereunder, provided that, if there are no outstanding Advances hereunder, "Total Specified Percentage" shall mean for such Lender the percentage that the sum of its (a) Revolver A Specified Percentage of the Revolver A Commitment plus (b) Revolver B Specified Percentage of the Revolver B Commitment, plus (c) Working Line Specified Percentage of the Working Line Commitment bears to the aggregate Commitments of all Lenders on such date.

     "Tribunal" means any state, commonwealth, federal, foreign, territorial, or other court or government body, subdivision, agency, department, commission, board, bureau, or instrumentality of a governmental body.

     "TROL Transaction" means that certain synthetic lease transaction pursuant to the TROL Transaction Documentation.

     "TROL Transaction Documentation" means that certain (1) Trust Agreement, dated as of November 15, 1996, between NationsBank, N.A. (successor by merger to NationsBank of Texas, N.A.), The Industrial Bank of Japan, Ltd., The Bank of New York, The Bank of Nova Scotia, PNC Leasing Corp. and The First National Bank of Chicago each as holders, and First Security Bank, National Association, as the Owner Trust, (2) that certain Participation Agreement, dated as of November 15, 1996, among LCI International, Inc., as the Construction Agent and as the Lessee, First Security Bank, National Association, as the Owner Trustee, the various banks and lending institutions which are parties thereto as holders, the various banks and lending institutions which are parties thereto from time to time, as the lenders and NationsBank, N.A. as the agent for the lenders, (3) that certain Credit Agreement dated as of November 15, 1996 among First Security Bank, National Association, as the owner trustee as the borrower the several lenders from time to time party thereto and NationsBank, N.A. as the agent, (4) those certain Tranche A Notes, each dated as of November 15, 1996, payable to the order of NationsBank, N.A., The Industrial Bank of Japan, Ltd., The Bank of New York, The Bank of Nova Scotia, The First National Bank of Chicago and PNC Leasing Corp., respectively, (5) that certain Unconditional Guaranty Agreement dated as of November 15, 1996 made by LCI International, Inc. as guarantor in favor of NationsBank, N.A., as agent for the ratable benefit of the Tranche A lenders, (6) those certain Tranche B Notes, each dated as of November 15, 1996, payable to the order of NationsBank, N.A., The Industrial Bank of Japan, Ltd., The Bank of New York, The Bank of Nova Scotia, The First National Bank of Chicago and PNC Leasing Corp., respectively, and (7) all such other documents, receipts, deeds of trust, security agreements and other agreements and certificates (including, without limitation, certificates of trust) executed in connection with the foregoing agreements, in each case as each such agreement, receipt or other document or certificate has been or shall be amended, extended, or modified from time to time in accordance with the terms of this Agreement.

     "Type" refers to the distinction between Advances bearing interest at the Base Rate and LIBOR Rate.

     "UCC" means the Uniform Commercial Code as adopted in the State of New
York.

     "Unrestricted Subsidiary" means those Subsidiaries of the Borrower that are designated in writing to the Administrative Agent and each Lender by the Borrower as Unrestricted Subsidiaries, provided that no Restricted Subsidiary existing on the Closing Date may be designated as an Unrestricted Subsidiary without the prior written consent of Majority Lenders. Each newly formed or acquired Unrestricted Subsidiary shall be effective as of the date of formation or acquisition, respectively.

     "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     "Wholly Owned Restricted Subsidiary" means, as of any date of determination, a Restricted Subsidiary that is owned 100%, directly or indirectly, by the Borrower, provided that, with respect to foreign Subsidiaries of the Borrower, "Wholly Owned Restricted Subsidiary" shall also include those foreign Subsidiaries of the Borrower that are 99% or above owned directly or indirectly by the Borrower.

     "Withdrawal Liability" has the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

     "Working Line Advance" means any advance made under the Working Line Loan.

     "Working Line Commitment" means, with respect to the Working Line Loan prior to the Conversion Date, $500,000,000, as reduced from time to time pursuant to Section 2.11 and Section 2.16 hereof, or as increased in accordance with the terms of Section 2.16 hereof, provided that, (a) on the Option Date, if the Borrower and the SuperMajority Lenders have not agreed to an Extension Option or the Borrower has not exercised its Conversion Option in each case in accordance with the terms of Section 2.16 hereof, the Working Line Commitment shall mean $0.00 and (b) on and after the Extension Final Maturity, the Working Line Commitment shall mean $0.00.

     "Working Line Commitment Fee" means the fee described in Section 2.10(a)(ii) hereof.

     "Working Line Loan" means the revolving 364 day short term revolving loan made by the Lenders pursuant to Section 2.01(b) of this Agreement.

     "Working Line Note" means each Note of the Borrower evidencing Working Line Advances hereunder, substantially in the form of Exhibit B hereto with respect to Working Line Advances made under the Working Line Loan, together with any extension, renewal or amendment thereof, or substitution therefor, and each note evidencing the Working Line Loan after the Conversion Date, in accordance with the terms of Section 2.16 hereof, together with any extension, renewal or amendment thereof, or substitution therefor.

     "Working Line Specified Percentage" means, as to any Lender, the percentage indicated beside its name on the signature pages hereof designated as its Working Line Specified Percentage, or as adjusted or specified (i) in accordance with the terms of Section 2.16 hereof, (ii) in any Assignment and Acceptance or
(iii) in any amendment to this Agreement.

     "Year 2000 Compliance" means, with respect to a Person, that all computer hardware and software that are material to the business and operations of such Person taken as a whole and over which such Person has sole and direct control will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000, including functions with respect to any leap year.

      1.02. Accounting and Other Terms. All accounting terms used in this Agreement which are not otherwise defined herein shall be construed in accordance with GAAP on a consolidated basis for the Borrower and its Subsidiaries, unless otherwise expressly stated herein (acknowledging that excluding the Unrestricted Subsidiaries is not in accordance with GAAP). References herein to one gender shall be deemed to include all other genders. Except where the context otherwise requires, (a) definitions imparting the singular shall include the plural and vice versa and (b) all references to time are deemed to refer to New York time. In any calculation made hereunder, including, without limitation, calculations made under Section 8.01 hereof, to the extent that any such calculations are made in reliance upon financial information supplied to the Administrative Agent and the Lenders in accordance with the terms hereof and such information is later corrected or changed in any manner (pursuant to an audited statement or otherwise), all such calculations made in accordance with the terms hereof shall be changed and effective retroactively as if the correct information had been delivered originally.


                        ARTICLE II.  THE LOAN FACILITY

      2.01.    Loans.

         (a) Revolver A Loan.

               (i) Revolver A Advances. Each Lender severally agrees, on the terms and subject to the conditions hereinafter set forth, to make Revolver A Advances to the Borrower on a Business Day during the period from the Closing Date to the Maturity Date, in an aggregate principal amount not to exceed at any time outstanding such Lender's Revolver A Specified Percentage of the difference between the Revolver A Commitment and the sum of (without duplication) (i) the undrawn face amount of all outstanding Letters of Credit, plus (ii) reimbursement obligations under Article III hereof, plus (iii) Swingline Advances then outstanding, plus (iv) Revolver A

          Advances then outstanding. Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow the Revolver A Advances; provided, however, that at no time shall the sum of (without
                    --------  -------
          duplication) (A) all outstanding Revolver A Advances, plus (B) the undrawn face amount of all outstanding Letters of Credit, plus (C) reimbursement obligations under Article III hereof, plus (D) Swingline Advances then outstanding, exceed the Revolver A Commitment.

               (ii) Swingline Advances. The Borrower may request the Swingline Bank to make, and the Swingline Bank shall make, on the terms and conditions hereinafter set forth, advances to the Borrower from time to time on any Business Day during the period from the Closing Date to the Maturity Date in an aggregate principal amount not to exceed at any time the Swingline Commitment. Each Swingline Advance shall be in an amount not less than $100,000 and shall bear interest at a money market rate quoted by the Swingline Bank. Within the limits of the Swingline Facility and subject to the terms hereof, Swingline Advances may be repaid and then reborrowed; provided, that each Swingline Advance must be repaid no later than 14 calendar days after the date of such Swingline Advance.

          (b) Working Line Loan. Each Lender severally agrees, on the terms and subject to the conditions hereinafter set forth, to make revolving Working Line Advances available to the Borrower on a Business Day during the period from the Closing Date to the Option Date (or the Extension Final Maturity if the Borrower exercised its Extension Option in accordance with the terms of Section 2.16(a) hereof), in an aggregate principal amount not to exceed at any time outstanding such Lender's Working Line Specified Percentage of the difference between the Working Line Commitment and the sum of Working Line Advances then outstanding. On the Conversion Date all outstanding Working Line Advances shall convert to a term loan in the amount of the outstanding Working Line Advances outstanding on the Conversion Date and such term loan shall be due and payable in one payment on the Maturity Date. Subject to the terms and conditions of this Agreement, until the earlier of the (x) Option Date (or the Extension Final Maturity if the Borrower exercised its Extension Option in accordance with the terms of
     Section 2.16(a) hereof) and (y) Conversion Date, the Borrower may borrow, repay and reborrow the Working Line Advances; provided, however, that at no
                                                   --------  -------
     time shall the sum of all outstanding Working Line Advances exceed the Working Line Commitment. After the Conversion Date, no Advances will be available under the Working Line Loan except Refinancing Advances.

          (c) Revolver B Loan.   Each Lender severally agrees, on the terms and
     subject to the conditions hereinafter set forth, to make Revolver B Advances to the Borrower on any Business Day during the period from the Closing Date to the Maturity Date, in an aggregate principal amount not to exceed at any time outstanding such Lender's Revolver B Specified Percentage of the difference between the Revolver B Commitment and the sum of Revolver B Advances then outstanding. Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow the Revolver B Advances; provided, however, that at no time shall the sum
                              --------  -------
     of all outstanding Revolver B Advances exceed the Revolver B Commitment.

      2.02.    Making Advances.

     (a) Working Line Advances Prior to the Conversion Date, Revolver A Advances and Revolver B Advances. Each Borrowing of Working Line Advances Prior to the Conversion Date, Revolver A Advances and Revolver B Advances shall be made upon the written notice of the Borrower, received by Administrative Agent not later than (i) 12:00 p.m. central standard time three Business Days prior to the date of the proposed Borrowing, in the case of Advances which are LIBOR Advances and
(ii) 12:00 p.m. central standard time on the date of such Borrowing, in the case of Advances which are Base Advances. Each such notice of a Borrowing (a "Borrowing Notice") shall be by telecopy or telephone, promptly confirmed by letter, in substantially the form of Exhibit F hereto specifying therein:
                                     ---------

               (i) the date of such proposed Borrowing, which shall be a Business Day, and whether such Borrowing will be under the Revolver A Loan, the Revolver B Loan, or, prior to the Conversion Date, the Working Line Loan;

               (ii) the Type of Advances of which the Borrowing is to be comprised;

               (iii) the amount of such proposed Borrowing which, (A) with respect to Advances drawn under (I) the Revolver A Loan, shall not exceed the unused portion of the Revolver A Commitment, (II) the Revolver B Loan, shall not exceed the unused portion of the Revolver B Commitment, and (III) prior to the Conversion Date, the Working Line Loan, shall not exceed the unused portion of the Working Line Commitment and (B) shall (I) in the case of a Borrowing of Base Advances, be in an amount of not less than $2,000,000 or an integral multiple of $1,000,000 in excess thereof (or any lesser amount if such amount is the remaining undrawn portion under the Revolver A Commitment, Revolver B Commitment or Working Line Commitment, respectively), and (II) in the case of a Borrowing of LIBOR Advances, be in an amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof; and

               (iv) if the Borrowing is to be comprised of LIBOR Advances, the duration of the initial Interest Period applicable to such Advances.

If the Borrowing Notice fails to specify (a) whether such Borrowing is under the Revolver A Loan, the Revolver B Loan or the Working Line Loan, then such Borrowing shall be deemed to be made under the Revolver A Loan or (b) the duration of the initial Interest Period for any Borrowing or Refinancing Advance, as applicable, comprised of LIBOR Advances, such Interest Period shall be one month. Administrative Agent shall promptly notify Lenders of each such notice. Each Lender shall, before 1:00 p.m. on the date of each Advance under the Revolver A Loan, the Revolver B Loan and the Working Line Loan hereunder (other than a Refinancing Advance), make available to Administrative Agent, at its office at NationsBank Plaza, 901 Main Street, Dallas, Texas 75202, such Lender's Applicable Specified Percentage of the aggregate Advances under the respective Loan requested, to be made on that day in immediately available funds.

     (b) Swingline Advances. In the case of Swingline Advances, the Borrower shall give the Swingline Bank and the Administrative Agent irrevocable telephonic notice prior to 12:00 noon, Dallas, Texas time, on the date of any proposed Swingline Advance, provided, however, (i) the Borrower shall deliver written notice at least once a week confirming the telephonic notices given by the Borrower with respect to Swingline Advances during the immediately preceding week and (ii) that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given) of its intention to borrow or reborrow a Swingline Advance. Such notice of borrowing shall specify (i) the requested funding date, which shall be a Business Day, (ii) the amount of the proposed Swingline Advance and
(iii) the maturity date of the proposed Swingline Advance, which shall be no longer than 14 calendar days after the date of the proposed Swingline Advance.

     (c) Availability of Funds.  Unless any applicable condition specified in
Article IV has not been satisfied, Administrative Agent will make the funds promptly available to the Borrower (other than with respect to a Refinancing Advance) by either (i) wiring such amounts pursuant to any wiring instructions, or (ii) depositing such amount in the account of the Borrower at the Administrative Agent, in each case as specified by the Borrower to the Administrative Agent in writing.

     (d) Number of Interest Periods and Maximum Borrowings. After giving effect to any Borrowing, (i) there shall not be more than seven different Interest Periods in effect and (ii) the aggregate principal amount of outstanding Advances under (A) the Revolver A Loan and the Swingline Loan, plus the sum of the outstanding face amount of the Letters of Credit, and (without duplication) reimbursement obligations under Article III shall not exceed the Revolver A Commitment, (B) the Revolver B Loan shall not exceed the Revolver B Commitment,
(C) the Working Line Loan shall not exceed the Working Line Commitment and (D) the Swingline Loan shall not exceed the Swingline Commitment.

     (e) Interest Period Limitations. No Interest Period applicable to any Advance shall extend beyond the Maturity Date. Prior to the Conversion Date, no Interest Period for any Working Line Advance shall extend beyond the Conversion Date, unless the Borrower has elected to exercise its Conversion Option.

     (f) Reliance by Administrative Agent. Unless a Lender shall have notified Administrative Agent prior to the date of any Advance that it will not make available its Applicable Specified Percentage of any Advance, Administrative Agent may assume that such Lender has made the appropriate amount available in accordance with Section 2.02(a) hereof, and Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent any Lender shall not have made such amount available to Administrative Agent, such Lender and the Borrower severally agree to repay to Administrative Agent immediately on demand such corresponding amount together with interest thereon, from the date such amount is made available to the Borrower until the date such amount is repaid to Administrative Agent, at
(i) in the case of the Borrower, the Base Rate, and (ii) in the case of such Lender, the Federal Funds Rate.

     (g) Failure by Lender to Make Advance. The failure by any Lender to make available its Applicable Specified Percentage of any Advance hereunder shall not relieve any other Lender of its obligation, if any, to make available its Applicable Specified Percentage of any Advance. In no event, however, shall any Lender be responsible for the failure of any other Lender to make available any portion of any Advance.

     (h) Swingline Advances and Facility; Repayment of Swingline Advances with the Proceeds of Revolver A Advances. The Swingline Bank shall, not later than 2:00 p.m., Dallas, Texas time, on the date of any Swingline Advance, deliver to the Administrative Agent at its address set forth herein, the amount of such Swingline Advance in immediately available funds in accordance with the Administrative Agent's instructions. Prior to 2:30 p.m., Dallas, Texas time, on the date of any Swingline Advance, the Administrative Agent shall, subject to the conditions set forth in Article IV hereof, disburse the amount made available to the Administrative Agent by the Swingline Bank by (i) transferring such amounts by wire transfer pursuant to the Borrower's instruction or (ii) in the absence of such instructions, crediting such amounts to the account of the Borrower maintained with the Administrative Agent. Forthwith upon demand by the Swingline Bank at any time, including after a Default or Event of Default, and in any event upon the making of the direction specified by Section 9.02 hereof to authorize the Administrative Agent to declare the Obligations due and payable pursuant to the provisions of Section
9.02 hereof, each Lender, notwithstanding (i) the failure of the Borrower at such time to satisfy each condition specified in Article IV hereof or (ii) any reduction in the Revolver A Commitment, shall make by 12:00 noon (Dallas, Texas time) on the first Business Day following receipt by such Lender of notice from the Swingline Bank, a Revolver A Advance which is a Base Rate Advance in an amount equal to the product of (i) the Revolver A Specified Percentage of such Lender times (ii) the aggregate outstanding principal amount of the Swingline Advances (a "Mandatory Borrowing"). The proceeds of such Revolver A Advances shall be applied by the Administrative Agent to repay the outstanding Swingline Advances. Each Lender hereby irrevocably agrees to make a Revolver A Advance pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Bank notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with any minimum amount for Borrowings otherwise required hereunder, (ii) whether any conditions specified in Article IV hereof are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing and (v) the aggregate amount of the Revolver A Commitment at such time.

        If any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), each Lender hereby agrees that it shall forthwith purchase (as of the date on which the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Bank such participations in the outstanding Swingline Advances as shall be necessary to cause the Lenders to share in such Swingline Advances ratably based upon its Revolver A Specified Percentage of the Revolver A Commitment (determined before giving effect to any termination of the Revolver A Commitment); provided that (i) all interest
                                           --------
payable on the Swingline Advance shall be for the account of the Swingline Bank until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participating Lender from and after such date and (ii) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay the Swingline Bank interest on the principal amount of the participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first five days and at the rate otherwise applicable to Revolver A Advances hereunder for each day thereafter.

     (i) Indemnification. The Borrower shall indemnify each Lender against any Consequential Loss incurred by each Lender as a result of (i) any failure to fulfill, on or before the date specified for an Advance, the conditions to the Advance set forth herein (including a Refinancing Advance) or (ii) the Borrower's requesting that an Advance (including a Refinancing Advance) not be made on the date specified in the Borrowing Notice.

     2.03.    Evidence of Debt for Borrowed Money.

     (a) The Advances made by each Lender under the Revolver A Loan shall be evidenced by a Revolver A Note in the amount of such Lender's Revolver A Specified Percentage of the Revolver A Commitment in effect on the Closing Date.

     (b) The Advances made by each Lender under the Revolver B Loan shall be evidenced by a Revolver B Note in the amount of such Lender's Revolver B Specified Percentage of the Revolver B Commitment in effect on the Closing Date.

     (c) The Advances made by each Lender under the Working Line Loan shall be evidenced by a Working Line Note in the amount of such Lender's Working Line Specified Percentage of the Working Line Commitment in effect on the Closing Date.

     (d) The Swingline Advances made by the Swingline Bank shall be evidenced by a Swingline Note in the amount of $25,000,000.

     (e) Administrative Agent's and each Lender's records shall be presumptive evidence as to amounts owed Administrative Agent and such Lender under the Notes and this Agreement.

     2.04.    Optional Prepayments.

     (a) The Borrower may, upon at least two Business Days prior written notice to Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of any Advances in whole or in part, together with accrued interest to the date of such prepayment on the principal amount of LIBOR Advances prepaid without premium or penalty other than any Consequential Loss; provided, however, that in the case of a
                                   --------  -------
prepayment of a Base Advance, the notice of prepayment may be given by telephone by 12:00 p.m. central standard time on the date of prepayment. Each partial prepayment shall, in the case of Base Advances under the Loans, be in an aggregate principal amount of not less than $100,000 or a larger integral multiple of $50,000 in excess thereof and, in the case of LIBOR Advances under the Loans, be in an aggregate principal amount of not less than $500,000 or a larger integral multiple of $100,000 in excess thereof. If any notice of prepayment is given, the principal amount stated therein, together with accrued interest on the amount of LIBOR Advances prepaid and the amount, if any, due under Section 2.12 and Section 2.14 hereof, shall be due and payable on the date specified in such notice unless the Borrower revokes its notice, provided that, if the Borrower revokes its notice of prepayment prior to such date specified, the Borrower shall reimburse the Administrative Agent for the account of all Lenders for all Consequential Losses suffered by each Lender as a result of the Borrower's failure to prepay. A certificate of each Lender claiming compensation under this Section 2.04(a), setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to it hereunder shall be presumptive evidence of the validity of such claim.

     (b) The application of prepayments made under this Section 2.04 as between the Swingline Loan, the Revolver A Loan, the Revolver B Loan and the Working Line Loan shall be determined in accordance with the provisions of Section 2.13(f) hereof. All prepayments made pursuant to this Section 2.04 (other than to the Swingline Loan) shall be first applied to Base

Advances then to LIBOR Advances, all without premium or penalty, except the Borrower must pay together with any such prepayments, any Consequential Losses. After (i) the Conversion Date, and (ii) the Option Date (if the Borrower and the SuperMajority Lenders did not agree to an Extension Option), Working Line Advances prepaid hereunder may not be reborrowed.

     2.05.    Mandatory Prepayments.

     (a) Asset Sales and Investments. To the extent that the Borrower or any of the Restricted Subsidiaries consummates any Disposition of any asset or any of its Properties except (i) Dispositions consummated in accordance with the terms of Section 8.05(a)(i) hereof and (ii) if there exists no Default or Event of Default both before and after giving effect to any such Disposition, Dispositions consummated in accordance with the other terms and provisions of
Section 8.05(a) hereof (other than Section 8.05(a)(i) hereof), then the Borrower shall immediately use or cause to be used 100% of the Net Proceeds of any such transaction received by or allocated to the Borrower or such Restricted Subsidiary as the case may be, to repay the Obligations under the Loans except to the extent that such Net Proceeds are ultimately reinvested within a 12 month period after any such asset Disposition, in assets used in the Telecommunications Business, including, without limitation, the internet, internet protocol, web hosting or electronic commerce of the Borrower or any of the Wholly Owned Restricted Subsidiaries, acquisitions permitted under Section
8.18 hereof or Investments permitted under Section 8.04 hereof.

     (b) Mandatory Prepayments, Generally. The application of prepayments made under this Section 2.05 as between the Swingline Loan, the Revolver A Loan, the Revolver B Loan and the Working Line Loan shall be determined in accordance with the provisions of Section 2.13(f) hereof. All prepayments made pursuant to this
Section 2.05 (other than to the Swingline Loan) shall be first applied to Base Advances then to LIBOR Advances, all without premium or penalty, except the Borrower must pay together with such prepayments, any accrued interest on LIBOR Advances repaid by such prepayments and any Consequential Losses. After (i) the Conversion Date, and (ii) the Option Date (if the Borrower and the SuperMajority Lenders did not agree to an Extension Option), Working Line Advances prepaid hereunder may not be reborrowed.

     2.06.    Repayment.

     (a) LIBOR Advances. The principal amount of each LIBOR Advance is due and payable on the last day of the applicable Interest Period, which principal payment may be made by means of a Refinancing Advance in accordance with the terms of Section 2.09 hereof (and subject to the other provisions of this Agreement).

     (b) Commitment Reduction. On the date of a reduction of any of the Commitments pursuant to Section 2.11 hereof, the aggregate amount of outstanding
(i) Revolver A Advances in excess of the Revolver A Commitment as reduced, (ii) Revolver B Advances in excess of the Revolver B Commitment as reduced, and (iii) prior to the Conversion Date, Working Line Advances in excess of the Working Line Commitment shall in each case be immediately due and payable. Each such principal repayments may not be made by means of Refinancing Advances.

     (c) Option Date and Extension Final Maturity. The aggregate outstanding amount of the Working Line Advances shall be due and payable in full on the Option Date, provided that, notwithstanding the foregoing, on the Option Date if the Borrower and the SuperMajority Lenders have agreed to an Extension Option in accordance with the terms of Section 2.16 hereof, then such extended portion of the Working Line Loan shall be due and payable in full on the Extension Final Maturity. Any portion of the Working Line Loan not extended in accordance with the terms of Section 2.16(a) hereof shall be due and payable on the Option Date.

     (d) Conversion Date. If the Borrower and the Lenders have agreed to an Extension Option, the aggregate outstanding amount of the Working Line Advances shall be due and payable in full on the Extension Final Maturity, provided that, notwithstanding the foregoing, on the Extension Final Maturity, if the Borrower and the Lenders have agreed to a Conversion Option, then the Working Line Loan shall be due and payable in full on the Maturity Date.

     (e) Maturity Date. All outstanding Advances under the Loans (other than the Working Line Loan) and all other Obligations shall be due and payable in full on the Maturity Date.

     (f) Repayments, Generally. All outstanding Advances (other than Advances under the Working Line Loan) and other Obligations shall be due and payable in full on the Maturity Date. Any repayments made pursuant to this Section shall be without premium or penalty, except the Borrower must pay together with any such prepayments, any Consequential Losses. The application of all repayments as between Loans under this Section 2.06 shall be determined in accordance with the terms of Section 2.13(f). Except for the Swingline Loan, repayment of Advances shall be applied to Base Advances first, and then to LIBOR Advances. After (i) the Conversion Date, and (ii) the Option Date (if the Borrower and the SuperMajority Lenders did not agree to an Extension Option), Working Line Advances prepaid hereunder may not be reborrowed.

     2.07.    Interest.

     (a) Revolver A Advances, Working Line Advances and Revolver B Advances. Subject to Section 2.08 and Section 11.08 hereof, the Borrower shall pay interest on the unpaid principal amount of each Advance except Swingline Advances from the date of such Advance until such principal shall be paid in full, at either the Base Rate or the LIBOR Rate, as set forth in subsection (i) or (ii) below, as selected by the Borrower in accordance with Section 2.02 hereof and as follows:

          (i) Base Advances. Base Advances shall bear interest at a rate per annum equal to the Base Rate as in effect from time to time. If the amount of interest payable in respect of any interest computation period is reduced to the Highest Lawful Rate and the amount of interest payable in respect of any subsequent interest computation period would be less than the Maximum Amount, then the amount of interest payable in respect of such subsequent interest computation period shall be automatically increased to the Maximum Amount; provided that at no time shall the aggregate amount by
                         --------
     which interest paid has been increased pursuant to this sentence exceed the aggregate amount by which interest has been reduced pursuant to this sentence.

          (ii) LIBOR Advances. LIBOR Advances shall bear interest at the rate per annum equal to the LIBOR Rate applicable to such Advance.

          (iii) Payment Dates. Accrued and unpaid interest on Base Advances shall be paid quarterly in arrears on each Quarterly Date and on the Maturity Date. Accrued and unpaid interest in respect of each LIBOR Advance shall be paid on the last day of the appropriate

     Interest Period, on the Maturity Date and on the date of any prepayment or repayment of such Advance; provided, however, that if any Interest Period
                                --------  -------
     for a LIBOR Advance exceeds three months, interest shall also be paid on the date which falls three months after the beginning of such Interest Period and each three months thereafter until such Interest Period expires.

     (b) Swingline Advances. The Borrower shall pay interest on the outstanding principal amount of such Swingline Advance, from the date such Swingline Advance is made until it is due (whether at maturity, by reason of acceleration or otherwise) and repaid, at an interest rate per annum equal to a fixed money market interest rate (plus the Applicable Margin for LIBOR Advances) quoted by the Swingline Bank and agreed to by the Borrower for such Swingline Advance, but
in no event higher than the Highest Lawful Rate.   Accrued and unpaid interest
on Swingline Advances shall be paid quarterly in arrears on each Quarterly Date and on the Maturity Date.

     2.08. Default Interest. During the continuation of any Event of Default, the Borrower shall pay, on demand, interest (after as well as before judgment to the extent permitted by Law) on the principal amount of all Advances outstanding and on all other Obligations due and unpaid hereunder at a per annum rate equal to (a) until, for each LIBOR Advance in existence at such time, the expiration of the applicable Interest Period relating to such LIBOR Advance, the lesser of (i) the Highest Lawful Rate and (ii) the applicable LIBOR Rate for such LIBOR Advance plus 2% and (b) for each Base Advance, the lesser of the (i) the Highest Lawful Rate and (ii) the Base Rate plus 2%. LIBOR Advances shall not be available for selection by the Borrower during the continuance of an Event of Default.

     2.09.    Continuation and Conversion Elections.

     (a) The Borrower may upon irrevocable written notice to Administrative Agent and subject to the terms of this Agreement:

               (i) elect to convert, on any Business Day, all or any portion of outstanding Advances which are Base Advances (in an aggregate amount not less than $500,000 or an integral multiple of $100,000 in excess thereof) into LIBOR Advances; or

               (ii) elect to convert at the end of any Interest Period therefor, all or any portion of outstanding Advances which are LIBOR Advances comprised in the same Borrowing (in an aggregate amount not less than $100,000 or an integral multiple of $50,000 in excess thereof) into Base Advances; or

               (iii) elect to continue, at the end of any Interest Period therefor, any Advances which are LIBOR Advances;

provided, however, that if the aggregate amount of outstanding LIBOR Advances
--------  -------
comprised in the same Borrowing shall have been reduced as a result of any payment, prepayment or conversion of part thereof to an amount less than $500,000, the LIBOR Advances comprised in such Borrowing shall automatically convert into Base Advances at the end of each respective Interest Period.

     (b) The Borrower shall deliver a notice of conversion or continuation (a "Conversion or Continuation Notice"), in substantially the form of Exhibit G
                                                                   ---------
hereto, to Administrative Agent not
later than (i) 12:00 p.m. central standard time three Business Days prior to the proposed date of conversion or continuation, if the Advances (or any portion of either thereof) are to be converted into or continued as LIBOR Advances; and
(ii) 12:00 p.m. central standard time on the Business Day of the proposed conversion, if the Advances (or any portion thereof) are to be converted into Base Advances.

     Each such Conversion or Continuation Notice shall be by telecopy or telephone, promptly confirmed by letter, specifying therein:

               (i) the proposed date of conversion or continuation;

               (ii) the aggregate amount of Advances to be converted or continued, and whether the Advances are Revolver A Advances, Revolver B Advances or Working Line Advances;

               (iii)  the nature of the proposed conversion or continuation; and

               (iv) the duration of the applicable Interest Period.

     (c) If, upon the expiration of any Interest Period applicable to LIBOR Advances, the Borrower shall have failed to select a new Interest Period to be applicable to such LIBOR Advances or if an Event of Default shall then have occurred and be continuing, the Borrower shall be deemed to have elected to convert such LIBOR Advances into Base Advances effective as of the expiration date of such current Interest Period.

     (d) Notwithstanding any other provision contained in this Agreement, after giving effect to any conversion or continuation of any Advances, there shall not be outstanding Advances with more than seven different Interest Periods.

     2.10.    Fees.

     (a)  Commitment Fees.

          (i) Revolver A Commitment Fee. Subject to Section 11.08 hereof, the Borrower shall pay to Administrative Agent for the account of Lenders pro rata in accordance with each Lender's Revolver A Specified Percentage, a commitment fee equal to the sum of the Applicable Commitment Fee Percentage per annum on the average daily amount of the difference between the Revolver A Commitment and the sum of (A) all outstanding Revolver A Advances and all outstanding Swingline Advances and (B) the face amount of all outstanding Letters of Credit (the "Revolver A Commitment Fee").

          (ii) Working Line Commitment Fee. Subject to Section 11.08 hereof, the Borrower shall pay to Administrative Agent for the account of Lenders pro rata in accordance with each Lender's Working Line Specified Percentage, a commitment fee equal to the sum of the Applicable Commitment Fee Percentage per annum on the average daily amount of the difference between the Working Line Commitment and the sum of all outstanding Working Line Advances (the "Working Line Commitment Fee").

          (iii) Revolver B Commitment Fee. Subject to Section 11.08 hereof, the Borrower shall pay to Administrative Agent for the account of Lenders pro rata in accordance with each Lender's Revolver B Specified Percentage, a commitment fee equal to the sum of the Applicable Commitment Fee Percentage per annum on the average daily amount of the difference between the Revolver B Commitment and the sum of all outstanding Revolver B Advances (the "Revolver B Commitment Fee").
          (iv) Commitment Fees, Generally. Each Commitment Fee set forth in subsections (i) through (iii) above shall be payable in arrears on each Quarterly Date commencing with the first Quarterly Date after the Closing Date, and continuing until the Maturity Date.

     (b) Other Fees. Borrower shall pay to Administrative Agent and the Lenders such other fees as set forth in any Fee Letter addressed to the Administrative Agent or any Lender.

     2.11.    Reduction of Commitments.

     (a) Mandatory Termination of the Revolver A Commitment and the Revolver B Commitment. The Revolver A Commitment and the Revolver B Commitment shall both automatically be reduced to zero and terminate on the Maturity Date.

     (b) Mandatory Reduction of Commitment Due to Asset Sales. The Commitment shall be reduced immediately and automatically in an amount equal to any amount that would be required by Section 2.05(a) hereof to prepay the Loans (regardless of whether there are any outstanding Obligations under the Loans) as a result of any Dispositions of assets and Properties of the Borrower or any of the Restricted Subsidiaries (this provision in and of itself not constituting permission to effectuate any asset Dispositions), provided that (i) so long as there exists no Event of Default both immediately before and after giving effect to such asset Dispositions and both immediately before and after any permitted reinvestment and (ii) if a Default exists after giving effect to any such Disposition, so long as such Default does not ultimately become an Event of Default, the Commitment shall not be automatically and immediately reduced if the Borrower in good faith intends to reinvest, and such proceeds are ultimately reinvested within a 12 month period after any such asset Disposition, in assets used in the Telecommunications Business, including, without limitation, the internet, internet protocol, web hosting or electronic commerce of the Borrower or any of the Wholly Owned Restricted Subsidiaries, acquisitions permitted under
Section 8.18 hereof or Investments permitted under Section 8.04 hereof.

     (c) Option Date or Extension Final Maturity. (i) If the Borrower and the SuperMajority Lenders have not agreed to extend the Working Line Loan final maturity in accordance with the Extension Option and the Borrower has not exercised the Conversion Option in accordance with the terms of Section 2.16, then the Working Line Commitment shall automatically be reduced to zero on the
Option Date.  (ii)   If the Borrower and the SuperMajority Lenders exercised the
Extension Option, then the Working Line Commitment shall automatically be reduced to zero on the Extension Final Maturity.

     (d) Specified Change of Control. If any Specified Change of Control shall have occurred and such Specified Change of Control has caused a Repayment Event with respect to any of the Existing Financing or any Debt for Borrowed Money in excess of $25,000,000, each of the Revolver A Commitment, the Revolver B Commitment, the Swingline Commitment and the Working Line Commitment shall immediately and automatically be reduced to zero.

     (e) Voluntary Commitment Reductions. The Borrower may from time to time, upon notice to Administrative Agent not later than 1:00 p.m., three Business Days in advance, terminate in whole or reduce in part the Commitment, as designated by the Borrower; provided, however, that the Borrower shall pay the
                            --------  -------
accrued interest and the applicable accrued Commitment Fee on the amount of such reduction and all amounts due, and any partial reduction shall be in an aggregate amount which is an integral multiple of $5,000,000.

     (f) Commitment Reduction and Repayments, Generally. Application of both voluntary and mandatory reductions of the Commitments as between the Revolver A Commitment, the Working Line Commitment and the Revolver B Commitment shall be determined in accordance with the terms of Section 2.13(f) hereof. To the extent outstanding Revolver A Advances exceed the Revolver A Commitment after any reduction thereof, the Borrower shall repay, on the date of such reduction, any such excess amount and all accrued interest thereon, the applicable Revolver A Commitment Fee on the amount of such reduction and all amounts due. To the extent outstanding Revolver B Advances exceed the Revolver B Commitment after any reduction thereof, the Borrower shall repay, on the date of such reduction, any such excess amount and all accrued interest thereon, the applicable Revolver B Commitment Fee on the amount of such reduction and all amounts due. Prior to the Conversion Date, to the extent outstanding Working Line Advances exceed the Working Line Commitment after any reduction thereof, the Borrower shall repay, on the date of such reduction, any such excess amount and all accrued interest thereon, the applicable Working Line Commitment Fee on the amount of such reduction and all amounts due. Once reduced or terminated, none of the Revolver A Commitment, the Working Line Commitment or the Revolver B Commitment may be increased or reinstated. No reduction of the Commitment, either voluntary or mandatory shall relieve or alter the mandatory reduction and termination of the Revolver A Commitment, the Working Line Commitment and the Revolver B Commitment pursuant to this Section 2.11.

      2.12. Funding Losses. The Borrower may prepay the outstanding principal balance of any Advance, in full at any time or in part from time to time in accordance with the terms of Section 2.04 hereof, provided, that as a
                                                          --------
condition precedent to the Borrower's right to make, and any Lender's obligation to accept, any such prepayment, each such prepayment shall be in the amount of 100% of the principal amount to be prepaid, plus, with respect to LIBOR Advances, accrued unpaid interest thereon to the date of prepayment, plus any other sums which have become due to Administrative Agent and Lenders under the Loan Papers on or before the prepayment date but have not been paid, plus (subject to Section 11.08 hereof) any Consequential Loss.

     The Borrower agrees that each Lender is not obligated to actually reinvest the amount prepaid in any specific obligation as a condition to receiving any Consequential Loss, or otherwise.

      2.13.    Computations and Manner of Payments.

     (a) The Borrower shall make each payment hereunder and under the other Loan Papers not later than 1:00 p.m. on the day when due in same day funds (by wire transfer or otherwise) to Administrative Agent, for the account of Lenders unless otherwise specifically provided herein, at Administrative Agent's office at NationsBank Plaza, 901 Main Street, Dallas, Texas 75202, referencing Qwest Communications International Inc. No later than the end of each day when each payment hereunder is made, the Borrower shall notify Loan Operations at (214) 508-9192 or such other Person as Administrative Agent may from time to time specify.

     (b) Unless Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due hereunder that the Borrower will not make payment in full, Administrative Agent may assume that such payment is so made on such date and may, in reliance upon such assumption, make distributions to Lenders. If and to the extent the Borrower shall not have made such payment in full, each Lender shall repay to Administrative Agent forthwith on demand the applicable amount distributed, together with interest thereon at the Federal Funds Rate, from the date of distribution until the date of repayment. The Borrower hereby authorizes each Lender, if and to the extent payment is not made when due hereunder, to charge the amount so due against any account of the Borrower with such Lender.

     (c) Subject to Section 11.08 hereof, interest on LIBOR Advances under the Loan Papers shall be calculated on the basis of actual days elapsed but computed as if each year consisted of 360 days. Subject to Section 11.08 hereof, interest on Base Advances, the Commitment Fee and other amounts due under the Loan Papers shall be calculated on the basis of actual days elapsed but computed as if each year consisted of 365 or 366 days, as applicable. Such computations shall be made including the first day but excluding the last day occurring in the period for which such interest, payment or Commitment Fee is payable. Each determination by Administrative Agent or a Lender of an interest rate, fee or commission hereunder shall be presumptive evidence of the validity of such claim. All payments under the Loan Papers shall be made in United States dollars, and without setoff, counterclaim, or other defense.

     (d) Whenever any payment to be made hereunder or under any other Loan Papers shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, if applicable;

provided, however, if such extension would cause payment of interest on or
--------  -------
principal of LIBOR Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

     (e) Reference to any particular index or reference rate for determining any applicable interest rate under this Agreement is for purposes of calculating the interest due and is not intended as and shall not be construed as requiring any Lender to actually obtain funds for any Advance at any particular index or reference rate.

     (f) Notwithstanding anything to the contrary herein or in any Loan Paper, to the extent the Borrower makes any voluntary prepayment, or voluntary reduction of the Commitment under Section 2.04 or 2.11 hereof, or any mandatory prepayment, or mandatory reduction of the Commitment under Section 2.05 or 2.11 hereof, then such reduction of Commitment or such prepayment shall be applied as follows:

          (i) So Long as there Exists No Payment Default or Event of Default.

               (A) Repayments and Prepayments. So long as there exists no Default under Section 9.01(a) hereof or any Event of Default, all voluntary and mandatory repayments and prepayments shall be applied as directed by the Borrower, and in the absence of direction by the Borrower, shall be deemed to repay and prepay (1) the

             Swingline Advances until all the outstandings under the Swingline Loan have been paid in full, (2) the Revolver B Advances until all the outstandings under the Revolver B Loan have been repaid in full, then (3) (only if the date such payment is received is prior to the Conversion Date), the Working Line Loan until all the outstandings under the Working Line Loan have been repaid in full, then (4) the Revolver A Loan until all the outstandings under the Revolver A Loan have been repaid in full, then (5) (only is the date such payment is received is after the Conversion Date), the Working Line Loan, until all outstandings under the Working Line loan have been repaid in full, and then (6) all remaining outstanding and unpaid Obligations; and

                  (B) Commitment Reductions. So long as there exists no Default under Section 9.01(a) hereof or any Event of Default, all voluntary and mandatory Commitment reductions shall be applied as directed by the Borrower, and in the absence of direction by the Borrower, shall be deemed to reduce, respectively, (1) the Revolver B Commitment until the Revolver B Commitment has been reduced to zero, then (2) if prior to the Conversion Date, the Working Line Commitment until the Working Line Commitment has been reduced to zero, then (3) the Revolver A Commitment until the Revolver A Commitment has been reduced to zero.

             (ii) During the Existence of a Payment Default or Event of Default.

                  (A) Repayments and Prepayments. So long as there exists a
             Default under Section 9.01(a) hereof or any Event of Default, all mandatory and voluntary prepayments shall be applied to first to Advances outstanding under the Swingline Loan, and secondly to the Revolver B Loan, the Revolver A Loan and the Working Line Loan, pro rata, until the Advances outstanding under each of the Revolver B Loan, the Revolver A Loan and the Working Line Loan have been repaid in full, and then to all remaining outstanding Obligations.

                  (B) Commitment Reductions. So long as there exists a Default under Section 9.01(a) hereof or any Event of Default, all mandatory and voluntary Commitment reductions shall be applied to the Revolver A Commitment, the Revolver B Commitment and, if prior to the Conversion Date to the Working Line Commitment, pro rata.

     (g) At all times prior to the Lenders making a Revolver A Advance pursuant to Section 2.02(h) hereof, the Administrative Agent shall distribute all payments in respect of the Swingline Advances to the Swingline Bank. At such time, if any, that the Lenders make a Revolver A Advance pursuant to Section 2.02(h) hereof, the Administrative Agent shall distribute all payments in respect of the Swingline Advances to the Lenders in accordance with the respective Revolver A Specified Percentages.

      2.14.  Yield Protection; Changed Circumstances.

     (a) If any Lender determines that either (i) the adoption of any Applicable Law, rule, regulation or guideline regarding capital adequacy and applicable to commercial banks or financial institutions generally or any change therein, or any change, after the date hereof, in the interpretation or administration thereof by any Tribunal, central bank or comparable agency charged with the interpretation or administration thereof, or (ii) compliance by any Lender (or Lending Office of any Lender) with any request or directive applicable to commercial banks or financial institutions generally regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency has the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, within fifteen days after demand by such Lender, the Borrower shall pay to such Lender such additional amount or amounts as will adequately compensate such Lender for such reduction. Each Lender will notify the Borrower of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section 2.14(a) as promptly as practicable after such Lender obtains actual knowledge of such event; provided, no Lender shall be liable for its failure or the failure of any
       --------
other Lender to provide such notification. A certificate of such Lender claiming compensation under this Section 2.14(a), setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to it hereunder shall be presumptive evidence of the validity of such claim. If such Lender demands compensation under this Section 2.14(a), the Borrower may at any time, on at least five Business Days' prior notice to such Lender (i) repay in full the then outstanding principal amount of LIBOR Advances, of such Lender, together with accrued interest thereon, or (ii) convert the LIBOR Advances to Base Advances in accordance with the provisions of this Agreement; provided, however, that the
                                                  --------  -------
Borrower shall be liable for the Consequential Loss arising pursuant to those actions.

     (b) If, after the date hereof, any Tribunal, central bank or other comparable authority, at any time imposes, modifies or deems applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Lender, or imposes on any Lender any other condition affecting a LIBOR Advance, the Notes, or its obligation to make a LIBOR Advance, or imposes on any Lender any other condition affecting a Letter of Credit; and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining its Letter of Credit, LIBOR Advances, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under the Notes, the Letters of Credit or reimbursement obligations by an amount deemed by such Lender, to be material, then, within five days after demand by such Lender, the Borrower shall
          ----
pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction. Each Lender will (i) notify the Borrower of any event occurring after the date of this Agreement that entitles such Lender to compensation pursuant to this Section 2.14(b), as promptly as practicable after such Lender obtains actual knowledge of the event; provided,
                                                                     --------
no Lender shall be liable for its failure or the failure of any other Lender to provide such notification and (ii) use good faith and reasonable efforts to designate a different Lending Office for LIBOR Advances, of such Lender if the designation will avoid the need for, or reduce the amount of, the compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender. A certificate of such Lender claiming compensation under this Section 2.14(b), setting forth in reasonable detail the computation of the additional amount or amounts to be paid to it hereunder shall be presumptive evidence of the validity of such claim. If such Lender demands compensation under this
Section 2.14(b), the Borrower may at any time, on at least five Business Days' prior notice to such Lender (i) repay in full the then outstanding principal amount of LIBOR Advances, of such Lender, together with accrued interest thereon, or (ii) convert the LIBOR Advances to Base Advances in accordance with the provisions of this Agreement; provided, however, that the
                                                  --------  -------
Borrower shall be liable for the Consequential Loss arising pursuant to those actions.

     (c) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation or administration of any Law shall make it unlawful, or any central bank or other Tribunal shall assert that it is unlawful, for a Lender to perform its obligations hereunder to issue or maintain Letters of Credit, make LIBOR Advances or to continue to fund or maintain LIBOR Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower, (i) each LIBOR Advance will automatically, upon such demand, convert into a Base Advance, (ii) the obligation of such Lender to make, or to convert Advances into, LIBOR Advances shall be suspended until such Lender notifies Administrative Agent and the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist, and (iii) the obligation of such Lender to make or maintain Letters of Credit shall be suspended until such Lender notifies Administrative Agent and the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist.

     (d) Upon the occurrence and during the continuance of any Default or Event of Default, (i) each LIBOR Advance will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Advance and (ii) the obligation of each Lender to make, or to convert Advances into, LIBOR Advances shall be suspended.

     (e) If any Lender notifies Administrative Agent that the LIBOR Rate for any Interest Period for any LIBOR Advances will not adequately reflect the cost to such Lender of making, funding or maintaining LIBOR Advances for such Interest Period, Administrative Agent shall promptly so notify the Borrower, whereupon
(i) each such LIBOR Advance will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Advance and (ii) the obligation of such Lender to make, or to convert Advances into, LIBOR Advances shall be suspended until such Lender notifies Administrative Agent that such Lender has determined that the circumstances causing such suspension no longer exist and Administrative Agent notifies the Borrower of such fact.

     (f) Failure on the part of any Lender to demand compensation for any increased costs, increased capital or reduction in amounts received or receivable or reduction in return on capital pursuant to this Section 2.14 with respect to any period shall not constitute a waiver of any Lender's right to demand compensation with respect to such period or any other period, subject, however, to the limitations set forth in this Section 2.14.

     (g) The obligations of the Borrower under this Section 2.14 shall survive any termination of this Agreement, provided that, in no event shall the Borrower be required to make a payment under this Section 2.14 with respect to any event of which the Lender making such claim had knowledge more than 12 months prior to demand for such payment.

     (h) Determinations by Lenders for purposes of this Section 2.14 shall be presumptively correct. Any certificate delivered to the Borrower by a Lender pursuant to this Section 2.14 shall include in reasonable detail the basis for such Lender's demand for additional compensation and a certification that the claim for compensation is consistent with such Lender's treatment of similar customers having similar provisions generally in their agreements with such Lender.

     (i) Notwithstanding any other provision of this Agreement, no Lender not organized under the Laws of the United States or any State (or which has a Bank Affiliate not organized under the Laws of the United States or any State) shall be entitled to compensation pursuant to this Section 2.14 with respect to any amount which would otherwise be due under this Section 2.14 but which is the result of an act of a Tribunal of the country in which such Lender or Bank Affiliate is organized.

      2.15.  Use of Proceeds.

     (a) Revolver A Advances and Swingline Advances. The Borrower agrees to use the proceeds of the Revolver A Loan and the Swingline Facility exclusively to
(i) finance working capital, (ii) refinance certain permitted indebtedness on the Closing Date, (iii) finance acquisitions permitted under Section 8.18 hereof, (iv) finance Capital Expenditures and (v) for other general corporate purposes of the Borrower.

     (b) Working Line Advances and Revolver B Advances. The Borrower agrees to use the proceeds of the Working Line Loan and the Revolver B Loan exclusively to:

            (i) Prior to such time as the Senior Unsecured Debt Rating is BBB-or Baa3 or better and the Conditional Early Release Unlimited Guaranty has been released in accordance with the terms of Section 11.14 hereof:

               In accordance with certain of the Existing Financing Documentation, finance or refinance all or any part of the cost of, the construction, installation, acquisition or improvement by the Borrower or any Restricted Subsidiary (as defined in the Existing Financing Documentation) of the Borrower of any new "Telecommunications Assets" (as defined below) constructed, installed, acquired or improved after March 31, 1997, provided that (i) the proceeds of such debt are expended for such purposes within a 270 day period of making such construction, installation, acquisition or improvement, and (ii) the amount of such debt does not exceed 100% of the cost of the construction, installation, acquisition or improvement of the applicable Telecommunications Assets. For purposes of this paragraph, "Telecommunications Assets" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used or intended for use in connection with the business of (A) transmitting or providing services relating to the transmission of, voice, data or video through owned or leased transmission facilities, (B) constructing, creating, developing or marketing communications related network equipment, software and other devices for use in a telecommunications business, or (C) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in (A) or (B) above, provided that the determination of what constitutes such businesses shall be made in good faith by the Board of Directors.

          (ii) After the Senior Unsecured Debt Rating is BBB- or Baa3 or better and the Conditional Early Release Unlimited Guaranty has been released in accordance with the terms of Section 11.14 hereof:

               (A) finance working capital, (B) refinance certain permitted indebtedness on the Closing Date, (C) finance acquisitions permitted under
     Section 8.18 hereof, (D) finance Capital Expenditures and (E) for other general corporate purposes of the Borrower.

2.16.  Extension Option and Conversion Option Relating to the Working Line
Loan.

       (a) Extension Option. On the Option Date, the Borrower, with the prior written consent of the SuperMajority Lenders and so long as there exists no Default or Event of Default, may elect to extend the maturity of the Working Line Loan for an additional 364 day period until the Extension Final Maturity. Such election must be made no sooner than 60 days prior to the Option Date and no later than 30 days prior to the Option Date by written notice in accordance with the terms of Section 11.02 hereof to each Lender of its request to extend the final maturity of the Working Line Loan. Each Lender shall, no later than 10 Business Days after receipt of such notice, give written notice to the Borrower and the Administrative Agent of its approval or disapproval of such extension. Any Lender failing to give such notice shall be deemed to have approved such extension; but, upon the Option Date, its Working Line Specified Percentage shall be zero and such Lender shall not be participating in the Working Line Loan thereafter. Notwithstanding anything herein to the contrary, no Lender shall be obligated to consent to such extension. If the Borrower fails to receive the consent of Lenders having Working Line Specified Percentages totaling 100%, then, if SuperMajority Lenders have consented to such extension
(i) only those consenting Lenders will have Working Line Specified Percentages in excess of zero, (ii) subject to the terms of Section 2.18 hereof, the Working Line Commitment shall be reduced by a dollar amount equal to the product of the non-consenting Lenders' Working Line Specified Percentages times the Working Line Commitment in effect on the day before the Option Date, (iii) subject to the terms of Section 2.18 hereof, the Administrative Agent will notify each Lender of its reallocated Working Line Specified Percentage, the new Working Line Commitment and the reallocated Total Specified Percentage, (iv) the Borrower will pay all Consequential Costs incurred as a result of any such reallocation of Working Line Specified Percentages, (v) subject to the terms of
Section 2.18 hereof, the Borrower shall repay in full all portions of the Obligations representing such non-consenting Lenders' Working Line Specified Percentages of all outstanding Working Line Advances to such non-consenting Lenders, (vi) the Borrower shall execute and deliver new promissory notes to each extending Lender in the form required by the Administrative Agent and (vii) subject to satisfaction of each of the foregoing requirements, the Working Line Loan final maturity shall be automatically extended on the Option Date to the Extension Final Maturity. If the Borrower receives the consent of Lenders having Working Line Specified Percentages totaling 100%, then the Working Line Loan final maturity shall be automatically extended on the Option Date to the Extension Final Maturity, and each Lender will retain its Working Line Specified Percentage and the Working Line Commitment shall remain the same.

       (b) Conversion Option. On the Option Date, or, if the Borrower and the Lenders have agreed to extend the Working Line Loan until the Extension Final Maturity, then the Extension Final Maturity, the Borrower, so long as there exists no Default or Event of Default on such date of conversion, shall have the option (which shall not require the consent of any Lender) to convert the Working Line Loan to a term loan. Such election must be made no sooner than 60 days prior to the Option Date or Extension Final Maturity, as applicable, and no later than 30 days prior to the Option Date or Extension Final Maturity, as applicable, by written notice in accordance with the terms of Section 11.02 hereof to each Lender of such conversion. Prior to such conversion, the Borrower shall execute and deliver new promissory notes to each Lender in the form required by the Administrative Agent. Upon such notice and receipt by the Lenders of the new promissory notes, the Working Line Loan shall automatically convert to a term loan on the Option Date or the Extension Final Maturity, as applicable.

     2.17.  Rights of Borrower in Respect of Consequential Losses.

     (a) Duty to Mitigate. If (i) any Lender shall request compensation under Section 2.14(a) or (b) hereof or (ii) any Lender delivers a notice described in Section 2.14(c) or (e) hereof then such Lender shall use reasonable efforts (which shall not require such Lender to suffer any disadvantage or burden reasonably deemed by it (in good faith) to be significant, including without limitation, to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions), promptly thereafter, (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its Rights and delegate and transfer its obligations hereunder to another of its offices, branches or Bank Affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14(a) or (b) hereof or enable it to withdraw its notice pursuant to Section 2.14(c) or (e) hereof, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.

     (b) Replacement of a Lender Upon Request for Compensation. If any Lender has requested compensation or reimbursement in accordance with the terms of
Section 2.14 hereof and (i) such request is not the result of any uniform changes in the statutes or regulations for capital adequacy, and (ii) the Borrower and such Lender are unable to reach a written agreement regarding such request within 30 days following written notice by such Lender to the Borrower and the Administrative Agent of such request, then after the expiration of 30 days following the delivery of the notice under Section 2.14 hereof, the Borrower may replace such Lender in whole with another Lender acceptable to the Arranging Agents pursuant to an Assignment and Acceptance and in accordance with
Section 11.04 hereof, provided that, such Lender is replaced at par value of all Obligations owing such Lender plus all accrued interest and fees, provided further, that Borrower pays the assignment and acceptance fee set forth in
Section 11.04(a) hereof for such replacement. Until such time as any Lender is replaced by the Borrower, the Borrower shall reimburse or compensate such Lender in accordance with the terms of Section 2.14 hereof.

      2.18. Rights of Borrower in Respect of Failure of any Lender to Fund or Extend the Option Date. If any Lender shall either (a) breach its agreement to make any Advance available in accordance with the terms of this Agreement (and each other Lender shall have made its portion of the Advance available to the Borrower), or (b) on the Option Date, shall fail to extend the Working Line Loan for an additional 364 day period in accordance with the terms of Section 2.16(a) hereof when all such other Lenders have extended, then, in each case, such Lender shall, promptly upon the written request of the Borrower to such Lender and the Administrative Agent, assign all of its Rights and duties hereunder and under the other Loan Papers pursuant to an Assignment and Acceptance in accordance with the terms of Section 11.04 hereof to another financial institution or lender designated by the Borrower and acceptable to the Arranging Agents in accordance with the terms of Section 11.04 hereof, provided that, notwithstanding the foregoing, in no event shall any Lender be required to take any such action if (a) such Lender is owed any payments by the Borrower pursuant to this Agreement or the other Loan Papers, (b) there exists any Default or Event of Default.


                        ARTICLE III.  LETTERS OF CREDIT

     3.01. Issuance of Letters of Credit. The Borrower shall give the Administrative Agent not less than three Business Days prior written notice of a request for the issuance of a Letter of Credit, and the Administrative Agent shall promptly notify each Lender of such request. Upon receipt of the Borrower's properly completed and duly executed Applications, and subject to the terms of such Applications and to the terms of this Agreement, including, without limitation, the satisfaction of the conditions set forth in Section 4.02 hereof, the Administrative Agent agrees to issue Letters of Credit on behalf of the Borrower in an aggregate face amount not in excess of the Letter of Credit Commitment. No Letter of Credit shall have a maturity extending beyond the earliest of (i) the Maturity Date, or (ii) one year from the date of its issuance, or (iii) such earlier date as may be required to enable the Borrower to satisfy its repayment obligations under Section 2.06 hereof. Subject to such maturity limitations and so long as no Default or Event of Default has occurred and is continuing or would result from the renewal of a Letter of Credit, the Letters of Credit may be renewed by the Administrative Agent in its discretion. The Lenders shall participate ratably in any liability under the Letters of Credit (including, without limitation, the Existing Letter of Credit) and in any unpaid reimbursement obligations of the Borrower with respect to any Letter of Credit in their Revolver A Specified Percentages. The amount of the Letters of Credit issued and outstanding and the unpaid reimbursement obligations of the Borrower for such Letters of Credit shall reduce the amount of Revolver A Commitment available, so that at no time shall the sum of (i) all outstanding Revolver A Advances in the aggregate, plus (ii) all outstanding Swingline Advances in the aggregate, plus (iii) the aggregate face amount of all outstanding Letters of Credit, plus (iv) (without duplication) all outstanding reimbursement obligations related to Letters of Credit, exceed the Revolver A Commitment, and at no time shall the sum of all Revolver A Advances by any Lender made plus its ratable share of Swingline Advances and amounts available to be drawn under the Letters of Credit and the unpaid reimbursement obligations of the Borrower in respect of such Letters of Credit exceed its Revolver A Specified Percentage of the Revolver A Commitment.

     3.02. Letters of Credit Fee. In consideration for the issuance of each Letter of Credit, the Borrower shall pay to (a) the Administrative Agent for its sole account, an application and processing fee in the amount of the higher of
(i) $350.00 and (ii) the product of 1/8th of 1% multiplied by the face amount of such Letter of Credit on each Letter of Credit, due and payable on the date of issuance of each Letter of Credit, and (b) the Administrative Agent for the account of the Administrative Agent and the Lenders in accordance with their Revolver A Specified Percentages, a per annum fee for each Letter of Credit equal to the higher of (i) $350.00 and (ii) the product of the Applicable Margin for a LIBOR Advance in effect on the date of calculation multiplied by the face amount of each such Letter of Credit. Each fee for each Letter of Credit under subsection (b) above shall be due and payable to the Administrative Agent quarterly as it accrues, on each Quarterly Date during the term of the Letter of Credit and on the expiration or renewal and/or extension of each such Letter of Credit, beginning with the first such Quarterly Date after the issuance of each Letter of Credit and ending on the expiration date of each such Letter of Credit.

      3.03.  Reimbursement Obligations.

     (a) The Borrower hereby agrees to reimburse Administrative Agent immediately upon demand by Administrative Agent, and in immediately available funds, for any payment or disbursement made by Administrative Agent under any Letter of Credit. Payment shall be made by the Borrower with interest on the amount so paid or disbursed by Administrative Agent from and including the date payment is made under any Letter of Credit to and including the date of payment, at the lesser of (i) the Highest Lawful Rate, and (ii) the sum of the Base Rate in effect from time to time plus 2% per annum; provided, however, that if the
                                               --------  -------
Borrower would be permitted under the terms of Section 2.01, Section 2.02 and
Section 4.02 to borrow Revolver A Advances in amounts at least equal to their reimbursement obligation for a drawing under any Letter of Credit, a Base Advance by each Lender, in an amount equal to such Lender's Revolver A Specified Percentage, shall automatically be deemed made on the date of any such payment or disbursement made by Administrative Agent in the amount of such obligation and subject to the terms of this Agreement.

     (b) The Borrower hereby also agrees to pay to Administrative Agent immediately upon demand by Administrative Agent and in immediately available funds, as security for their reimbursement obligations in respect of the Letters of Credit under Section 3.03(a) hereof and any other amounts payable hereunder and under the Notes, an amount equal to the aggregate amount available to be drawn under Letters of Credit then outstanding, irrespective of whether the Letters of Credit have been drawn upon, upon an Event of Default. Any such payments shall be deposited in a separate account designated "Qwest Communications International Inc. Special Account" or such other designation as Administrative Agent shall elect. All such amounts deposited with Administrative Agent shall be and shall remain funds of the Borrower on deposit with Administrative Agent and may be invested by Administrative Agent as Administrative Agent shall determine. Such amounts may not be used by Administrative Agent to pay the drawings under the Letters of Credit; however, such amounts may be used by Administrative Agent as reimbursement for Letter of Credit drawings which Administrative Agent has paid. During the existence of an Event of Default but after the expiration of any Letter of Credit that was not drawn upon, the Borrower may direct the Administrative Agent to use any cash collateral for any such expired Letter of Credit, if any, to reduce the amount of the Obligations. Any amounts remaining in the Qwest Communications International Inc. Special Account, after the date of the expiration of all Letters of Credit and after all Obligations have been paid in full, shall be repaid to the Borrower promptly after such expiration and such payment in full.

     (c) The obligations of the Borrower under this Section 3.03 will continue until all Letters of Credit have expired and all reimbursement obligations with respect thereto have been paid in full by the Borrower and until all other Obligations shall have been paid in full.

     (d) The Borrower shall be obligated to reimburse Administrative Agent upon demand for all amounts paid under the Letters of Credit as set forth in Section 3.03(a) hereof; provided, however, if the Borrower for any reason fails to reimburse Administrative Agent in full upon demand, whether by borrowing Revolver A Advances to pay such reimbursement obligations or otherwise, the Lenders shall reimburse Administrative Agent in accordance with each Lender's Revolver A Specified Percentage for amounts due and unpaid from the Borrower as set forth in Section 3.04 hereof; provided, however, that no such reimbursement made by the Lenders shall discharge the Borrower's obligations to reimburse Administrative Agent.

     (e) The Borrower, as to Letters of Credit issued for its account, shall indemnify and hold harmless the Administrative Agent, the Lead Arranger, each Lender and their respective affiliates, officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel) which may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with the Letters of Credit, including without limitation, any transaction in which any Letter of Credit is being issued and in connection with actions taken under the Letters of Credit or in connection therewith, whether or not an Indemnified Party is a party thereto, whether or not the transactions contemplated herein are consummated, and whether or not such claim, damage, loss, liability or expense results from the negligence of such Indemnified Party and except only to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. Borrower will not settle or consent to judgment with respect to any investigation, litigation, or proceeding without the prior written consent of the Administrative Agent and any affected Indemnified Party, unless such settlement or consent includes an unconditional release of each such Indemnified Party or unless each Indemnified Party is entitled to be indemnified under this Section 3.03(e) (which entitlement the Borrower will confirm to such Indemnified Party in writing, if requested). The Borrower shall periodically, upon request, reimburse each Indemnified Party for its reasonable legal and other actual expenses (including the cost of any investigation and preparation) incurred in connection with any indemnified matter. The reimbursement, indemnity and contribution obligations under this Section shall be in addition to any liability which the Borrower may otherwise have, shall extend upon the same terms and conditions to each Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Borrower, the Administrative Agent, the Lenders and all other Indemnified Party. This Section shall survive any termination of this Agreement and repayment of the Obligations. If the Borrower for any reason fails to indemnify or pay Administrative Agent or such Indemnified Party as set forth herein in full, the Lenders shall indemnify and pay Administrative Agent upon demand, in accordance with each Lender's Revolver A Specified Percentage, such amounts due and unpaid from the Borrower. The provisions of this Section 3.03(e) shall survive the termination of this Agreement.

     3.04. Lenders' Obligations. Each Lender agrees, unconditionally and irrevocably to reimburse Administrative Agent on demand for such Lender's Revolver A Specified Percentage of each draw paid by Administrative Agent under any Letter of Credit that is not reimbursed by the Borrower in accordance with
Section 3.03 hereof. Each Lender specifically acknowledges that the Existing Letter of Credit which was issued prior to the Closing Date shall be included in the definition of Letters of Credit and each Lender shall be obligated to the Administrative Agent with respect thereto on the identical terms and conditions it is obligated to the Administrative Agent with respect to all of the other Letters of Credit, provided that Administrative Agent was not aware of any payment default or event of default under the Existing Letter of Credit on the Closing Date. All amounts payable by any Lender under this subsection shall include interest thereon at the Federal Funds Rate, from the date of the applicable draw to the date of reimbursement by such Lender. No Lender shall be liable for the performance or nonperformance of the obligations of any other Lender under this Section. The obligations of the Lenders under this Section shall continue after the Maturity Date and shall survive termination of any Loan Papers.

     3.05.  Administrative Agent's Obligations.

     (a) Administrative Agent makes no representation or warranty, and assumes no responsibility with respect to the validity, legality, sufficiency or enforceability of any Application or any document relative thereto or to the collectibility thereunder. Administrative Agent assumes no responsibility for the financial condition of the Borrower and its Subsidiaries or for the performance of any obligation of the Borrower. Administrative Agent may use its discretion with respect to exercising or refraining from exercising any rights, or taking or refraining from taking any action which may be vested in it or which it may be entitled to take or assert with respect to any Letter of Credit or any Application.

     (b) Administrative Agent shall be under no liability to any Lender, with respect to anything the Administrative Agent may do or refrain from doing in the exercise of its judgment, the sole liability and responsibility of Administrative Agent (except as otherwise provided in (c) below) being to handle each Lender's share on as favorable a basis as Administrative Agent handles its own share and to promptly remit to each Lender its share of any sums received by Administrative Agent under any Application. Administrative Agent shall have no duties or responsibilities except those expressly set forth herein and those duties and liabilities shall be subject to the limitations and qualifications set forth herein.

     (c) Neither Administrative Agent nor any of its directors, officers, or employees shall be liable for any action taken or omitted (whether or not such action taken or omitted is expressly set forth herein) under or in connection herewith or any other instrument or document in connection herewith, except for gross negligence or willful misconduct, and no Lender waives its right to institute legal action against Administrative Agent for wrongful payment of any Letter of Credit due to Administrative Agent's gross negligence or willful misconduct. Administrative Agent shall incur no liability to any Lender, the Borrower or any Affiliate of the Borrower or Lender in acting upon any notice, document, order, consent, certificate, warrant or other instrument reasonably believed by Administrative Agent to be genuine or authentic and to be signed by the proper party.


                       ARTICLE IV.  CONDITIONS PRECEDENT

     4.01. Conditions Precedent to the Initial Advance and the Issuance of the Initial Letter of Credit. The obligation of each Lender to make the initial Advance under the Loans, or issue the initial Letter of Credit, is subject to receipt by the Administrative Agent of each of the following, in form and substance satisfactory to the Administrative Agent, with a copy (except for the Notes) for each Lender:

     (a) a loan certificate of the Borrower certifying as to the accuracy of its representations and warranties in the Loan Papers, certifying that no Default or Event of Default has occurred under the terms of this Agreement, and including a certificate of incumbency with respect to each Authorized Officer, and containing a representation that the following items are attached thereto, and that each of such items remains unchanged and valid, except as shown on the attachments: (i) copies of the Articles of Incorporation of the Borrower and each of the Material Subsidiaries, certified to be true, complete and correct by the secretary of state of each such Person's respective state of incorporation,
(ii) copies of the By-Laws of the Borrower and each of the Material Subsidiaries and (iii) copies of a certificate of good standing and a certificate of existence for the Borrower in

Colorado and each of its Material Subsidiaries' state of incorporation, and other material states determined by the Borrower.

     (b) duly executed Notes by the Borrower, payable to the order of each Lender, one Revolver A Note in an amount for each Lender equal to its Revolver A Specified Percentage of the Revolver A Commitment on the Closing Date, one Working Line Loan Note in an amount for each Lender equal to its Working Line Loan Specified Percentage of the Working Line Commitment on the Closing Date, and one Revolver B Note in an amount for each Lender equal to its Revolver B Specified Percentage of the Revolver B Commitment on the Closing Date;

     (c) a loan certificate of the Borrower certifying that a copy of the resolutions of the Borrower and the Guarantor, authorizing them to execute, deliver and perform this Agreement, the Notes and the other Loan Papers to which each of them is a party is attached and is a true and accurate copy;

     (d) in form and substance acceptable to the Administrative Agent, duly executed and completed Conditional Early Release Unlimited Guaranty of the Obligations by the Guarantor;

     (e) copies of all executed Existing Financing Documentation, with a certificate attached thereto executed by an Authorized Officer of the Borrower certifying that the attached copies are true and accurate and have not been amended, waived or consented to except as set forth therein;

     (f) all other Loan Papers to be delivered on the Closing Date duly executed and completed, dated the Closing Date;

     (g)  opinions addressed to Administrative Agent on behalf of the Lenders of
(i) corporate counsel to the Borrower and each Restricted Subsidiary, to the extent applicable, with respect to organizational matters, authorization, execution, etc., (ii) special FCC counsel and/or PUC counsel to the Borrower and the Restricted Subsidiaries, as applicable, in form reasonably acceptable to the Arranging Agents, and (iii) corporate counsel to the Borrower and each Restricted Subsidiary, to the extent applicable, that the execution of this Agreement and the Loan Papers, the borrowing by the Borrower of the Loans (including, without limitation, the use of the proceeds of the Loans) and the performance of all its obligations under the Loan Papers are permitted by the Existing Financing Documentation and that the Loans are pari passu with the Existing Financing;

     (h) a duly completed Compliance Certificate evidencing no Default or Event of Default dated as of the Closing Date, and a pro forma compliance certificate dated the Closing Date demonstrating the Borrower's compliance with each of the financial covenants contained in Section 8.01 hereof through the Maturity Date, with supporting projections;

     (i) a certificate from the Borrower stating that there has been no material adverse change in the financial condition, business or operations of the Borrower and its Subsidiaries since December 31, 1998;

     (j) evidence reasonably satisfactory that the Borrower and each of its Material Subsidiaries has (i) undertaken such review and assessment of its business and operations as it deems appropriate with respect to Year 2000 Compliance, (ii) developed an appropriate plan and timeline for addressing Year 2000 Compliance issues on a timely basis, and (iii) to date, implemented that plan substantially in accordance with that timetable;

     (k) repayment of all Debt for Borrowed Money owed by the Borrower and the Restricted Subsidiaries, except that Debt for Borrowed Money listed on Schedule
                                                                       --------
8.02 hereto or otherwise permitted under Section 8.02 hereof;
----

     (l) (i) payment to the Administrative Agent, Arranging Agents and Lenders of all fees due and payable as required in accordance with the terms of any Fee Letter or other written agreement among the parties, and (ii) reimbursement of the reasonable costs, fees and expenses (including the reasonable fees and expenses of Special Counsel) incurred by the Administrative Agent in connection with the negotiation, preparation and execution of this Agreement, the other Loan Papers and the making of the initial Loans; and

     (m) in form and substance satisfactory to the Arranging Agents, such other documents, instruments and certificates as the Administrative Agent or any Arranging Agent may reasonably require in connection with the transactions contemplated hereby, including without limitation the status, organization or authority of the Borrower or any Restricted Subsidiary.

      4.02. Conditions Precedent to All Advances and Letters of Credit. The obligation of each Lender to make each Advance hereunder (excluding each Refinancing Advance), and the obligation of the Administrative Agent to issue any Letter of Credit shall be subject to the further conditions precedent that on the date of such Advance or such issuance of such Letter of Credit reasonably satisfactory to the Arranging Agents:

     (a) All of the representations and warranties of the Borrower under this Agreement shall be true and correct at such time in all material respects, both before and after giving effect to the application of the proceeds of the Advance or the issuance of the Letter of Credit, except those representations and warranties that specifically speak as of a particular date;

     (b) The incumbency of the Authorized Officers shall be as stated in the certificate of incumbency delivered in the Borrower's loan certificate pursuant to Section 4.01(a) or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Agent. The Administrative Agent may, without waiving this condition, consider it fulfilled and a representation by the Borrower made to such effect if no written notice to the contrary, dated on or before the date of such Advance or the issuance of such Letter of Credit, is received by the Administrative Agent from the Borrower prior to the making of such Advance or such Letter of Credit;

     (c) There shall not exist a Default or an Event of Default hereunder and none shall exist as a result of making any such Advance or issuing such Letter of Credit, and the Administrative Agent shall have received written or telephonic certification thereof by an Authorized Officer of the Borrower (which certification, if telephonic, shall be followed promptly by written certification);

     (d) No event shall have occurred that is, or would reasonably expected be expected to cause, a Material Adverse Change since December 31, 1998;

     (e) In the case of each Letter of Credit, Borrower shall have delivered to the Administrative Agent a duly executed and complete Application acceptable to Administrative Agent;

     (f) In the case of any Revolver A Advance or Swingline Advance, the sum of the aggregate outstanding (i) Revolver A Advances plus (ii) Swingline Advances, in each case after giving effect to such proposed Revolver A Advance or Swingline Advance, plus (iii) the sum of the face amount of all outstanding Letters of Credit plus (without duplication) (iv) all reimbursement obligations under Article III hereof, shall not exceed the Revolver A Commitment;

     (g) In the case of any Revolver B Advance, (i) the aggregate outstanding Revolver B Advances after giving effect to such proposed Revolver B Advance shall not exceed the Revolver B Commitment, (ii) the Borrower shall represent and warrant that the use of the proceeds of the Revolver B Advance complies with
Section 2.15(b) hereof (and the delivery of a Borrowing Notice shall constitute such representation) and (iii) such Revolver B Advance is permitted Debt under the Existing Financing Documentation, including, without limitation, (I) prior to the time that the Senior Unsecured Debt Rating is BBB- or Baa3 or better,
Section 1011(b)(iii) of the Indentures relating to the Qwest 8.29% Senior Discount Notes, Qwest 9.47% Senior Discount Notes, Qwest 7.50% Senior Notes and the Qwest 10.875 Senior Notes and (II) after the Senior Unsecured Debt Rating is BBB-or Baa3 or better, Section 1011(a) of the Indentures relating to the Qwest 8.29% Senior Discount Notes, Qwest 9.47% Senior Discount Notes, Qwest 7.50% Senior Notes and the Qwest 10.875 Senior Notes ; and

     (h) In the case of any Working Line Advance , (i) the aggregate outstanding Working Line Advances after giving effect to such proposed Working Line Advance shall not exceed the Working Line Commitment, (ii) the Borrower shall represent and warrant that the use of the proceeds of the Working Line Advance complies with Section 2.15(b) hereof (and the delivery of a Borrowing Notice shall constitute such representation) and (iii) such Working Line Advance is permitted Debt under the Existing Financing Documentation, including, without limitation, (I) prior to the time that the Senior Unsecured Debt Rating is BBB-or Baa3 or better, Section 1011(b)(iii) of the Indentures relating to the Qwest 8.29% Senior Discount Notes, Qwest 9.47% Senior Discount Notes, Qwest 7.50% Senior Notes and the Qwest 10.875 Senior Notes and (II) after the Senior Unsecured Debt Rating is BBB- or Baa3 or better, Section 1011(a) of the Indentures relating to the Qwest 8.29% Senior Discount Notes, Qwest 9.47% Senior Discount Notes, Qwest 7.50% Senior Notes and the Qwest 10.875 Senior Notes.

                  ARTICLE V.  REPRESENTATIONS AND WARRANTIES

     5.01. Representations and Warranties. The Borrower hereby represents and warrants to each Lender as follows:

     (a)  Incorporation, Good Standing, Etc.  The respective jurisdictions of
          ---------------------------------
incorporation and percentage ownership of the Restricted Subsidiaries of the Borrower on the Closing Date that are listed on Schedule 5.01(a) hereto are true
                                                ----------------
and correct. Each of the Borrower and the Material Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of organization. Each of the Borrower and the Material Subsidiaries has the corporate power and authority to own or lease its properties and to carry on its business as now being conducted. Each of the Borrower and the Restricted Subsidiaries is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its Properties or the nature of its business requires such qualification or authorization, except where the failure to so qualify is not, and would not reasonably be expected to cause, a Material Adverse Change.

     (b)  Authority, Execution, Enforceability, Etc.  The Borrower has corporate
          -----------------------------------------
power and has taken all necessary corporate action to authorize it to borrow hereunder. Each of the Borrower and the Material Subsidiaries has the corporate power and has taken all necessary corporate action to execute, deliver and perform the Loan Papers to which it is party, if any, in accordance with the terms thereof, and to consummate the transactions contemplated thereby. Each Loan Paper has been duly executed and delivered by the Borrower or such Restricted Subsidiary executing it. Each of the Material Loan Documents to which the Borrower or any of the Restricted Subsidiaries is a party is a legal, valid and binding obligation of the Borrower or such Restricted Subsidiary, as applicable, enforceable against the Borrower or such Restricted Subsidiary in accordance with its terms, subject, to the following qualifications: (i) equitable principles generally, and (ii) bankruptcy, insolvency, liquidation, reorganization, moratorium, fraudulent conveyance, reconstruction or other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower or any Subsidiary of the Borrower).

     (c)  No Conflicts.  The execution, delivery and performance by each of the
         ------------
Borrower and the Restricted Subsidiaries of the Material Loan Documents to which they are a party, and the consummation of the transactions contemplated thereby, including, without limitation, borrowings under the Loan Papers, do not (i) require any material consent or material approval not already obtained, including, without limitation, any material consent or material approval required with respect to any Material License, or otherwise required by the FCC, any PUC, or any other federal, state or local regulatory authority, (ii) violate any other material Applicable Law, (iii) conflict with, result in a breach of, or constitute a default under the articles of incorporation or by-laws of the Borrower or any Material Subsidiary, or under any Material License, Existing Financing Documentation, other material agreement or other material instrument, to which the Borrower or any Material Subsidiary is a party or beneficiary of, or by which they or their respective Properties may be bound, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any Material Subsidiary, except Permitted Liens.

     (d)  Business.  The Borrower and the Restricted Subsidiaries are primarily
          --------
engaged in the Telecommunications Business, including, without limitation, the internet, internet protocol, web hosting and electronic commerce.

     (e)  Licenses.  On the Closing Date, all Material Licenses of the Borrower
          --------
and the Restricted Subsidiaries have been obtained, and are in full force and effect. On the Closing Date, the Borrower and the Restricted Subsidiaries are in compliance in all material respects with the provisions of each Material License. On each date after the Closing Date on which this representation is deemed to be made, the Borrower and the Restricted Subsidiaries are in compliance with the provisions of each License, except to the extent that any such non-compliance is not, or would not reasonably be expected to cause, a Material Adverse Change. On the Closing Date, no Material License is the subject of any pending or, to the actual knowledge of an Authorized Officer, threatened proceeding that would reasonably be expected to result in a revocation of such Material License. On each date after the Closing Date on which this representation is deemed to be made, no License is the subject of any pending or, to the actual knowledge of an Authorized Officer, threatened, proceeding that would reasonably be expected to result in a revocation of such Material License, except any such event that is not, and would not reasonably be expected to cause, a Material Adverse Change. As of the Closing Date, the Borrower and the Restricted Subsidiaries have obtained all Licenses from each applicable PUC that are necessary for the operation of their respective businesses as currently conducted, which Licenses have been maintained in full force and effect, and the Borrower and the Restricted Subsidiaries are operating in compliance in all material respects with all provisions of such Licenses, except to the extent that any failure to obtain or maintain any one or more Licenses, or any non-compliance, is not, and would not reasonably be expected to cause, a Material Adverse Change.

     (f)  Compliance with Laws.  The Borrower and the Material Subsidiaries are
          --------------------
in compliance in all material respects with all material Applicable Laws, other than regulations and laws of the PUC or FCC. The Borrower and the Material Subsidiaries have duly and timely filed all material reports, statements and filings that are required to be filed by any of them with respect to Material Licenses under the Communications Act, and are in all material respects in compliance therewith, including without limitation the material rules and regulations of the FCC. The Borrower and the Restricted Subsidiaries are in all respects in compliance with all PUC Licenses and the rules and regulations of each applicable PUC, except any such failure or compliance which is not, and would not reasonably be expected to cause, a Material Adverse Change. Except as set forth on Schedule 5.01(f) hereto, as of the Closing Date, the Borrower has
             ----------------
no actual knowledge of any event or circumstance constituting (i) material noncompliance (or any Person alleging material noncompliance) with any material rule or regulation of the FCC and (ii) noncompliance (or any Person alleging noncompliance) with any rule or regulation of any applicable PUC, except any noncompliance which is not, or would not reasonably be expected to cause, a Material Adverse Change. On each date after the Closing Date on which this representation is deemed to be made, the Borrower has no actual knowledge of any event or circumstance constituting noncompliance (or any Person alleging noncompliance) with any rule or regulation of the FCC or any applicable PUC, except any such event or circumstance which is not, and would not reasonably be expected to cause, a Material Adverse Change.

     (g)  Title to Properties.  On the Closing Date, the Borrower and the
          -------------------
Material Subsidiaries have good title to, valid leasehold interest in or a valid right to use their material assets and material Properties. On each date after the Closing Date on which this representation is deemed to be made, the Borrower and the Restricted Subsidiaries have good title to, valid leasehold interest in or valid right to use their assets and Properties, except any such failure which is not, and which would not reasonably be expected to cause, a Material Adverse Change. None of the material assets of the

Borrower and the Material Subsidiaries is subject to any Liens, except Permitted Liens and Liens permitted under Section 8.03(b) hereof.

     (h)  Litigation.  On the Closing Date, except as reflected on Schedule
          ----------                                               --------
5.01(h) hereto, there is no action, suit, proceeding or any other Litigation
-------
pending against, or, to the actual knowledge of an Authorized Officer, threatened against the Borrower or any of its Restricted Subsidiaries, or any of their material Properties, in any court or before any arbitrator of any kind or before or by any governmental body, with respect to which the amount at dispute is above $25,000,000. On each date after the Closing Date on which this representation is deemed to be made, there is no action, suit, proceeding or any other Litigation pending against, or, to the actual knowledge of an Authorized Officer, threatened against the Borrower or any of its Restricted Subsidiaries, or any of their Properties, in any court or before any arbitrator of any kind or before or by any governmental body, except any such action, suit, proceeding or any other Litigation which is not, and which would not reasonably be expected to cause, a Material Adverse Change.

     (i)  Taxes.  All federal, material state and other material Tax returns of
          -----
the Borrower and its Restricted Subsidiaries required by law to be filed have been duly filed and all federal, material state and other material Taxes, material assessments and other material governmental charges or levies upon the Borrower, its Restricted Subsidiaries or any of their Properties, income, profits and assets, which are shown on such returns to be due and payable, have been paid, except those that are diligently contested in good faith by the Borrower and for which a reserve has been established in accordance with GAAP, and with respect to which no foreclosure, distraint, sale or similar proceedings have been commenced.

     (j)  Financial Statements.  The Borrower has furnished or caused to be
          --------------------
furnished to the Lenders copies of its annual audited financial statements dated December 31, 1998. Each such statement presents fairly in all material respects and in accordance with GAAP, the financial position of the Borrower, its consolidated Subsidiaries as at such dates, and the results of operations for the periods then ended. As of the Closing Date, the Borrower and the Restricted Subsidiaries have no material liabilities, contingent or otherwise, nor material losses, except as disclosed in writing to the Lenders prior to the Closing Date or as disclosed on any subsequent financial statements. On the Closing Date after giving effect to the Advances made on such date, the Borrower and each of the Material Subsidiaries is Solvent.

     (k)  Material Adverse Change.  On the Closing Date, no event or
          -----------------------
circumstance has occurred or arisen since December 31, 1998 that is, or would reasonably be expected to cause, a Material Adverse Change.

     (l)  ERISA.  None of the Borrower, or its Controlled Group maintains or
          -----
contributes to any Plan other than those disclosed to the Administrative Agent in writing from time to time. On the Closing Date, each such Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and any other applicable Federal or state law, rule or regulation. On each date after the Closing Date on which this representation is deemed to be made, each such Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and any other applicable Federal or state law, rule or regulation, except such non-compliance which is not, and would not reasonably be expected to cause, a Material Adverse Change. With respect to each Plan of the Borrower and each member of its Controlled Group (other than a Multiemployer Plan), all reports required under ERISA or any other Applicable Law to be filed with any governmental authority, the failure of which to file would reasonably result in liability of the Borrower, or any member of its Controlled Group in excess of $10,000,000, have been duly filed. All such reports are true and correct in all material respects as of the date given. On the Closing Date, other than as disclosed to the Administrative Agent in writing, no such Plan of the Borrower, or any member of its Controlled Group has any accumulated funding deficiency (as defined in Section 412(a) of the Code) (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested. On each date after the Closing Date on which this representation is deemed to be made, no such Plan of the Borrower, or any member of its Controlled Group has any accumulated funding deficiency (as defined in Section 412(a) of the Code) (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested which is, or would reasonably be expected to cause, a Material Adverse Change. None of the Borrower, or any member of its Controlled Group has failed to make any contribution or pay any amount due or owing as required by Section 412 of the Code or Section 302 of ERISA or the terms of any such Plan prior to the due date under Section 412 of the Code and Section 302 of ERISA in excess of $10,000,000. There has been no ERISA Event or any event requiring disclosure under Section 4041(c)(3)(C), 4068(f), 4063(a) or 4043(b) of ERISA with respect to any Plan or trust of the Borrower, or any member of its Controlled Group within 60 months prior to the Closing Date or thereafter, except as disclosed to the Administrative Agent in writing. The value of the assets of each Plan (other than a Multiemployer Plan) of the Borrower and each member of its Controlled Group equaled or exceeded the present value of the benefit liabilities, determined on an on-going Plan basis, as defined in Title IV of ERISA, of each such Plan as of the most recent valuation date using Plan actuarial assumptions at such date. There are no pending or, to the actual knowledge of an Authorized Officer, threatened claims, lawsuits or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against (i) the assets of any Plan or trust or against any fiduciary of a Plan with respect to the operation of such Plan, or
(ii) the assets of any employee welfare benefit plan within the meaning of
Section 3(1) or ERISA, or against any fiduciary thereof with respect to the operation of any such plan, except any such claims, lawsuits or actions that are not, and would not reasonably be expected to cause, a Material Adverse Change. None of the Borrower, or any member of its Controlled Group has engaged in any non-exempt prohibited transactions, within the meaning of Section 406 of ERISA or Section 4975 of the Code, in connection with any Plan, except such transactions which are not, or would not in the aggregate reasonably be expected to cause, a Material Adverse Change. None of the Borrower or any member of its Controlled Group has incurred or reasonably expects to incur any liability under Title IV of ERISA (other than premiums due under Section 4007 of ERISA to the PBGC) in excess of $10,000,000. None of the Borrower any member of its Controlled Group, or, to the actual knowledge of any Authorized Officer, any organization to which the Borrower or any member of its Controlled Group is a successor or parent corporation within the meaning of ERISA Section 4069(b), has engaged in a transaction within the meaning of ERISA Section 4069. None of the Borrower or any member of its Controlled Group maintains or has established any welfare benefit plan within the meaning of Section 3(1) of ERISA which provides for continuing benefits or coverage for any participant or any beneficiary of any participant after such participant's termination of employment except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and the regulations thereunder, and at the expense of the participant or the beneficiary of the participant, or retiree medical liabilities, except any such plan that would not reasonably be expected to result in material liability to the Borrower or any Material Subsidiary. Each of the Borrower and its Controlled Group which maintains a welfare benefit plan within the meaning of Section 3(1) of ERISA has complied in all material respects with any applicable notice and continuation requirements of COBRA and the regulations thereunder, except where any such noncompliance has not caused, or would not reasonably be expected to cause, liability to the Borrower or any Material Subsidiary in excess of $10,000,000.

     (m)  Margin Stock.  The Borrower is not, nor are any of the Restricted
          ------------
Subsidiaries, engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System, and no part of the proceeds of the Advances will be used to purchase or carry any margin stock (as defined by Regulation U) or to extend credit to others for the purpose of purchasing or carrying any margin stock. Not more than 25% of the assets of any of the Borrower or any of its Subsidiaries are margin stock (as defined by Regulation
U). None of the Borrower and its Subsidiaries, nor any agent acting on their behalf, has taken any action which might cause this Agreement or any Loan Papers to violate any regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect from time to time.

     (n)  Event of Default.  The Borrower and the Material Subsidiaries are in
          ----------------
compliance with all of the provisions of their articles of incorporation. The Borrower and the Material Subsidiaries are in material compliance with all of the provisions of their by-laws. No event has occurred or failed to occur, which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or which with the passage of time or giving of notice or both would constitute, an Event of Default.

     (o)  Investment Company Act of 1940.  The Borrower is not, nor are any of
          ------------------------------
its Subsidiaries, required to register under the provisions of the Investment Company Act of 1940, as amended (the "ICA"). Neither the entering into or performance by the Borrower of this Agreement nor the issuance of the Notes, nor the execution, delivery and performance of the obligations by the Borrower and its Restricted Subsidiaries under the Loan Papers, violates any provision of the ICA or requires any consent, approval, or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body of authority pursuant to any provisions of the ICA.

     (p)  Environmental.  On the Closing Date, no Authorized Officer has any
          -------------
actual knowledge that any Hazardous Substance has been installed on any real property now owned by the Borrower or any of its Restricted Subsidiaries, except
(i) for Hazardous Substances the presence of which is not in violation of Environmental Law in an amount which is not or would not reasonably be expected to cause, liability to the Borrower or any Restricted Subsidiary in the aggregate in excess of $5,000,000 or (ii) as set forth on Schedule 5.01(p)
                                                          ----------------
hereto. On each date after the Closing Date on which this representation is deemed to be made, no Authorized Officer of the Borrower or any Restricted Subsidiary has any actual knowledge that any Hazardous Substance has been installed in violation of law on any real property now owned by the Borrower or any of the Restricted Subsidiaries except those installations which are not, and would not reasonably be expected to cause, a Material Adverse Change. As of the Closing Date, except as disclosed on Schedule 5.01(p) hereto, to the actual
                                     ----------------
knowledge of an Authorized Officer,
the Borrower and the Restricted Subsidiaries are not in material violation of or subject to any existing, pending or material threatened formal investigation or formal inquiry by any governmental authority, or subject to any material remedial obligations under any applicable Environmental Laws. On each date after the Closing Date on which this representation is deemed to be made, to the actual knowledge of an Authorized Officer, the Borrower and the Restricted Subsidiaries are not in violation of or subject to any existing, pending or threatened formal investigation or inquiry by any governmental authority or to any remedial obligations under any applicable Environmental Laws which in each case is, or would reasonably be expected to cause, a Material Adverse Change. To the actual knowledge of an Authorized Officer, the Borrower and the Restricted Subsidiaries are not required to obtain any material permits, Licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures, and equipment forming a part of any real property of the Borrower or any Restricted Subsidiary by reason of any applicable Environmental Laws, except those that have been obtained, or which the failure to obtain has not, and would not reasonably be expected to cause, a Material Adverse Change. As of the Closing Date, except as set forth in Schedule 5.01(p) hereto, no
                                               ----------------
Authorized Officer has actual knowledge that any Hazardous Substances or solid wastes have been disposed of on the real property of the Borrower or any of its Restricted Subsidiaries in violation of any applicable Environmental Law, except such violations which are not, and would not reasonably be expected to cause, liability to the Borrower and/or the Restricted Subsidiaries in the aggregate in excess of $5,000,000. As of the Closing Date, except as set forth in Schedule
                                                                     --------
5.01(p) hereto, no Authorized Officer has actual knowledge that any Hazardous
-------
Substances or solid wastes have been released on or to the real property of the Borrower or any of its Restricted Subsidiaries in violation of any applicable Environmental Law, except such violations which are not, and would not reasonably be expected to cause, liability to the Borrower and/or the Restricted Subsidiaries in the aggregate in excess of $10,000,000. On each date after the Closing Date on which this representation is deemed to be made, no Authorized Officer of the Borrower and the Restricted Subsidiaries has actual knowledge that any Hazardous Substances or solid wastes have been disposed of or otherwise released on or to the real property of the Borrower or any of the Restricted Subsidiaries, in violation of the applicable Environmental Laws, except any such disposal or release which is not, and would not reasonably be expected to cause, a Material Adverse Change.

     (q)  Subsidiaries.  As of the Closing Date, the Borrower has no
          ------------
Subsidiaries other than those Subsidiaries specifically disclosed in part (a) of
Schedule 5.01(q) hereto and has no equity investments in any other Person other
---------------
than those specifically disclosed in part (b) of Schedule 5.01(q) hereto.
                                              -------------------
     (r)  Broker's Fees.  No broker's, finder's or other similar fee or
          -------------
commission will be payable by the Borrower (other than to the Agents and the Lenders hereunder) with respect to the making of the Commitment or the Advances hereunder.

     (s)  Intellectual Property.  To the actual knowledge of the Authorized
          ---------------------
Officers as of the Closing Date, the Borrower and its Restricted Subsidiaries have obtained all licenses of material patents, trademarks, service-marks, trade names, copyrights, and other rights from third parties that are necessary for the operation of their business as presently conducted. On each date afer the Closing Date on which this representation is deemed to be made, the Borrower and the Restricted Subsidiaries have obtained all Licenses of patents, trademarks, service-marks, trade names, copyrights and other similar rights that are necessary for the operation of their business as presently conducted, except those, the failure of which to obtain has not caused, and would not reasonably be expected to cause, a Material Adverse Change. Nothing has come to the attention of the Borrower or any of the Restricted Subsidiaries to the effect that (i) any process, method, part or other material presently contemplated to be employed by the Borrower or any Material Subsidiary may infringe any patent, trademark, service-mark, trade name, copyright, or other right owned by any other Person except to the extent Borrower or any of the Restricted Subsidiaries has obtained a License therefor, or (ii) there is pending or overtly threatened any claim or Litigation against or affecting the Borrower or any Material Subsidiary contesting its right to sell or use any such process, method, part or other material, except in the case of clause (i) and (ii) above, any such event or circumstance which has not caused, and would not reasonably be expected to cause, a Material Adverse Change.

     (t)  Accuracy of Borrower Information.  On the Closing Date, neither this
          --------------------------------
Agreement nor any other document, certificate or statement (in each case, taken as a whole but excluding the Offering Memorandum) which has been furnished to any Lender by or on behalf of the Borrower or any of its Subsidiaries in connection herewith contained any materially untrue statement of a material fact or omitted to state a material fact necessary in order to make the statement contained herein and therein not materially misleading at the time it was furnished in light of the circumstances under which they were made, provided
                                                                    --------
that notwithstanding anything to the contrary in this Agreement or in the Loan
----
Papers, the Borrower makes no representation, warranty or guaranty as to any projections furnished to the Lenders except that they were prepared in good faith by the Borrower on the basis of assumptions which the Borrower believed were reasonable as of the date of such projections. On each date after the Closing Date on which this representation is deemed to be made, the Borrower represents that none of the regular or periodic reports, or any registration statement or prospectus filed by the Borrower or any Restricted Subsidiary with the Securities and Exchange Commission (or any successor agency) contains any materially untrue statement of a material fact or omits to state a material fact necessary in order to make the statement contained therein not materially misleading at the time of such filing in light of the circumstances under which they were made. The historical financial statements of the Borrower and Guarantor contained in the Offering Memorandum present fairly in all material respects and in accordance with GAAP (subject to year end adjustments and the absence of footnotes as to the Borrower's unaudited financial statements contained therein) the financial position of the Borrower and the Guarantor, respectively, and their respective consolidated Subsidiaries as of the date of such financial statements.

     (u)  Year 2000 Compliance.  The Borrower has (A) undertaken such review and
          --------------------
assessment of its business and operations as it deems appropriate with respect to Year 2000 Compliance, (B) developed an appropriate plan and timeline for addressing Year 2000 Compliance issues on a timely basis, and (C) to date, implemented that plan substantially in accordance with that timetable. The aggregate costs to and charges by the Borrower related to Year 2000 Compliance shall not exceed an amount which is, or would reasonably be expected to cause, a Material Adverse Change.

     (v)  Existing Financing.  The Loans and the Conditional Early Release
          ------------------
Unlimited Guaranty of the Loans and all Obligations are senior to or pari passu with all Existing Financing. Nothing in this Agreement and the other Loan Papers violates any provision of the Existing Financing Documentation, and no consent is required in connection with any of the Existing Financing Documentation in order to execute, deliver and perform under this Agreement and the other Loan Papers. To the actual knowledge of the Authorized Officers, there exists no "Default" or "Event of Default" as defined in, and under any of the Existing Financing Documentation, or any other event or circumstance which causes a Repayment Event with respect to any of the Existing Financing. All notices required by any Existing Financing Documentation regarding the execution, delivery or performance by the Borrower or any Restricted Subsidiary of the Loan Papers have been given in accordance with the terms of the Existing Financing Documentation.

     (w)  Fibers and Fiber Capacity. As of the Closing Date, the Borrower and
          -------------------------
its Restricted Subsidiaries own or have the right to use through the Maturity Date not less than 24 optical fibers on a weighted average route mile basis on the Backbone (which such fibers are not subject to any transfer, disposition or IRU Agreement granting an IRU to any Person other than the Borrower or any Restricted Subsidiary), and such fiber capacity is sufficient, on a weighted average route mile basis, to meet the business plan of the Borrower.

     (x)  Sinking Funds and Defeasance.  As of the Closing Date, no
          ----------------------------
documentation relating to any Debt for Borrowed Money of the Borrower or any Restricted Subsidiary has any provision granting any creditor a sinking fund or a right to require a defeasance of the obligations owing to it.

     5.02. Survival of Representations and Warranties. All representations and warranties made under this Agreement and the other Loan Papers shall be deemed to be made at and as of the Closing Date and at and as of the date of each Advance (excluding each Refinancing Advance), and each shall be true and correct in all material respects when made (except those representations and warranties that specifically speak as of a particular date). All such representations and warranties shall survive, and not be waived by, the execution hereof by any Lender, any investigation or inquiry by any Lender, or by the making of any Advance under this Agreement.


                        ARTICLE VI.  GENERAL COVENANTS

     So long as any of the Obligations are outstanding and unpaid or the Commitment or any Letter of Credit is outstanding (whether or not the conditions to borrowing have been or can be fulfilled):

     6.01.  Preservation of Existence and Similar Matters.

     (a) The Borrower shall, and shall cause each Material Subsidiary to, preserve and maintain, or timely obtain and thereafter preserve and maintain (i) material rights, franchises, authorizations, consents, privileges and all other material Licenses from federal, state and local governmental bodies and any Tribunal (regulatory or otherwise) which the Borrower or such Material Subsidiary deems reasonably necessary or advisable to conduct its business in the ordinary course, and (ii) its existence (except as permitted by Section 8.05 hereof); and

     (b) The Borrower shall, and shall cause each Restricted Subsidiary to, qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its Properties or the nature of its business requires such qualification or authorization, except where the failure to do so is not, and would not reasonably be expected to cause, a Material Adverse Change.

     6.02. Business; Compliance with Applicable Law. The Borrower shall, and shall cause the Restricted Subsidiaries to (a) engage primarily in the Telecommunications Business, including, without limitation, the internet, internet protocol, web hosting or electronic commerce, and (b) comply in all material respects with the requirements of all material Applicable Law.

     6.03. Maintenance of Properties. The Borrower shall, and shall cause each Material Subsidiary to, maintain or cause to be maintained all their material Properties necessary to the conduct of their business (whether owned or held under lease) in reasonably good repair, working order and condition, taken as a whole, and from time to time make or cause to be made all appropriate repairs, renewals, replacements, additions, betterments and improvements thereto.

     6.04. Accounting Methods and Financial Records. The Borrower shall, and shall cause each Restricted Subsidiary to, maintain a system of accounting established and administered in accordance with GAAP and keep adequate records and books of account in which complete entries will be made and all transactions reflected in accordance with GAAP. The Borrower shall, and shall cause each of the Restricted Subsidiaries to, maintain a fiscal year ending on December 31.

     6.05. Insurance. The Borrower shall, and shall cause each Restricted Subsidiary to, maintain insurance from responsible companies in such amounts and against such risks as shall be customary and usual in the industry for companies of similar size and capability. The Borrower shall use commercially reasonable efforts to cause each insurance policy to provide for at least 30 days' prior notice to the Administrative Agent of any proposed termination or cancellation of such policy, whether on account of default or otherwise.

     6.06. Payment of Taxes and Claims. The Borrower shall, and shall cause each of its Restricted Subsidiaries to, pay and discharge all federal and other material Taxes, assessments and governmental charges or levies imposed upon it or its income or Properties prior to the date on which penalties attach thereto which are shown on such Person's Tax returns to be due and payable, and all lawful material claims for labor, materials and supplies which, if unpaid, might become a Lien upon any of their Properties or assets, except those Taxes, assessments and charges which are immaterial or contested by the Borrower diligently in good faith, and for which adequate reserves have been established in accordance with GAAP. The Borrower shall, and shall cause each of its Restricted Subsidiaries to, timely file all information returns required by federal Tax Authorities, and all material information returns required by state or local Tax authorities.

     6.07. Visits and Inspections. The Borrower shall, and shall cause each Restricted Subsidiary to, promptly, permit representatives of the Administrative Agent and the Arranging Agents, or any Lender accompanied by the Administrative Agent from time to time, upon prior notice reasonable under the circumstances, to (a) visit and inspect the Properties of the Borrower and each Restricted Subsidiary during normal business hours (unless there exists an Event of Default in which case during such hours as is reasonable under the circumstances), (b) inspect and make extracts from and copies of the Borrower's and each Restricted Subsidiary's books and records, in each case as reasonable under the circumstances, (c) discuss with the Borrower's and each Restricted Subsidiary's officers (and during an Event of Default, with the Auditors together with an Authorized Officer of the Borrower), its business, assets, liabilities, financial positions, results of operations and business prospects, and (d) make reasonable informational requests of the Auditors from time to time, with respect to which the Borrower shall be obligated to procure such information from the Auditors.

     6.08. Use of Proceeds. The Borrower agrees that the proceeds of the Loans shall be used in accordance with the terms of Section 2.15 hereof.

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

     6.09. Indemnity. The Borrower agrees to indemnify and hold harmless the Administrative Agent, the Lead Arranger, the Arranging Agents, the Co-Arrangers, the Co-Syndication Agents, each Lender and their respective affiliates, officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, the reasonable fees and expenses of counsel and the allocated cost of internal counsel) which may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with the Loans, including without limitation, any transaction in which the proceeds of any borrowing are or are to be applied, whether or not an Indemnified Party is a party thereto, whether or not the transactions contemplated herein are consummated, and whether or not such claim, damage, loss, liability or expense results from the negligence of such Indemnified Party unless and only to the extent that as to any Indemnified Party, it shall be determined in a final, non-appealable judgment by a court of competent jurisdiction that such losses, claims, damages, liabilities, or expenses resulted from such Indemnified Party's gross negligence or willful misconduct. Borrower will not settle or consent to judgment with respect to any investigation, litigation, or proceeding without the prior written consent of the Administrative Agent and any affected Indemnified Party, unless such settlement or consent includes an unconditional release of each such Indemnified Party or unless each Indemnified Party is entitled to be indemnified under this
Section 6.09 (which entitlement the Borrower will confirm to such Indemnified Party in writing, if requested). The Borrower shall periodically, upon request, reimburse each Indemnified Party for its reasonable legal and other actual expenses (including the costs of any investigation and preparation) incurred in connection with any indemnified matter. The Borrower agrees that no Indemnified Party shall have any liability for any indirect or consequential damages in connection with its activities related to the Loans. The reimbursement, indemnity and contribution obligations under this Section shall be in addition to any liability which the Borrower may otherwise have, shall extend upon the same terms and conditions to each Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Borrower, the Administrative Agent, the Lenders and all other Indemnified Party. This Section shall survive any termination of this Agreement and repayment of the Obligations.

     6.10. Environmental Law Compliance. The use which the Borrower or any of its Restricted Subsidiaries intends to make of any real Property owned by it will not result in the disposal or other release of any Hazardous Substance or solid waste on or to such real Property in violation of any Environmental Law, except any such violation which is not, and would not reasonably be expected to cause, a Material Adverse Change. As used herein, the term "release" as used in this Section shall have the meanings specified in CERCLA (as defined in the definition of applicable Environmental Laws), and the terms "solid waste" and "disposal" shall have the meaning specified in RCRA (as defined in the definition of applicable Environmental Laws); provided, however, that if CERCLA or RCRA is amended so as to broaden or narrow the meaning of any term defined thereby, such broader or narrower meaning shall apply subsequent to the effective date of such amendment; and provided further, to the extent that any other law applicable to the Borrower, any of its Restricted Subsidiaries or any of their properties and assets establishes a meaning for "hazardous substance," "release," "solid waste," or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply. The Borrower and each Restricted Subsidiary agrees to indemnify and hold the Administrative Agent and each Lender harmless from and against, and to reimburse them with respect to, any and all claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and courts costs) asserted or awarded against or incurred by any of them by reason of or arising out of transactions contemplated by this Agreement and (a) the failure of the Borrower or any of its Restricted Subsidiaries to perform any obligation hereunder regarding asbestos or applicable Environmental Laws, (b) any violation by the Borrower or Restricted Subsidiary on or before the Release Date of any applicable Environmental Law in effect on or before the Release Date, and (c) any act, omission, event or circumstance existing or occurring on or prior to the Release Date, involving the presence on such real Property or release from such real Property of Hazardous Substances or solid wastes disposed of or otherwise released on or prior to the Release Date, resulting from or in connection with the ownership by the Borrower or any Restricted Subsidiary of the real Property, regardless of whether the act, omission, event or circumstance constituted a violation of any applicable Environmental Law at the time of its existence or occurrence, or whether the act, omission, event or circumstance is caused by or relates to the negligence of any indemnified Person; provided, that the Borrower shall not be under any obligation to indemnify the Administrative Agent or any Lender to the extent that any such liability arises as the result of the gross negligence or willful misconduct of such Person, as finally judicially determined by a court of competent jurisdiction. The provisions of this Section shall survive the Release Date and shall continue thereafter in full force and effect.

     6.11. Restricted Subsidiary Designation. The Borrower agrees that each Restricted Subsidiary on the Closing Date will remain a Restricted Subsidiary until the Obligations have been repaid in full and the Commitment has been terminated, unless any Restricted Subsidiary that is not a Material Subsidiary has been Disposed of in accordance with the terms of Section 8.05(a)(ii)(A) hereof.

     6.12. Year 2000 Compliance. The Borrower will promptly notify the Administrative Agent in the event the Borrower discovers or determines that any computer application (including those of its suppliers and vendors) that is material to its or any of the Restricted Subsidiaries, business and operations will not be Year 2000 Compliant on a timely basis, except to the extent that such failure is not, and would not reasonably be expected to cause, a Material Adverse Change.

     6.13. Fiber Capacity. The Borrower shall, and shall cause its Restricted Subsidiaries to, at all times maintain ownership of or the right to use through the Maturity Date (or until all Obligations are paid in full) not less than 24 optical fibers on a weighted average route mile basis on the Backbone, which such fibers may not be transferred, disposed of or made subject to an IRU Agreement granting an IRU to any Person other than the Borrower or any Restricted Subsidiary if such transfer, disposal or IRU Agreement would result in the Borrower and its Restricted Subsidiaries owning or having the right to use less than 24 optical fibers on a weighted average route mile basis on the Backbone through the Maturity Date (or until all Obligations are paid in full).

     6.14. UCC Filings. The Borrower shall, and shall cause its Restricted Subsidiaries to, agree to file UCC-3 releases for all UCC filings recorded against the Borrower and its Restricted Subsidiaries, which such UCC filings evidence Debt that has been repaid in full and extinguished and do not evidence Permitted Liens.

     6.15. Sinking Funds and Defeasance. To the extent that the Borrower or any Restricted Subsidiary agrees in connection with the incurrence of any Debt for Borrowed Money to a sinking fund or defeasance, the Borrower shall, and shall cause each of its Restricted Subsidiaries to, grant to the Administrative Agent and the Lenders proportionately similar rights to a sinking fund or defeasance with respect to the Obligations.

                      ARTICLE VII.  INFORMATION COVENANTS

     So long as any of the Obligations are outstanding and unpaid or the Commitment or any Letter of Credit is outstanding (whether or not the conditions to borrowing have been or can be fulfilled), the Borrower shall furnish or cause to be furnished to the Administrative Agent two copies of the following:

     7.01. Quarterly Financial Statements and Information. Within 60 days after the end of each fiscal quarter (except the fourth fiscal quarter), (a) consolidated balance sheets of the Borrower and the Restricted Subsidiaries, and
(b) either (i) a copy of the Form 10-Q (including all financial statements contained herein) filed by the Borrower or (ii) consolidated balance sheets of the Borrower and its Subsidiaries, each as at the end of such quarter, and the related consolidated and consolidating statements of income and consolidated statements of changes in cash for such quarter and for the elapsed portion of the year ended with the last day of such quarter, all of which shall be certified by an Authorized Officer of the Borrower on behalf of the Borrower, to, in his or her opinion, present fairly in all material respects, in accordance with GAAP (except that such financial statements may be subject to year-end audit adjustments and do not have to contain footnotes), the financial position and results of operations of (A) the Borrower and the Restricted Subsidiaries, and (B) the Borrower and its Subsidiaries, respectively, as at the end of and for such period, and for the elapsed portion of the year ended with the last day of such period.

     7.02.  Annual Financial Statements and Information.

     (a) Within 120 days after the end of each fiscal year, a copy of (i) the consolidated balance sheets of the Borrower and the Restricted Subsidiaries,
(ii) either (A) a copy of the Form 10-K (including all financial statements contained therein) filed by the Borrower, or (B) the consolidated balance sheets of the Borrower and its Subsidiaries, each as of the end of such fiscal year, and (iii) consolidated and consolidating statements of earnings, statements of changes in shareholders' equity, and statements of changes in cash as of and through the end of such fiscal year for the Borrower and the Restricted Subsidiaries and the Borrower and its Subsidiaries, respectively, all of which are prepared in accordance with GAAP, and certified by Auditors, whose opinion shall be in scope and substance in accordance with generally accepted auditing standards and shall be unqualified.

     (b) As soon as available, but in any event within 90 days following the end of each fiscal year, a copy of the annual consolidated operating budget of the Borrower and the Restricted Subsidiaries for the succeeding fiscal year.

     (c) As soon as available, but in any event within three Business Days following any change in the Senior Unsecured Debt Rating, a Notice of Change of Senior Unsecured Debt Rating.

     7.03. Compliance Certificates. At the time financial statements are furnished pursuant to Section 7.01 and Section 7.02 hereof, a duly completed Compliance Certificate certified by an Authorized Officer of the Borrower on behalf of the Borrower, evidencing no Default or Event of Default (or giving the circumstances and details if there has been a Default or an Event of Default), and certifying as to any changes (including, without limitation, creation of Restricted Subsidiaries, acquisitions, dissolutions, liquidations, Dispositions, mergers, consolidations and otherwise) in Material Subsidiaries, Restricted Subsidiaries and Unrestricted Subsidiaries.

     7.04.  Copies of Other Reports and Notices.

     (a) Promptly upon their becoming available, a copy of (i) all material reports or material letters submitted to the Borrower or any Material Subsidiary by accountants in connection with any annual, interim or special audit, including without limitation any report prepared in connection with the annual audit referred to in Section 7.02 hereof, and any other comment letter submitted to management in connection with any such audit, (ii) each financial statement, report, notice or proxy statement sent by the Borrower or any Restricted Subsidiary to stockholders generally and (iii) each regular or periodic report and any registration statement or prospectus (or material written communication in respect of any thereof) filed by the Borrower or any Restricted Subsidiary with any securities exchange, with the Securities and Exchange Commission or any successor agency.

     (b) Promptly upon becoming aware (i) that the holder(s) of any note(s) or other evidence of indebtedness or other security of the Borrower or any Material Subsidiary in excess of $25,000,000 in the aggregate has given notice or taken any action with respect to a breach, failure to perform, claimed default or event of default thereunder, (ii) of any occurrence or non-occurrence of any event which constitutes or which with the passage of time or giving of notice or both would constitute either (A) a "Default" or "Event of Default" (as such terms are defined in the Existing Financing Documentation) by the Borrower or any Material Subsidiary under any Existing Financing or (B) a Repayment Event under any Existing Financing, or (iii) of the occurrence of any event, circumstance or condition which is, or would reasonably be expected to cause, a Material Adverse Change, a written notice specifying the details thereof (or the nature of any claimed default or event of default) and what action is being taken or is proposed to be taken with respect thereto;

     (c) (i) Promptly upon receipt thereof, copies of any notices received from the FCC, any applicable PUC or any other federal, state or local regulatory agencies or any tribunal relating to any order, ruling, law, information or policy and information relating to material developments with respect thereto that both (A) relates to a breach of or noncompliance with the Communications Act or any law, rule or regulation of any applicable PUC, and (B) would reasonably be expected to result in the payment of money by the Borrower or any Restricted Subsidiary in an amount of $25,000,000 or more in the aggregate, or otherwise is, or would reasonably be expected to cause, a Material Adverse Change, or result in the loss or suspension of any Material License; and

          (ii) Within 10 Business Days after an Authorized Officer of the Borrower has actual knowledge or notice thereof, notice of (A) the commencement of any proceeding or investigation before any applicable PUC with respect to the operations of the Borrower or any Restricted Subsidiary which would reasonably be expected to cause a Material Adverse Change, and (B) the commencement of all proceedings or material formal investigations before the FCC.

     (d) From time to time and promptly upon each request, such data, reports, documents or further information regarding the assets, business, liabilities, financial position, results of operations or business prospects of the Borrower and the Restricted Subsidiaries, as the Administrative Agent or any Lender through the Administrative Agent may reasonably request, and from time to time within a reasonable time period after each request during the continuance of an Event of Default, such projections as may be reasonably requested by the Administrative Agent or any Lender through the Administrative Agent.

     7.05. Notice of Litigation, Default and Other Matters. Notice of the following events within 10 Business Days after an Authorized Officer of the Borrower has actual knowledge or notice thereof:

     (a) Any action or proceedings in any court or before any arbitrator involving claims for damages (including punitive damages) in excess of either $25,000,000 for any one proceeding or investigation, or $50,000,000 in the aggregate for all such proceedings (after deducting the amount with respect to which the Borrower or any of its Restricted Subsidiaries is insured), against the Borrower or any of its Restricted Subsidiaries, or any of their properties, assets or businesses or with respect to which the Borrower or any Restricted Subsidiary has liability; and

     (b) The happening of any condition or event which constitutes a Default or Event of Default. Such notice shall specify the nature and period of existence thereof and what action is being taken or is proposed to be taken with respect thereto.

     7.06.  ERISA Reporting Requirements.

     (a) Promptly and in any event (i) within 30 days after the Borrower or any member of their Controlled Group has actual knowledge that any ERISA Event described in clause (a) of the definition of ERISA Event or any event described in Section 4063(a) of ERISA with respect to any Plan of the Borrower or any member of its Controlled Group has occurred, and (ii) within 10 Business Days after the Borrower or any member of its Controlled Group has actual knowledge that any other ERISA Event with respect to any Plan of the Borrower or any member of its Controlled Group has occurred or a request for a minimum funding waiver under Section 412 of the Code with respect to any Plan of the Borrower or any member of its Controlled Group, a written notice describing such event and describing what action is being taken or is proposed to be taken with respect thereto, together with a copy of any notice of event that is given to the PBGC;

     (b) Promptly and in any event within two Business Days after receipt thereof by the Borrower or any member of its Controlled Group from the PBGC, copies of each notice received by the Borrower or any member of its Controlled Group of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;

     (c) Promptly and in any event within 30 days after the filing thereof by the Borrower or any member of its Controlled Group with the United States Department of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report (including Schedule B thereto) with respect to each Plan;

     (d) Promptly and in any event within 30 days after receipt thereof, a copy of any notice, determination letter, ruling or opinion the Borrower or any member of its Controlled Group receives from the PBGC, the United States Department of Labor or the Internal Revenue Service with respect to any Plan;

     (e) Promptly, and in any event within 10 Business Days after receipt thereof, a copy of any correspondence the Borrower or any member of their Controlled Group receives from the Plan

Sponsor (as defined by Section 4001(a)(10) of ERISA) of any Plan concerning potential withdrawal liability pursuant to Section 4219 or 4202 of ERISA, and a statement from the chief financial officer of the Borrower or such member of its Controlled Group setting forth details as to the events giving rise to such potential withdrawal liability and the action which the Borrower or such member of its Controlled Group is taking or proposes to take with respect thereto;

     (f) Notification within 30 days of any material increases in the benefits of any existing Plan which is not a Multiemployer Plan, or the establishment of any new Plans, or the commencement of contributions to any Plan to which the Borrower or any member of its Controlled Group was not previously contributing;

     (g) Notification within three Business Days after the Borrower or any member of its Controlled Group has actual knowledge that the Borrower or any such member of its Controlled Group has or intends to file a notice of intent to terminate any Plan under a distress termination within the meaning of Section 4041(c) of ERISA and a copy of such notice; and

     (h) Within 10 Business Days after receipt of written notice of commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any member of its Controlled Group with respect to any Plan.


                       ARTICLE VIII.  NEGATIVE COVENANTS

     So long as any of the Obligations are outstanding and unpaid or the Commitment or any Letter of Credit is outstanding (whether or not the conditions to borrowing have been or can be fulfilled):

     8.01.  Financial Covenants.

     (a) Total Leverage Ratio. From the Closing Date and continuing at all times until the Obligations have been repaid in full, the Borrower shall not permit the Total Leverage Ratio to be more than the following ratios during the following time periods:

                        Period                                Ratio
                        ------                             ------------

     From the Closing Date through September 29, 1999              5.25 to 1.00
     From September 30, 1999 through June 29, 2000                 4.75 to 1.00
     From June 30, 2000 through September 29, 2000                 4.25 to 1.00
     From September 30, 2000 and thereafter                        3.75 to 1.00

     (b) Interest Coverage Ratio. From the Closing Date and continuing at all times until the Obligations have been repaid in full, the Borrower shall not permit the Interest Coverage Ratio to be less than 2.75 to 1.00.

     (c) Minimum Consolidated Net Worth. From the Closing Date and continuing at all times until the Obligations have been repaid in full, the Borrower shall not permit the Consolidated Net Worth of the Borrower and the Restricted Subsidiaries on any date of determination to be less than the sum of (i) 75% of the Borrower's Consolidated Net Worth at December 31, 1998, (ii) 50% of Consolidated Net Income (with no deduction for losses) for the period commencing January 1, 1999 through any such date of determination, plus (iii) 75% of the net proceeds received by the Borrower from common Capital Stock issuances of the Borrower during the period from the Closing Date through any such date of determination. For purposes of compliance with the foregoing Consolidated Net Worth test, one-time non-cash merger and restructuring charges relating to future acquisitions permitted to be consummated in accordance with the terms hereof may be added back to Net Income provided that (A) such charges may only be added back to the extent they were deducted from Net Income and (B) the aggregate amount of all such add backs over the term of this Agreement shall not exceed $250,000,000.

     8.02. Debt for Borrowed Money. The Borrower shall not, and shall not permit any Restricted Subsidiary to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, or suffer to exist any Debt for Borrowed Money or issue any Preferred Stock, except the following Debt for Borrowed Money, provided that, any Debt for Borrowed Money which is permitted when incurred (whether it is incurred by operation of law or otherwise) shall always be permitted hereunder:

     (a) with respect to the Borrower and the Restricted Subsidiaries, Debt for Borrowed Money under the Loan Papers;

     (b) with respect to the Borrower and its Restricted Subsidiaries, Debt for Borrowed Money in existence on the Closing Date described on Schedule 8.02
                                                             -------------
hereto and not otherwise permitted pursuant to the terms of this Section 8.02, including without limitation, the Existing Financing and the TROL Transaction, in each case only in the principal amounts and on the terms as such Debt for Borrowed Money exists as of the Closing Date (subject to the provisions of subparagraph (e) below); provided that, in the case of existing accreting Debt, principal amount existing on the Closing Date shall include all amounts by which any such debt accretes after the Closing Date;

     (c) provided that no Default or Event of Default exists or would result from the incurrence thereof, with respect to the Borrower and the Wholly Owned Restricted Subsidiaries, Debt owed to each other incurred in the ordinary course of business in accordance with past practices;

     (d) so long as there exists no Default or Event of Default both before and after giving effect thereto, Debt of the Borrower in respect to Interest Rate Protection Agreements;

     (e) so long as there exists no Default or Event of Default both before and after giving effect thereto, Debt of the Borrower or any Restricted Subsidiary in respect of Permitted Refinancing Indebtedness;

     (f) so long as there exists no Default or Event of Default both before and after giving effect thereto,

           (i) the Borrower may incur Subordinated Indebtedness, so long as such Subordinated Indebtedness in the aggregate for all outstanding principal amounts does not exceed $500,000,000, provided that, if the Total Leverage Ratio is less than 4.00 to 1.00 both before and after giving effect to any such incurrence, the Borrower may incur Subordinated Indebtedness in principal amounts in excess of $500,000,000, and

          (ii) in addition to Debt for Borrowed Money permitted to be incurred in accordance with the terms of subparagraph (i) above, the Borrower may incur Subordinated Indebtedness or unsecured indebtedness on a pari passu basis with the Obligations, or issue Preferred Stock, so long as (A) such indebtedness or Preferred Stock issuance does not exceed an amount equal to $300,000,000 in principal amount outstanding at any time, (B) with respect to indebtedness that is unsecured and on a pari passu basis, the terms are reasonably acceptable to the Arranging Agents and (C) the material terms are no more restrictive than the terms of this Agreement (including, without limitation, the maturity, financial covenants and negative covenants), provided that, if the Total Leverage Ratio is less than 4.00 to
     1.00 both before and after giving effect to any such incurrence, the Borrower may incur indebtedness or issue Preferred Stock meeting the requirements set forth in (B) and (C) above in excess of $300,000,000 in principal amounts outstanding;

     (g) so long as there exists no Default or Event of Default both before and after giving effect to the incurrence thereof, Debt for Borrowed Money and/or Preferred Stock of the Borrower and the Restricted Subsidiaries:

          (i) in an aggregate principal amount for the Borrower and the Restricted Subsidiaries together not in excess of $50,000,000 outstanding at any one time for both Debt for Borrowed Money and Preferred Stock, and

          (ii) in addition to amounts permitted under (b) and (g)(i) above, in respect of Capital Leases and purchase money as defined in the UCC in an aggregate amount for the Borrower and the Restricted Subsidiaries together not in excess of $125,000,000 outstanding at any one time, and

          (iii) in addition to (g)(i) and (ii) above, any amount of Preferred Stock, provided that the terms of such Preferred Stock shall (i) provide for payment in kind dividends only, except to the extent declared by the Board of Directors and approved by the Administrative Agent and the Majority Lenders, (ii) contain no covenants of the Borrower or any Restricted Subsidiary, (iii) contain no mandatory redemption, defeasance, sinking fund or prepayment provisions, (iv) provide that the sole remedies for breach or default of any provision of such Preferred Stock shall be limited to additional board seats, so long as it does not cause a Change of Control or Specified Change of Control, (v) not contain any voting rights that could cause a Change of Control or a Specified Change of Control and
     (vi) not contain any liquidation rights or conversion rights (other than conversion rights into the common Capital Stock of the Borrower);

     (h) so long as there exists no Default or Event of Default both before and after giving effect to incurrence thereof, the Borrower and the Restricted Subsidiaries may incur other unsecured Debt for Borrowed Money and/or Preferred Stock not described in (a) through (g) above, provided that the aggregate principal amount of all such Debt and Preferred Stock for the Borrower and the Restricted Subsidiaries together is never in excess of $50,000,000 outstanding at any one time, and

     (i) so long as there exists no Default or Event of Default both before and after giving effect to incurrence thereof, the Borrower may acquire unsecured Debt for Borrowed Money in connection with an acquisition permitted under
Section 8.18 hereof (the "Acquired Debt") so long as in each case (i) such Acquired Debt was not incurred in anticipation of the acquisition by the Borrower, (ii) the Borrower deposits in cash at the Administrative Agent an amount equal to the principal amount of the Acquired Debt as collateral to secure the Obligations hereunder (the "Cash Collateral"), (iii) the Borrower executes a security agreement in form and substance reasonably acceptable to the Administrative Agent and the Arranging Agents granting a lien and security interest in the Cash Collateral to secure the Obligations of the Lenders hereunder together with such other documentation, including, without limitation, UCC-1 filings, as deemed reasonable by the Administrative Agent, (iv) the Acquired Debt must remain the sole obligation of the acquired person and the Borrower shall not, nor shall it permit any Restricted Subsidiary to, execute any Guaranty of the Acquired Debt or otherwise become obligated in any manner with respect to the Acquired Debt (pursuant to assumption, merger, consolidation, operation of law or otherwise). Each Lender hereby authorizes the Administrative Agent to release and return to the Borrower such portion of any Cash Collateral upon the extinguishment of the related Acquired Debt.

     8.03. Liens. The Borrower shall not, and shall not permit any Restricted Subsidiary to, create, assume, incur, permit or suffer to exist, directly or indirectly, any Lien on any of its assets or Properties, whether now owned or hereafter acquired, except (a) Permitted Liens, (b) so long as no Default or Event of Default exists or would result from the incurrence of such Lien, Liens securing Debt permitted to be incurred by Section 8.02(g) hereof (and any Permitted Refinancing Indebtedness of such Debt), but only so long as such Debt secured thereby shall not be increased and the Liens shall cover Properties of the Borrower purchased with the proceeds of such Debt and shall not cover additional assets of the Borrower or any such Restricted Subsidiary, and (c) pre-existing Liens acquired by the Borrower or any Restricted Subsidiary in connection with an acquisition permitted by Section 8.18 hereof and securing Debt permitted to be incurred by Section 8.02(g) hereof. Except to the extent that any such provision is contained in the Existing Financing Documentation, the Borrower shall not, and shall not permit any Restricted Subsidiary of the Borrower to, agree with any other Person that it shall not create, assume, incur, permit or suffer to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its assets or Properties, provided that, with respect to Sections 8.02 (f) and (g) hereof, the Borrower (or in the case of (g), any Restricted Subsidiary) may agree with any such creditor to the prohibition of Liens on all Debt other than Liens securing the Obligations (and any increase in the Obligations).

     8.04. Investments. The Borrower shall not, and shall not permit any Restricted Subsidiary to, make any Investment, except that the Borrower and its Restricted Subsidiaries may purchase or otherwise acquire and own:

     (a) Marketable, direct obligations of, or guaranteed by, the United States of America and maturing within 365 days of the date of purchase;

     (b) Commercial paper maturing not more than 90 days after the date of acquisition, issued by U.S. corporations (other than Affiliates of the Borrower) that have a rating of A-2/P-1 or A-1/P-2 or better by Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc. or Moody's Investors Service, Inc.;

     (c) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has a capital surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Exchange Act);

     (d) securities with maturities of six months or less from the date of acquisition, issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by an political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc. or "A" by Moody's Investors Service, Inc.;

     (e) Investments constituting acquisitions permitted by Section 8.18 hereof,

     (f) Investments and contractually committed future Investments that are in existence on the Closing Date and described on Schedule 8.04 or Schedule 5.01(q)
                                               -------------    ----------------
hereto; and

     (g) in addition to all the other permitted Investments under this Section
8.04 and so long as there exists no Default or Event of Default both before and after giving effect to such Investment, Permitted Investments;

     (h) receivables owing to the Borrower or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

     (i) payroll, travel, commission and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business, and prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business;

     (j) loans or advances, or extensions of credit, to employees, directors, distributors and sales agents made in the ordinary course of business consistent with past practices of the Borrower or such Restricted Subsidiary;

     (k) Investments held in trust by the Borrower or any Restricted Subsidiary for the purpose of paying deferred compensation to its officers and employees;

     (l) so long as there exists no Default or Event of Default both before and immediately after giving effect to any such Investment, Investments in bonds, notes, debentures and other securities received as a result of the Disposition by the Borrower or any Restricted Subsidiary of any assets or Properties permitted in accordance with the terms of Section 8.05 hereof, provided that the aggregate amount of such Investments for the Borrower and its Restricted Subsidiaries shall not exceed $25,000,000 at any one time outstanding; and

     (m) Investments made in the ordinary course of business as partial payment for constructing a network relating to a Telecommunications Business, including, without limitation, the internet, internet protocol, web hosting and electronic commerce, not to exceed in the aggregate an amount in excess of $10,000,000 outstanding at any one time.

     8.05. Liquidation, Disposition and Merger. The Borrower shall not, and shall not permit any Restricted Subsidiary of the Borrower to, at any time:

     (a) liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up; or effect any Disposition of all or any part of its assets, Properties or business other than:

         (i) Permitted Asset Sales and the contribution of EUnet International Limited and any other assets of the Borrower or any Restricted Subsidiary contractually committed to be contributed by the Borrower to the KPNQwest Joint Venture,

         (ii) so long as (1) there exists no Event of Default both before and after giving effect to any such Disposition, (2) there exists no Default under Section 9.01(a) hereof both before and after giving effect to any such Disposition, (3) the Administrative Agent has not received notice from the Borrower in accordance with the terms of Section 7.04(b) hereof that an event has occurred or a circumstance exists that is, or would reasonably be expected to cause, a Material Adverse Change both before and after giving effect to any such Disposition, and (4) the Borrower is in compliance with the terms of Section 2.05 and Section 2.11 hereof:

               (A) Dispositions of assets not constituting Capital Stock of Material Subsidiaries with a Disposition price of less than $15,000,000 for any one Disposition and less than an amount equal to 10% of the Consolidated Tangible Assets (determined on the date of each such Disposition) in the aggregate for all such Dispositions from the Closing Date through the date of such Disposition;

               (B)  sales of accounts receivable in accordance with the terms of
          Section 8.12 hereof,

               (C) any Restricted Subsidiary of the Borrower owned all or in part by the Borrower or any Wholly Owned Restricted Subsidiary can be dissolved , so long as the Borrower and each such Wholly Owned Restricted Subsidiary owning any Capital Stock of such Restricted Subsidiary acquires its proportionate part of such Restricted Subsidiary's assets, provided that, so long as such dissolution is in
                               -------- ----
          the ordinary course of business in accordance with the past practices of the Borrower and is otherwise in compliance with this subsection
          (C), such dissolution may occur during the existence of a Default or Event of Default or after notice of the occurrence of a Material Adverse Change,

               (D) any Wholly Owned Restricted Subsidiary hereunder may Dispose of assets, Property or business to the Borrower or any other Wholly Owned Restricted Subsidiary or the Borrower, provided that, so long as
                                                       -------- ----
          such Disposition is in the ordinary course of business in accordance with the past practices of the Borrower and the Restricted Subsidiaries and is otherwise in compliance with this subsection (D), such Disposition may occur during the existence of a Default or Event of Default or after notice of the occurrence of a Material Adverse Change,

               (E) any Disposition by the Borrower and its Restricted Subsidiaries of any of their non-domestic assets and Properties, including without limitation (I) the 1,400-route-mile extension of the U.S. network into Mexico, (II) the capacity on three undersea systems linking its network to Europe, (III) the proposed 13, 125-mile-four-fiber-pair submarine cable systems connecting the U.S. to Japan, scheduled for completion by the second quarter of 2000 and (IV) all transatlantic and transpacific cable capacity or systems.

               (F) any Dispositions of fiber or IRU's in fiber or capacity and the related transport and network equipment in accordance with the terms of Section 8.17 hereof, and

               (G) any fiber swaps and fiber exchanges of capacity, so long as the Borrower is in compliance with the terms of Section 6.13 hereof; and

          (iii) any Investment of the Borrower or any Restricted Subsidiary that is permitted by Section 8.04 hereof,

     (b) enter into any merger or consolidation, except that, so long as there exists no Default under Section 9.01(a) hereof or any Event of Default both before and after giving effect to any such transaction, any Wholly Owned Restricted Subsidiary of the Borrower can merge or consolidate into any other Wholly Owned Restricted Subsidiary of the Borrower, provided that, so long as
                                                    -------- ----
such merger or consolidation is in the ordinary course of business of the Borrower and in accordance with the past practices of the Borrower and is otherwise in compliance with this subsection (b), such merger or consolidation may occur during the existence of a Default or Event of Default or after notice of the occurrence of a Material Adverse Change, or

     (c) enter into any merger or consolidation, except that, another Person may be merged into the Borrower or any Restricted Subsidiary in connection with an acquisition permitted under Section 8.18(d) hereof, so long as the Borrower or any Restricted Subsidiary is the surviving corporation.

     8.06. Guaranties; Contingent Liabilities. The Borrower shall not, and shall not permit any Restricted Subsidiary to, at any time make or issue any Guaranty, or assume, be obligated with respect to, or permit to be outstanding any Contingent Liabilities, except (a) pursuant to the Loan Papers, (b) Contingent Liabilities in existence on the Closing Date and described on
Schedule 8.06 hereto, (c) Contingent Liabilities of the Borrower or its
-------------
Restricted Subsidiaries with respect to surety bonds and similar instruments incurred in the ordinary course of the Borrower's business and (d) Contingent Liabilities permitted to be incurred under Section 8.02 hereof.

     8.07. Restricted Payments. The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly declare, make or pay any Restricted Payment; provided, however

           (a) any Restricted Subsidiary of the Borrower may declare, make and pay Distributions to the Borrower or any other Restricted Subsidiary so long as such Distribution is made proportionately to the ownership of the Capital Stock of such Restricted Subsidiary;

          (b) so long as (i) there exists no Default or Event of Default both before and after giving effect to any such Restricted Payment and (ii) the Total Leverage Ratio is less than or equal to 4.00 to 1.00 both before and after giving effect to any such Restricted Payment, the Borrower or any Restricted Subsidiary may make any Restricted Payment not otherwise prohibited by this Agreement (without reference to this Section 8.07) and the Loan Papers;

          (c) in addition to the permitted Restricted Payments described in subparagraph (b) above, so long as (i) there exists no Default or Event of Default both before and after giving effect to any such Restricted Payment and (ii) the Borrower receives the prior written consent of the Arranging Agents, the Borrower or any Restricted Subsidiary may repurchase its Debt for Borrowed Money in a maximum aggregate amount over the term of this Agreement of $200,000,000 (in addition to Permitted Refinancing Indebtedness);

          (d) so long as there exists no Default or Event of Default both before and after giving effect to any such Restricted Payment, management and consulting fees payable to Unrestricted Subsidiaries and other Affiliates of the Borrower in an aggregate amount in any fiscal year not to exceed $5,000,000;

          (e) so long as there exists no Default or Event of Default both before and after giving effect to any such Restricted Payment, the Borrower may repurchase any shares of its common Capital Stock or options to acquire its common Capital Stock from Persons who were formerly directors, officers or employees of the Borrower or any of its Restricted Subsidiaries, provided that the aggregate amount of all such repurchases made pursuant to this subparagraph (e) for the Borrower and all of its Restricted Subsidiaries shall not exceed $1,000,000 in any fiscal year;

          (f) payments permitted to be made to Affiliates of the Borrower and Unrestricted Subsidiaries in accordance with the terms of Section 8.04,
     Section 8.08 and Section 8.16 hereof;

          (g) so long as there exists no Default or Event of Default both before and after giving effect to any such Restricted Payment, the Borrower and its Restricted Subsidiaries may make required scheduled payments in accordance with the terms of the Existing Financing Documentation and other Debt permitted to be incurred or exist in accordance with the terms of
     Section 8.02 hereof; and

          (h) so long as there exists no Default or Event of Default both before and after giving effect to any such Restricted Payment, the Borrower may retire or repurchase any of its common Capital Stock in exchange for, or with the proceeds of any issuance of, any common Capital Stock of the Borrower issued in accordance with the terms of Section 8.10 hereof.

     8.08. Affiliate Transactions. The Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, at any time engage in any transaction with any of its Affiliates, nor make an assignment or other transfer of any of its assets or Properties to any of its Affiliates (other than transactions among the Borrower and its Wholly Owned Restricted Subsidiaries), on terms materially less advantageous to the Borrower or any such Restricted Subsidiary than would be the case if such transaction had been effected with a non-Affiliate, except
(a) as permitted by Section

8.07 and Section 8.16 hereof and (b) those transactions described on Schedule
                                                                     --------
8.08 hereof and transactions pursuant to employee compensation arrangements
----
approved by the Board of Directors, provided that if the Board of Directors or the board of directors of any Restricted Subsidiary, as applicable, determines in good faith that no comparable transaction exists for purposes of making the determination set forth above, then such board shall determine that the terms of such transaction are fair and commercially reasonable and in the best interests of the Borrower or the Restricted Subsidiary entering into such transaction.

     8.09. Compliance with ERISA. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, or permit any member of its Controlled Group to directly or indirectly, (a) terminate any Plan so as to result in any liability to the Borrower or any member of its Controlled Group which would reasonably be expected to result in a liability to the Borrower or any Restricted Subsidiary in excess of $10,000,000, (b) permit to exist any ERISA Event, or any other event or condition which presents the risk of liability of the Borrower or any member of its Controlled Group that would reasonably be expected to result in a liability to the Borrower or any Restricted Subsidiary in excess of $10,000,000, (c) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan so as to result in any liability to the Borrower or any member of its Controlled Group that is would reasonably be expected to be in excess of $10,000,000, (d) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder except in the ordinary course of business consistent with past practice which would result in any liability to the Borrower, or any member of its Controlled Group that is or would reasonably be expected to be in excess of $10,000,000, or (e) permit the present value of all benefit liabilities, as defined in Title IV of ERISA, under each Plan of the Borrower or any member of its Controlled Group (using the actuarial assumptions set forth in the Plan) to exceed the fair market value of Plan assets allocable to such benefits all determined as of the most recent valuation date for each such Plan on an ongoing plan basis, by an amount that is or would reasonably be expected to be in excess of $10,000,000.

      8.10. Capital Stock. The Borrower shall not, and shall not permit any Restricted Subsidiary to (a) make or permit any transfer, assignment, distribution, mortgage, pledge or gift of any shares of Capital Stock of any Restricted Subsidiary, except to the Borrower or another Wholly Owned Restricted Subsidiary, or except in accordance with the terms of Section 8.05(a) hereof and
(b) issue any Capital Stock other than (i) so long as there exists no Event of Default both before and after giving effect to such issuance, common Capital Stock issued by the Borrower, (ii) so long as there exists no Default or Event of Default both before and after giving effect to such issuance, common Capital Stock issued by any Restricted Subsidiary, so long as such Capital Stock is issued to the Borrower or another Wholly Owned Restricted Subsidiary or to any Restricted Subsidiary so long as the Borrower's indirect ownership in such Restricted Subsidiary issuing such Capital Stock is not diluted and (iii) so long as there exists no Default or Event of Default both before and after giving effect to such issuance, Preferred Stock of the Borrower in accordance with the terms of Section 8.02 hereof.

      8.11. Sale and Leaseback. The Borrower shall not, and shall not permit any Restricted Subsidiary to, enter into any arrangement whereby it consummates any Disposition of any of its assets, and thereafter rents or leases back assets (each a "Sale and Leaseback Transaction"), provided that, if there exists no Default or Event of Default both before and after giving effect to both the Disposition and the leaseback, the Borrower and/or its Restricted Subsidiaries may enter into Sale and Leaseback Transactions (a) among the Borrower and its Wholly Owned Restricted Subsidiaries and (b) so long as the Borrower and its Restricted Subsidiaries comply fully with Sections 2.05(a), 2.11(b) and 8.05(a) hereof, with other Persons.

      8.12. Sale or Discount of Receivables. The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly sell, with or without recourse, for discount or otherwise, any notes or accounts receivable other than in the ordinary course of business in accordance with past practices of collection, provided that, so long as there exists no Default or Event of Default both before and after giving effect to each such sale, if the Total Leverage Ratio is less than 4.00 to 1.00 both before and after giving effect to any such sale, the Borrower and its Restricted Subsidiaries may sell accounts receivable on a non recourse basis, in an aggregate amount not to exceed $200,000,000 in accounts sold and outstanding at any one time.

      8.13. Limitation on Restrictive Agreements. The Borrower shall not, and shall not permit any Restricted Subsidiary to, enter into any indenture, agreement, instrument, financing document or other arrangement which, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon: (a) the acceptance of a waiver or consent with respect to any term or provision of this Agreement or any other Loan Paper, or (b) amending, extending, increasing or substituting any provision of this Agreement or any Loan Paper, provided that, nothing in
                                                   -------- ----
this Section 8.13 shall limit the ability of the Borrower or any Restricted Subsidiary to enter into agreements which have the effect of prohibiting, restraining or conditioning their ability to amend, extend, increase or substitute any provision of this Agreement or any Loan Paper solely as a result of general covenants regarding debt limitations, financial ratios or other general restrictive covenants.

      8.14. Amendment of Material Agreements. The Borrower shall not, and shall not permit any Restricted Subsidiary to, amend, waive or consent to any deviation from any provision of any documentation or agreements of the (i) articles of incorporation of the Borrower and the Restricted Subsidiaries and
(ii) by laws and other organizational documents in any manner with respect to both (i) and (ii) foregoing that is both material and adverse to the interests of the Lenders. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, amend or change (or take any action or fail to take any action the result of which is an effective amendment or change) or accept any waiver or consent with respect to, any of the Existing Financing Documentation, or any other document or instrument that would result in (a) an increase in the outstanding principal amount of any of the Existing Financing,
(b) any increase in any principal, interest, fees, or other amounts payable under any of the Existing Financing, (c) a change in any date fixed for any payment of principal, interest, fees, or other amounts payable under any of the Existing Financing Documentation (including, without limitation, as a result of any redemption, and including without limitation a waiver or action that results in the waiver of any payment default under any of the Existing Financing), (d) a decrease in any percentage of holders of any of the Existing Financing required under the terms of the Existing Financing Documentation, respectively, to take (or refrain from taking) any action, (e) a more restrictive change in any financial covenant in the Existing Financing Documentation, (f) a change in any remedy or right of the holders of the any of the Existing Financing, (g) a change in the definition of "Change of Control" in any of the Existing Financing Documentation, (h) a change in any covenant, term or provision in the Existing Financing Documentation which would result in such term or provision being more restrictive than the terms of this Agreement and the Loan Papers, or (i) a change in any term or provision of the Existing Financing Documentation or other document or instrument in connection therewith that would have, in any material respect, an adverse effect on the interests of the Lenders.

      8.15. Name Changes. The Borrower shall not, and shall not permit any Restricted Subsidiary of the Borrower to, change its name without prior written notice to the Administrative Agent, provided that this Section 8.15 shall not prohibit the Borrower or any of its Restricted Subsidiaries from operating under any trade names or assumed names.

      8.16. Unrestricted Subsidiaries. Except for those transactions listed on
Schedule 8.16 hereto, the Borrower shall not, and shall not permit any
-------------
Restricted Subsidiary to, contribute any equity, make any loan, advance or other investment in, or otherwise conduct any business with, any Unrestricted Subsidiary, except (a) in accordance with the terms and conditions of Sections
8.04 and 8.07 hereof, and (b) with respect to market service agreements and other market arrangements that are negotiated in good faith on terms and conditions substantially similar to those of comparable arrangements with unaffiliated Persons negotiated at arm's length.

      8.17. Limitation on IRU Agreements. The Borrower shall not, and shall not permit any Restricted Subsidiary to, enter into an IRU Agreement granting an IRU to any Person other than to the Borrower or any Restricted Subsidiary, provided that (a) the Borrower or any Restricted Subsidiary may enter into an IRU Agreement granting an IRU to any Person (other than the Borrower or any Restricted Subsidiary), so long as in each case (i) there exists no Default or Event of Default at the time such IRU Agreement is entered into and (ii) the Borrower is in compliance with Section 6.13 hereof, and (b) so long as there exists no Default or Event of Default both before and after entering into such IRU Agreement, the Borrower or any Restricted Subsidiary may enter into an IRU Agreement granting IRU's with respect to the existing fiber and related transport and network equipment of LCI International Inc. and its Subsidiaries

      8.18. Acquisitions, Creation of Subsidiaries. The Borrower shall not, and shall not permit any Restricted Subsidiary to, acquire any assets, Property or business of any other Person, or participate in any joint venture, or create or acquire any Subsidiary, except

            (a) assets and Property acquired in the ordinary course of business,

            (b) so long as there exists no Default under Section 9.01(a) hereof or any Event of Default both before and after giving effect to any such acquisition, the Borrower or any Wholly Owned Restricted Subsidiary may acquire assets, Property or business from any other Wholly Owned Restricted Subsidiary,

            (c) acquisitions constituting Investments that are permitted by
     Section 8.04 hereof,

            (d) the Borrower or any Restricted Subsidiary may consummate Permitted Acquisitions, so long as in each case (1) there exists no Event of Default both before and after giving effect to any such acquisition, (2) there exists no Default under Section 9.01(a) hereof both before and after giving effect to any such acquisition, and (3) the Administrative Agent has not received notice from the Borrower in accordance with the terms of
     Section 7.04(b) hereof that an event has occurred or a circumstance exists that is, or would reasonably be expected to cause, a Material Adverse Change both before and after giving effect to any such acquisition (provided that, if such an event or circumstance that is, or would
     --------- ----
     reasonably be expected to cause, a Material Adverse Change has occurred, then such proposed acquisition may still be consummated if (x) the purchase price of the proposed acquisition is paid exclusively with the common Capital Stock of the Borrower and such proposed Person to be acquired has zero negative annualized operating cash flow) and

               (i) in the event that either (1) the Total Leverage Ratio is more than 4.00 to 1.00 before or after giving effect to any proposed acquisition, or (2) the proposed acquisition has a cash purchase price of over $100,000,000, or (3) the proposed Person to be acquired has more than $50,000,000 of negative annualized operating cash flow, then the Borrower shall have satisfied the following conditions precedent to such acquisition:

                    (A) the Administrative Agent shall have received prior
               written notice on timing reasonable under the circumstances describing the proposed acquisition in form reasonably acceptable to the Administrative Agent,

                    (B) the Borrower shall have confirmed in writing to the
               Administrative Agent that (I) the proposed acquisition conforms to the definition of Permitted Acquisitions and (II) the Borrower's projections made in good faith after giving effect to the proposed acquisition evidence pro forma compliance with the terms of Section 8.01 hereof from the date of such acquisition through the Maturity Date and the attached pro forma Compliance Certificate was prepared in good faith, or

               (ii) in the event that the preceding subparagraph (i) is not applicable to any such Permitted Acquisition, or notwithstanding the preceding paragraph (i), in the event that the Total Leverage Ratio is greater than 4.00 to 1.00 but the proposed acquisition is a Minor Acquisition, then the Borrower need only confirm in writing to the Administrative Agent on its next delivered Compliance Certificate in accordance with the terms of Section 7.03 hereof with respect to each such Permitted Acquisition consummated in such fiscal quarter that is not disclosed in accordance with the terms of (i) preceding, that (A) such acquisition conformed to the definition of Permitted Acquisitions and (B) all of the conditions set forth in subparagraph (d)(1), (2) and
        (3) above were satisfied in accordance with the terms thereof, and

     (e) The Borrower or any Restricted Subsidiary may consummate acquisitions of wholly owned Unrestricted Subsidiaries, so long as in each case there exists no Default or Event of Default both immediately before and after giving effect to any such acquisition, and

               (i) in the event that either (1) the Total Leverage Ratio is more than 4.00 to 1.00 before or after giving effect to any proposed acquisition, or (2) the proposed acquisition has a cash purchase price of over $100,000,000, or (3) the proposed Person to be acquired has more than $50,000,000 of negative annualized operating cash flow, then the Borrower shall have satisfied the following conditions precedent to such acquisition:

                    (A) the Administrative Agent shall have received prior
               written notice on timing reasonable under the circumstances describing the proposed acquisition in form reasonably acceptable to the Administrative Agent,

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

                    (B) the Borrower shall have confirmed in writing to the
               Administrative Agent that (I) the Borrower has not delivered notice to the Administrative Agent in accordance with the terms of Section 7.04(b) hereof that an event has occurred or a circumstance exists that is, or would reasonably be expected to cause, a Material Adverse Change both before and after giving effect to any such acquisition and (II) the Borrower's projections made in good faith after giving effect to the proposed acquisition evidence pro forma compliance with the terms of Section 8.01 hereof from the date of such acquisition through the Maturity Date and the attached pro forma Compliance Certificate was prepared in good faith, or

               (ii) in the event that the preceding subparagraph (i) is not applicable to any such acquisition of a wholly owned Unrestricted Subsidiary or notwithstanding the preceding paragraph (i), in the event that the Total Leverage Ratio is greater than 4.00 to 1.00 but the proposed acquisition is a Minor Acquisition, then the Borrower need only confirm in writing to the Administrative Agent on its next delivered Compliance Certificate in accordance with the terms of
          Section 7.03 hereof with respect to each such acquisition of a wholly owned Unrestricted Subsidiary consummated in such fiscal quarter that is not disclosed in accordance with the terms of (i) preceding, that no Default or Event of Default existed both immediately prior to and after giving effect to any such acquisition.

     For the purposes of this Section 8.18, a "Minor Acquisition" shall mean one or more acquisitions by the Borrower and its Restricted Subsidiaries consummated in any fiscal quarter (a) that have purchase prices not exceeding $25,000,000 in the aggregate for all such acquisitions and (b) of any Person or Persons which in the aggregate do not have in excess of $10,000,000 of negative annualized operating cash flow.


                         ARTICLE IX. EVENTS OF DEFAULT

     9.01. Events of Default. Any one or more of the following shall be an "Event of Default" hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of Law, or otherwise:

     (a) The Borrower shall fail to pay any (i) principal payable under any Loan Paper on the date due; or (ii) interest, commitment fees or letter of credit fees payable within three Business Days of the due date thereof; or (iii) other fees or other amounts that are due and payable within 30 days of the due date thereof;

     (b) Any representation or warranty made or deemed made by any Obligor or any Restricted Subsidiary under or in connection with any Loan Paper shall prove to have been incorrect in any material respect when made or deemed made,

     (c) The Borrower shall fail to perform or observe in any material respect any term or covenant contained in Section 7.05 hereof or in any Section of
Article VIII hereof, provided that notwithstanding the foregoing (i) any such
                     -------- ----
failure to perform or observe any term or covenant contained in Sections 8.04, 8.08, 8.14 and 8.15 hereof shall not constitute an Event of Default until

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

the fifth day after such failure and (ii) any such failure to perform or observe any term or covenant contained in Section 8.03 hereof as a result of any filing of any UCC-1 that does not secure Debt for Borrowed Money shall not constitute an Event of Default until the fifth day after such failure;

     (d) Any Obligor or Restricted Subsidiary shall fail to perform or observe in any material respect any other term or covenant contained in this Agreement or any other Loan Paper, other than those described in Sections 9.01(a), (b) and
(c) above, and such failure shall not be remedied within thirty days following the earlier of an Authorized Officer's knowledge of such failure or notice from the Administrative Agent or any other Arranging Agent of the occurrence of such failure;

     (e) Any of the following shall occur: (i) Any Material Loan Document or material provision thereof shall, for any reason, not be valid and binding on the Obligor or Restricted Subsidiary signatory thereto, or not be in full force and effect, or shall be declared to be null and void, other than as a result of the action or inaction on the part of the Administrative Agent or any Lender, or
(ii) the validity or enforceability of any Material Loan Document shall be contested by any Obligor, Restricted Subsidiary, any Unrestricted Subsidiary or any Affiliate of the Borrower and its Subsidiaries; or (iii) any Obligor or Restricted Subsidiary shall deny in writing that it has any or further liability or obligation under its respective Material Loan Document; or (iv) any default or breach under any provision of any Material Loan Document shall continue after the applicable grace period, if any, specified in such Material Loan Document;

     (f) Any of the following shall occur: (i) the Borrower or any of its Restricted Subsidiaries shall make an assignment for the benefit of creditors or be unable to pay its debts generally as they become due; (ii) the Borrower or any of its Restricted Subsidiaries shall petition or apply to any Tribunal for the appointment of a trustee, receiver, or liquidator of it, or of any substantial part of its assets, or shall commence any proceedings relating to the Borrower or any of its Restricted Subsidiaries under any Debtor Relief Laws;
(iii) any such petition or application shall be filed, or any such proceedings shall be commenced, against the Borrower or any of its Restricted Subsidiaries, or an order, judgment or decree shall be entered appointing any such trustee, receiver, or liquidator, or approving the petition in any such proceedings, and such petition or application shall be consented to or uncontested by the Borrower or such Restricted Subsidiary, or if contested by the Borrower or such Restricted Subsidiary, shall not be dismissed within 60 days following the filing of such petition or application; (iv) any final order, judgment, or decree shall be entered in any proceedings against the Borrower or any of its Restricted Subsidiaries decreeing its dissolution, other than for a Restricted Subsidiary that is not a Material Subsidiary as part of a voluntary dissolution; or (v) any final order, judgment, or decree shall be entered in any proceedings against the Borrower or any of its Restricted Subsidiaries decreeing its split-up which requires the divestiture of a substantial part of its assets;

     (g) Any of the following shall occur: (i) The Borrower or any Restricted Subsidiary of the Borrower shall fail to pay any Debt for Borrowed Money (other than Debt under the Loan Papers) in an aggregate amount of $25,000,000 or more when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or (ii) the Borrower or any Restricted Subsidiary of the Borrower shall fail to perform or observe any term or covenant contained in any agreement or instrument relating to any such Debt for Borrowed Money, when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, and can result in acceleration of the maturity of such Debt; or (iii) any such Debt shall be declared to be due and

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

payable, or required to be prepaid, mandatorily redeemed or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

     (h) (i) Any Obligor or Restricted Subsidiary shall have any material final judgment(s) outstanding against it, and such judgment(s) shall remain unstayed, in effect, and unpaid for the period of time after which the judgment holder may cause the creation of Liens against or seizure of any of its Property; or (ii) Any Litigation commenced against the Borrower or any of its Restricted Subsidiaries is adversely determined by a court of applicable jurisdiction, which such Litigation is either non-appealable or which such Obligor or Restricted Subsidiary has elected not to appeal, except in either case, any such Litigation which has not had, and would not reasonably be expected to have, a Material Adverse Effect; or (iii) Any civil action or state criminal action shall be commenced against the Borrower or any of its Restricted Subsidiaries under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of
1970)("RICO") and such action shall be adversely determined by a court of applicable jurisdiction, and which such determination is either non-appealable or which the Borrower or such Restricted Subsidiary has elected not to appeal; or any criminal action or proceeding shall be commenced against the Borrower or any of its Restricted Subsidiaries under any federal racketeering statute (including, without limitation, RICO);

     (i) Any of the following shall have occurred: (i) Any ERISA Event shall have occurred with respect to a Plan of the Borrower or any Restricted Subsidiary of the Borrower, and the sum of the Insufficiency of such Plan and liabilities relating thereto is equal to or greater than $10,000,000 or (ii) the Borrower, the Restricted Subsidiaries of the Borrower or any ERISA Affiliate of any of them shall have committed a failure described in Section 302(f)(l) of ERISA, and the amount determined under Section 302(f)(3) of ERISA is equal to or greater than $10,000,000;

     (j) The Borrower or any ERISA Affiliate of the Borrower shall have been notified by the sponsor of a Multiemployer Plan that (A) it has incurred Withdrawal Liability to such Plan in an amount that exceeds $10,000,000 or requires payments exceeding $10,000,000 per annum, or (B) such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result thereof the aggregate annual contributions to all Multiemployer Plans in reorganization or being terminated is increased over the amounts contributed to such Multiemployer Plans for the preceding Multiemployer Plan year by an amount exceeding $10,000,000;

     (k) Any of the Borrower or any of its Restricted Subsidiaries shall be required under any Environmental Law (i) to implement any remedial, neutralization, or stabilization process or program, other than any such process or program the cost of which has not had, and would not reasonably be expected to have, a Material Adverse Effect, or (ii) to pay any penalty, fine, or damages, except for any such penalty, fine or damages which in an aggregate amount has not had, and which would not reasonably be expected to have, a Material Adverse Effect;

     (l) Any of the following shall have occurred: (i) Any property or assets (whether leased or owned), or the operations conducted thereon by any of the Borrower or any of its Restricted Subsidiaries, or any current or prior owner or operator thereof (in the case of real Property), shall violate or have violated any applicable Environmental Law, except any such violation which has not had, and would not reasonably be expected to have, a Material Adverse Effect; or
(ii) the Borrower or such Restricted Subsidiary shall not obtain or maintain any License required to be obtained or filed under any Environmental Law in connection with the use of such Property and assets, including without limitation past or present treatment, storage, disposal, or release of Hazardous Materials into the environment, except those failures to obtain or maintain the same which have not had, and would not reasonably be expected to have, a Material Adverse Effect;

     (m) Any of the following shall have occurred if the effect thereof has had, or would reasonably be expected to have, a Material Adverse Effect: (i) A final non-appealable order is issued by any Tribunal, including, but not limited to, the FCC, any applicable PUC, or the United States Justice Department, requiring any Obligor or Restricted Subsidiary to divest a portion of its assets pursuant to any antitrust, restraint of trade, unfair competition, industry regulation, or similar Laws, or (ii) any Tribunal shall condemn, seize, or otherwise appropriate, or take custody or control of all or any portion of the assets of the Borrower or any of its Restricted Subsidiaries, or (iii) any License or Licenses whether presently existing or hereafter granted to or obtained by the Borrower or any of its Restricted Subsidiaries shall expire without renewal or be suspended or revoked, or (iv) the Borrower or any of its Restricted Subsidiaries shall become subject to any injunction or other order affecting or which may affect the Borrower's or any of its Restricted Subsidiary's present or proposed operations under any such License or Licenses;

     (n) The Borrower or any Restricted Subsidiary of the Borrower shall fail to comply in any respect with the Communications Act, or any rule or regulation promulgated by the FCC or any applicable PUC, except any such failure that has not had, and would not reasonably be expected to have, a Material Adverse Effect;

     (o) There shall occur a Change of Control or a Specified Change of Control;

     (p) Any Substantial Portion shall not, for any reason (including, without limitation, loss of FCC License or otherwise) be operating for a period in excess of 30 days. For purposes of this Section 9.01(p), "Substantial Portion" means any portion of the Backbone, the failure of which to operate will have the effect of reducing consolidated Operating Cash Flow for the Borrower and its Restricted Subsidiaries by more than ten percent (determined by the most recently completed 12 month period); or

     (q) The occurrence of any (i) "Event of Default" or "Default" as defined in any of the Existing Financing Documentation or (ii) Repayment Event with respect to any of the Existing Financing or any other Debt for Borrowed Money in excess of $25,000,000.

     9.02. Remedies upon Default. If an Event of Default described in Section 9.01(f) shall occur, the aggregate unpaid principal balance of and accrued interest on all Advances and all other Obligations shall, to the extent permitted by applicable Law, thereupon become due and payable concurrently therewith, and the Commitment shall be concurrently automatically reduced to zero and terminated, all without any action by Administrative Agent or any Lender, and without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind, all of which are hereby expressly waived. Subject to the foregoing sentence, if any Event of Default shall occur and be continuing, Administrative Agent may at its election, and shall at the direction of Majority Lenders, do any one or more of the following:

     (a) Declare the entire unpaid balance of all Obligations immediately due and payable, whereupon it shall be due and payable without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind (except notices specifically provided for

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

under Section 9.01 hereof), all of which are hereby expressly waived (except to the extent waiver of the foregoing is not permitted by applicable Law);

     (b) Terminate any of the Revolver A Commitment, the Working Line Commitment or the Revolver B Commitment, or terminate all of the Commitments;

     (c) Reduce any claim of Administrative Agent and Lenders to judgment;

     (d) Demand (and the Borrower shall pay to Administrative Agent) immediately upon demand and in immediately available funds, the amount equal to the aggregate amount of the Letters of Credit then outstanding as cash collateral, irrespective of whether such Letters of Credit have been drawn upon, all as set forth and in accordance with the terms of provisions of Article III hereof. The Administrative Agent shall promptly advise the Borrower of any such declaration or demand but failure to do so shall not impair the effect of such declaration or demand; and

     (e) Exercise any Rights afforded under any Loan Papers, by Law, including but not limited to the UCC, at equity, or otherwise.

      9.03. Cumulative Rights. All Rights available to Administrative Agent and Lenders under the Loan Papers shall be cumulative of and in addition to all other Rights granted thereto at Law or in equity, whether or not amounts owing thereunder shall be due and payable, and whether or not the Administrative Agent or any Lender shall have instituted any suit for collection or other action in connection with the Loan Papers.

      9.04. Waivers. The acceptance by Administrative Agent or any Lender at any time and from time to time of partial payment of any amount owing under any Loan Papers shall not be deemed to be a waiver of any Default or Event of Default then existing. No waiver by Administrative Agent or any Lender of any Default or Event of Default shall be deemed to be a waiver of any Default or Event of Default other than such Default or Event of Default. No delay or omission by Administrative Agent or any Lender in exercising any Right under the Loan Papers shall impair such Right or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Papers or otherwise.

      9.05. Performance by Administrative Agent or any Lender. Should any covenant of any Obligor or Restricted Subsidiary fail to be performed in accordance with the terms of the Loan Papers, Administrative Agent may, at its option, perform or attempt to perform such covenant on behalf of such Obligor or Restricted Subsidiary. Notwithstanding the foregoing, it is expressly understood that the Administrative Agent does not assume, and shall not ever have, except by express written consent of the Administrative Agent, any liability or responsibility for the performance of any duties or covenants of any Obligor or Restricted Subsidiary.

      9.06. Expenditures. The Borrower shall reimburse Administrative Agent for any reasonable sums spent by it in connection with the exercise of any Right under Section 9.05 hereof. Such sums shall bear interest at the lesser of (a) the Base Rate (whether or not in effect), plus 2.00% per annum and (b) the Highest Lawful Rate, from 15 days after the date the Administrative Agent makes demand to the Borrower for reimbursement of such amount until the date of repayment by the Borrower.

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

      9.07. Control. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Administrative Agent or any Lender any Rights to exercise control over the affairs and/or management of any of the Borrower or any of its Subsidiaries being limited to the Rights to exercise the remedies provided in this Article; provided, however, that if
                                                --------  -------
Administrative Agent or any Lender becomes the owner of any partnership, stock or other equity interest in any Person, whether through foreclosure or otherwise, it shall be entitled to exercise such legal Rights as it may have by being an owner of such stock or other equity interest in such Person.


                      ARTICLE X. THE ADMINISTRATIVE AGENT

      10.01. Authorization and Action. Each Lender hereby appoints and authorizes Administrative Agent to take such action as Administrative Agent deems necessary on its behalf and to exercise such powers under this Agreement and the other Loan Papers as are delegated to the Administrative Agent by the terms of the Loan Papers, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and the other Loan Papers (including without limitation enforcement or collection of the Notes), Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Majority Lenders (or all Lenders, if required under Section
11.01 hereof), and such instructions shall be binding upon all Lenders; provided, however, that Administrative Agent shall not be required to take any
--------  -------
action which exposes Administrative Agent to personal liability or which is contrary to any Loan Papers or applicable Law. Administrative Agent agrees to give to each Lender (a) notice of each notice given to it by the Borrower pursuant to the terms of this Agreement, (b) copies of all information delivered to the Administrative Agent in accordance with the terms of Sections 7.01, 7.02 and 7.03 hereof and (c) to promptly distribute to each applicable Lender in like funds all amounts delivered to Administrative Agent by the Borrower for the individual account of any Lender pro rata in accordance with the Applicable Specified Percentage, as set forth in this Agreement. Functions of the Administrative Agent are administerial in nature and in no event shall the Administrative Agent have a fiduciary or trustee relationship in respect of any Lender by reason of this Agreement or any other Loan Paper.

      10.02. Administrative Agent's Reliance, Etc. Neither Administrative Agent, nor any of its directors, officers, agents, employees, or representatives shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Loan Paper, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Administrative Agent (a) may treat the payee of any Note as the holder thereof until Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Administrative Agent; (b) may consult with legal counsel (including counsel for the Borrower or any of the Restricted Subsidiaries), independent public accountants, and other experts reasonably selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties, or representations made in or in connection with this Agreement or any other Loan Papers; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of this Agreement or any other Loan Papers on the part of the Borrower or the Restricted Subsidiaries or to inspect the

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

Property (including the books and records) of the Borrower or its Subsidiaries;
(e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement, any other Loan Papers, or any other instrument or document furnished pursuant hereto; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Papers by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties.

      10.03. NationsBank, N.A. and Affiliates. With respect to its Revolver A Commitment, Working Line Commitment, Swingline Commitment, Revolver B Commitment, its Advances, and any Loan Papers, NationsBank, N.A. has the same Rights under this Agreement as any other Lender and may exercise the same as though it were not Administrative Agent. NationsBank, N.A. and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any Obligor, any Restricted Subsidiary, any Affiliate thereof, and any Person who may do business therewith, all as if NationsBank, N.A. were not Administrative Agent and without any duty to account therefor to any Lender, including, without limitation, the TROL Transaction.

      10.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender, and based on the financial statements referred to in Section 5.01(j),
Section 7.01 and Section 7.02 hereof and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Papers.

      10.05. Indemnification by Lenders. Lenders shall indemnify Administrative Agent, pro rata in accordance with each Lender's Total Specified Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable costs and expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Administrative Agent in any way relating to or arising out of any Loan Papers or any action taken or omitted by Administrative Agent thereunder, including any negligence of Administrative Agent; provided, however,
                                                              --------  -------
that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, Lenders shall reimburse Administrative Agent, pro rata in accordance with each Lender's Total Specified Percentage, promptly upon demand for any out-of-pocket expenses (including reasonable attorneys' fees) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiation, legal proceedings or otherwise) of, or legal and other advice in respect of rights or responsibilities under, the Loan Papers. The indemnity provided in this Section 10.05 shall survive the termination of this Agreement.

      10.06. Successor Administrative Agent. Administrative Agent may resign at any time by giving 30 days written notice thereof to Lenders and the Borrower, and may be removed at any time with or without cause by the action of all of the Lenders (other than Administrative Agent, if it is a Lender). If the Administrative Agent also then serves in the capacity of the Swingline Bank or the Letter of Credit issuing bank, such resignation or removal shall constitute resignation or removal of

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

the Swingline Bank and the Administrative Agent in its capacity of Letter of Credit issuing bank and the successor Administrative Agent shall serve in the capacity of the Swingline Bank and the Letter of Credit issuing bank, provided that, the Administrative Agent agrees that if it voluntarily resigns as Administrative Agent, the Borrower shall have up to 180 days to reissue the existing Letters of Credit. Upon any such resignation or removal, Majority Lenders shall have the right to appoint a successor Administrative Agent with the prior written consent of the Borrower (which shall not be unreasonably withheld), provided that, if there exists an Event of Default that is continuing, no consent of the Borrower shall be required. If no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within thirty days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the Laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the Rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Papers, provided that if the retiring or removed Administrative Agent is unable to appoint a successor Administrative Agent, Administrative Agent shall, after the expiration of a sixty day period from the date of notice, be relieved of all obligations as Administrative Agent hereunder. Notwithstanding any Administrative Agent's resignation or removal hereunder, the provisions of this Article shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                          ARTICLE XI.  MISCELLANEOUS

     11.01. Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Papers, nor consent to any departure by the Borrower or any Obligor or Restricted Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Borrower and the Administrative Agent with the consent of the Majority Lenders, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver,
                                  --------  -------
or consent shall (and the result of action or failure to take action shall not) unless in writing and signed by the Administrative Agent with the consent of all of the Lenders, (a) increase the Revolver A Commitment, the Working Line Commitment or the Revolver B Commitment, (b) reduce any principal, interest, fees, or other scheduled amounts payable hereunder (including mandatory prepayments under Section 2.05 hereof), or waive or result in the waiver of any Event of Default under Section 9.01(a) hereof, (c) postpone any date fixed for any scheduled payment of principal, interest, fees, or other amounts payable hereunder, (d) release or materially impair the value of any collateral or guaranties securing any Obligor's or Restricted Subsidiary's obligations hereunder, other than releases contemplated hereby and by the other Loan Papers,
(e) change the meaning of "Total Specified Percentage", "Revolver A Specified Percentage", "Working Line Specified Percentage" or "Revolver B Specified Percentage", or the number of Lenders required to take any action hereunder, change the definitions of "Commitment", "Revolver A Commitment", "Revolver B Commitment", "Working Line Commitment", "Maturity Date", "Majority Lenders", "SuperMajority Lenders" or "Letter of Credit Commitment", other than to correct any technical errors or conforming changes to any such definition or (f) amend this Section 11.01. No amendment, waiver, or consent shall affect the Rights or duties of Administrative Agent under any Loan Papers, unless it is in writing and signed by

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

Administrative Agent in addition to the requisite number of Lenders. No amendment, waiver, or consent shall affect the Rights or duties of Swingline Bank under any Loan Papers, unless it is in writing and signed by the Swingline Bank in addition to the requisite number of Lenders.

     11.02. Notices.

     (a) Manner of Delivery. All notices to be given or delivered under the Loan Papers shall, except in those cases where giving notice by telephone is expressly permitted, be given or delivered in writing. All written notices shall be sent by registered or certified mail, postage prepaid, return receipt requested, by telecopier, or delivered by hand or overnight courier. In the event of a discrepancy between any telephonic notice and any written confirmation thereof, such written confirmation shall be deemed the effective notice except to the extent Administrative Agent, any Lender or the Borrower has acted in reliance on such telephonic notice.

     (b) Addresses. All notices, communications and materials to be given or delivered pursuant to this Agreement shall be given or delivered at the following respective addresses and telecopier and telephone numbers and to the attention of the following individuals or departments:

    (i) If to the Borrower or any Restricted Subsidiary:

        Qwest Communications International Inc.
        555 Seventeenth Street, Suite 700
        Denver, CO  80202

        Telephone No.:                 (303) 992-2003
        Telecopier No.:                (303) 992-1198
        Attention:                     Mr. Steve Shoemaker
                                       Treasurer

                                       and

        Telephone No.:                 (303) 992-3300
        Telecopier No.:                (303) 992-1044
        Attention:                     Drake S. Tempest, Esq.
                                       Executive Vice President and General
                                       Counsel

         With copies to (which is not required for effective delivery as set forth above):

         Holme Roberts & Owen LLP
         Suite 4100, 1700 Lincoln
         Denver, CO  80203

         Telephone No.:                (303) 861-7000
         Facsimile No.:                (303) 866-0200
         Attention:                    Martha Collins Rolle, Esq.

    (ii) If to Administrative Agent:

         NationsBank, N.A.
         NationsBank Plaza
         901 Main Street, 64th Floor
         Dallas, Texas  75202

         Telephone No.:                (214) 508-0157
         Telecopier No.:               (214) 508-9390
         Attention:                    Anthony M. Cacheria
                                       Senior Vice President

With a copy to (which is not required for effective delivery as set forth above):

         Donohoe, Jameson & Carroll, P.C.
         3400 Renaissance Tower
         1201 Elm Street
         Dallas, Texas  75270

         Telephone No.:                (214) 698-3814
         Telecopier No.:               (214) 744-0231
         Attention:                    Melissa Ruman Stewart
                                              and
         Telephone No.:                (214) 698-3867
         Telecopier No.:               (214) 744-0231
         Attention:                    Michael D. Cuda

   (iii) If to any Lender, to its address shown opposite its signature block on the signature pages hereto, or on any Assignment and Acceptance, or in any other notice to the Borrower and the Administrative Agent, or at such other address or, telecopier or telephone number or to the attention of such other individual or department as the party to which such information pertains may hereafter specify for the purpose in a notice to the other specifically captioned "Notice of Change of Address".

   (c) Effectiveness. Each notice to be given or delivered to any party pursuant to this Agreement shall be effective or deemed delivered or furnished (i) if sent by mail upon receipt, (ii) if sent by telecopier, when such notice is transmitted to the appropriate number, answerback received, (iii) if sent by hand delivery or overnight courier, when received by the addressee addressed as above provided, and (iv) if given by telephone, when communicated to the individual or any member of the department specified as the individual or department to whose attention notices, communications and materials are to be given or delivered except that notices of a change of address, telecopier or telephone number or individual or department to whose attention notices, communications and materials are to be given or delivered shall not be effective until received; provided, however, that notices to Administrative Agent pursuant
                --------  -------
to Article II shall be effective when received. The Borrower agrees that Administrative Agent shall have no duty or obligation to verify or otherwise confirm telephonic notices given pursuant to Article II, and agrees to indemnify and hold harmless Administrative Agent and Lenders for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, and expenses resulting, directly or indirectly, from acting upon any such notice.

     11.03. Parties in Interest. All covenants and agreements contained in this Agreement and all other Loan Papers shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto. Each Lender may from time to time assign or transfer its interests hereunder pursuant to
Section 11.04 hereof. The Borrower may not assign or transfer its Rights or obligations hereunder without the prior written consent of each Lender.

     11.04. Assignments and Participations.

     (a) Each Lender (an "Assignor") may assign its Rights and obligations as a Lender under the Loan Papers to another Lender or its Bank Affiliate, or to one or more transferees pursuant to an Assignment and Acceptance, so long as, if such Assignee is not another Lender or a Bank Affiliate of the Assignor (i) each assignment shall be of a constant, and not a varying percentage of all Rights and obligations thereunder, (ii) each Assignor shall obtain in each case the prior written consent of Administrative Agent and the Borrower, such consent of the Borrower not to be unreasonably withheld or delayed, provided that, in the event there exists an Event of Default that is continuing, no consent of the Borrower shall be required to make an assignment, (iii) each Assignor shall in each case pay a $3,500 processing fee to Administrative Agent and (iv) no such assignment is for an amount less than $10,000,000 (unless such Lender is assigning all of its remaining interest) and in increments of $1,000,000 (and, if such assignment is a partial assignment, no Lender shall hold less than $10,000,000 immediately after giving effect to any assignment unless it assigned all of its interest). Assignments and other transfers (except participations) with respect to each Lender's participation in a given Letter of Credit may only be made with the prior written consent of the Administrative Agent. Within five Business Days after the Borrower receives notice of any such assignment, the Borrower shall execute and deliver to Administrative Agent, but only in exchange for the Notes issued to Assignor, new Notes to the order of such Assignor and its assignee in amounts equal to their respective Applicable Specified Percentages of the Revolver A Commitment and the Revolver B Commitment (if any exists), and/or the Working Line Commitment, or after the Conversion Date (if any), the amount of the Working Line Loan, as applicable. Such new Notes shall be dated the effective date of the assignment. It is specifically acknowledged and agreed that on and after the effective date of each assignment, the assignee shall be a party hereto and shall have the Rights and obligations of a Lender under the Loan Papers.

     (b) Each Lender may sell participations to one or more Persons in all or any of its Rights and obligations under the Loan Papers; provided, however, that
                                                         --------  -------
(i) such Lender's obligations under the Loan Papers shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of its Notes for all purposes of the Loan Papers, (iv) the participant shall be granted the Right to vote on or consent to only those matters described in Sections 11.01(a), (b), (c), (d) and (e) hereof, (v) Obligors, the Restricted Subsidiaries, the Administrative Agent, and other Lenders shall continue to deal solely and directly with such Lender in connection with their respective Rights and obligations under the Loan Papers and (vi) no such participation is for an amount less than $5,000,000.

    (c) Any Lender may, in connection with any assignment or participation, or proposed assignment or participation, disclose to the assignee or participant, or proposed assignee or participant, any information relating to the Borrower and its Subsidiaries furnished to such Lender by or on behalf of the Borrower and its Subsidiaries, subject to the provisions of Section 11.15 hereof.

     (d) Notwithstanding any other provision set forth in this Agreement, (i) any Lender may at any time create a security interest in all or any portion of its Rights under this Agreement (including, without limitation, the Advances owing to it and the Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System and (ii) no participant of any Lender may further assign or participate any of its interest in the Loan Papers to any Person (except as may be required by Law or a Tribunal having authority over such participant).

     11.05. Sharing of Payments. If, after and during the continuance of any Event of Default, any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any Right of set-off, or otherwise) on account of its Advances in excess of its pro rata share of payments made by the Borrower in accordance with such Lender's Total Specified Percentage (except payments to the Swingline Bank made to repay Swingline Advances), such Lender shall forthwith purchase participations in Advances made by the other Lenders as shall be necessary to share the excess payment pro rata in accordance with each Lender's Total Specified Percentage with each of them; provided, however, that
                                                       --------  -------
if any of such excess payment is thereafter recovered from the purchasing Lender, its purchase from each Lender shall be rescinded and each Lender shall repay the purchase price to the extent of such recovery together with a pro rata share of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this
Section 11.05 may, to the fullest extent permitted by Law, exercise all its Rights of payment (including the Right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

     11.06. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized (after prior written notice to the Administrative Agent) at any time and from time to time, to the fullest extent permitted by Law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower or any of its Restricted Subsidiaries against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the other Loan Papers, whether or not Administrative Agent or any Lender shall have made any demand under this Agreement or the other Loan Papers, and even if such obligations are unmatured. Each Lender shall promptly notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The Rights of each Lender under this Section 11.06 are in addition to other Rights (including, without limitation, other Rights of set-off) which such Lender may have.

     11.07. Costs, Expenses, and Taxes.

     (a) Notwithstanding anything to the contrary in the Loan Papers, the Borrower agrees to pay on demand (i) all reasonable out of pocket costs and expenses of Administrative Agent, Co-Arrangers, Co-Syndication Agents and the Arranging Agents in connection with the preparation and negotiation of all Loan Papers, including without limitation the reasonable fees and out-of-pocket expenses of Special Counsel, FCC counsel, PUC counsel and local counsel, as appropriate, (ii) all costs and expenses (including reasonable attorneys' fees and expenses) of Administrative Agent and Arranging Agents in connection with any interpretation, grant and perfection of any Lien, modification, amendment, waiver, release of any Loan Papers, restructuring or work-out and (iii) all costs and expenses (including reasonable attorneys' fees and expenses) of Administrative Agent, the other Arranging Agents and each Lender in connection with any collection of any portion of the Obligations or the enforcement of any Loan Papers during the continuance of an Event of Default.

     (b) In addition, notwithstanding anything to the contrary in the Loan Papers, the Borrower shall pay any and all stamp, debt, and other Taxes payable or determined to be payable in connection with any payment hereunder to Administrative Agent, Arranging Agents or any Lender (but specifically excluding any participant) (other than Taxes on the overall net income of Administrative Agent or any Lender or franchise Taxes or Taxes on capital or capital receipts of Administrative Agent or any Lender), or the execution, delivery, or recordation of any Loan Papers, and agrees to save Administrative Agent and each Lender harmless from and against any and all liabilities with respect to, or resulting from any delay in paying or omission to pay any Taxes in accordance with this Section 11.07, including any penalty, interest, and expenses relating thereto. All payments by the Borrower or any Restricted Subsidiary of the Borrower under any Loan Papers shall be made free and clear of and without deduction for any present or future Taxes (other than Taxes on the overall net income of Administrative Agent or any Lender of any nature now or hereafter existing, levied, or withheld, or franchise Taxes or Taxes on capital or capital receipts of Administrative Agent or any Lender), including all interest, penalties, or similar liabilities relating thereto. If the Borrower shall be required by Law to deduct or to withhold any Taxes from or in respect of any amount payable hereunder (i) the amount so payable shall be increased to the extent necessary so that, after making all required deductions and withholdings (including Taxes on amounts payable to Administrative Agent or any Lender pursuant to this sentence), Administrative Agent or any Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrower shall make such deductions or withholdings, and (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority in accordance with applicable Law. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this
Section 11.07 shall survive the execution of this Agreement, termination of the Commitment, repayment of the Obligations, satisfaction of each agreement securing or assuring the Obligations and termination of this Agreement and each other Loan Paper.

     11.08. Rate Provision. It is not the intention of any party to any Loan Papers to make an agreement violative of the Laws of any applicable jurisdiction relating to usury. In no event shall any Obligor, Restricted Subsidiary or any other Person be obligated to pay any amount in excess of the Maximum Amount. If Administrative Agent or any Lender ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to the Borrower or the other Person entitled thereto. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Amount, each Obligor, Restricted Subsidiary, Administrative Agent and each Lender shall, to the maximum extent permitted under Applicable Laws, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations; provided that if the Obligations are paid and performed in full
                 --------
prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Administrative Agent or Lenders, as appropriate, shall refund to the Borrower the amount of such excess or credit the amount of such excess against the total principal amount owing, and, in such event, to the extent permitted by Applicable Law, neither Administrative Agent nor any Lender shall be subject to any penalties provided by any Laws for contracting for, charging or receiving interest in excess of the Maximum Amount. This Section 11.08 shall control every other provision of all agreements among the parties to the Loan Papers pertaining to the transactions contemplated by or contained in the Loan Papers.

     11.09. Severability. If any provision of any Loan Paper is held to be illegal, invalid, or unenforceable under present or future Laws during the term thereof, such provision shall be fully severable, the appropriate Loan Paper shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of such Loan Paper a legal, valid, and enforceable provision substantially similar in terms to the illegal, invalid, or unenforceable provision as may be possible.

     11.10. Exceptions to Covenants. No Obligor or Restricted Subsidiary shall be deemed to be permitted to take any action or to fail to take any action that is permitted as an exception to any covenant in any Loan Papers, or that is within the permissible limits of any covenant, if such action or omission would result in a violation of any other covenant in any Loan Papers.

     11.11. Counterparts. This Agreement and the other Loan Papers may be executed in any number of counterparts with different parties signing on different counterparts, all of which taken together shall constitute one and the same instrument. In making proof of any such agreement, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.

     11.12. GOVERNING LAW; WAIVER OF JURY TRIAL.

     (a) THIS AGREEMENT AND ALL OTHER LOAN PAPERS SHALL BE DEEMED TO BE CONTRACTS MADE IN NEW YORK, NEW YORK, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE UNITED STATES OF AMERICA. WITHOUT EXCLUDING ANY OTHER JURISDICTION, THE BORROWER AGREES TO SUBMIT ITSELF TO THE JURISDICTION OF THE FEDERAL COURTS OF NEW YORK LOCATED IN NEW YORK, NEW YORK FOR PROCEEDINGS IN CONNECTION HEREWITH. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT

THAT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE (WHETHER A CLAIM IN TORT, CONTRACT, EQUITY, OR OTHERWISE) ARISING UNDER OR RELATING TO THIS AGREEMENT, THE OTHER LOAN PAPERS, OR ANY RELATED MATTERS, AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

     (b) THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVES PERSONAL SERVICE OF ANY LEGAL PROCESS UPON IT. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE BORROWER, THE ADMINISTRATIVE AGENT OR EACH SUCH LENDER, RESPECTIVELY, AT ITS ADDRESS
DESIGNATED FOR NOTICE UNDER THIS AGREEMENT.   NOTHING IN THIS SECTION 11.12
SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

     11.13. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. THIS AGREEMENT SUPERSEDES AND REPLACES IN ITS ENTIRETY THE LETTER AGREEMENT DATED FEBRUARY 2, 1999, INCLUDING, WITHOUT LIMITATION, THE SUMMARY OF TERMS AND CONDITIONS DATED FEBRUARY 2, 1999.

     11.14. Release of Conditional Early Release Unlimited Guaranty. At such time as (i) there exists no Default under Section 9.01(a) hereof, (ii) there exists no Event of Default and (iii) the Senior Unsecured Debt Rating is BBB- or Baa3 or better, the Guarantor shall be immediately and automatically released from its obligations under the Conditional Early Release Unlimited Guaranty, and the Administrative Agent shall, and the Arranging Agents and the Lenders hereby authorize the Administrative Agent to, promptly take all action and execute such documents to release LCI International, Inc. from its obligations under the Conditional Early Release Unlimited Guaranty in full, and return the Conditional Early Release Unlimited Guaranty to LCI International, Inc.

     11.15. Confidentiality. Each Lender agrees to keep information obtained by it pursuant to the terms hereof or the terms of any other Loan Paper that is not otherwise publicly available ("Confidential Information") confidential in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and agrees that it will only use such Confidential Information in connection with the transactions contemplated by this Agreement and not disclose any of such Confidential Information other than (a) to such Lenders and its Affiliates' (other than an Affiliate which is a competitor of the Borrower or its Subsidiaries) employees, counsel (in-house and outside), accountants, consultants, representatives, professional advisors and agents so long as such Person is advised of the confidentiality of such Confidential Information and the limitation on its use under this Section 11.15, needs to have knowledge of such Confidential Information for such limited use, and, if such Person is not such Lenders' or its Affiliates' employee, counsel (in-house and outside), accountant consultant, professional advisor or agent, such Person has executed a confidentiality undertaking in favor of the Borrower substantially upon the terms of this Section 11.15 before such Confidential

Information is disclosed to such Person, (b) to regulatory officials, and in order to comply with any Applicable Law, or other law, regulation or judicial order, or as requested or required by bank regulators or auditors or other governmental authorities or Tribunals, (c) as reasonably deemed necessary in connection with any investigation, legal process or litigation, or (d) to assignees or participants or proposed assignees or proposed participants of all or any part of this credit facility so long as such Person has executed a confidentiality undertaking in favor of the Borrower substantially upon the terms of this Section 11.15 before such Confidential Information is disclosed to such Person. The failure of any Lender to comply with the provisions of this
Section 11.15 shall not affect the Obligations, or the obligation of the Borrower to comply with the terms of this Agreement and the other Loan Papers, or the validity of any assignment or participation granted pursuant to the terms of this Agreement. Each Lender shall be responsible for any breach of the provisions of this Section 11.15 or unauthorized disclosure of such Confidential Information by any of its or its Affiliates' employees, counsel (in-house and outside), accountants, consultants, representatives, professional advisors and agents. Each Lender shall take customary precautions to prevent Confidential Information from being disclosed to its employees or employees of any Affiliate who are equity analysts or Persons involved in publication of research in connection with the Borrower or any of the Borrower's Subsidiaries or any of their respective securities.

          =========================================================
            THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK
          =========================================================

     IN WITNESS WHEREOF, this Credit Agreement is executed as of the date first set forth above.

THE BORROWER:
                        QWEST COMMUNICATIONS INTERNATIONAL INC.


                        /s/ Drake S. Tempest
                        --------------------------------------------------
                        By:   Drake S. Tempest
                        Its:  Executive Vice President and General Counsel

ADMINISTRATIVE AGENT:

                        NATIONSBANK, N.A., as Administrative Agent and Co-Arranging Agent



                        /s/ Anthony M. Cacheria
                        --------------------------------------------------
                        By:   Anthony M. Cacheria
                        Its:  Senior Vice President

                        THE BANK OF NEW YORK, as a Co-Arranging Agent



                        /s/ Gerry Granovsky
                        --------------------------------------------------
                        By:   Gerry Granovsky
                           -----------------------------------------------
                        Its:  Vice President
                            ----------------------------------------------

                        CITIBANK, N.A., as a Co-Arranging Agent



                        /s/ Mark K. Wilson
                        --------------------------------------------------
                        By: Mark K. Wilson
                           -----------------------------------------------
                        Its:  Managing Director
                            ----------------------------------------------

LENDERS:

                             NATIONSBANK, N.A., individually as a Lender
Address:
901 Main Street
64th Floor
Dallas, Texas  75202         /s/ Anthony M. Cacheria
                             ---------------------------------------------
                             By:  Anthony M. Cacheria
                             Its: Senior Vice President
Attn.:
Telephone: (214) 209-0157
Telecopy:  (214) 209-9390


Revolver A Specified Percentage:    6.450000000%
Working Line Specified Percentage:  6.450000000%
Revolver B Specified Percentage:    6.450000000%
Total Specified Percentage:         6.450000000%



                             THE BANK OF NEW YORK, individually as a Lender
Address:
One Wall Street
16th Floor
New York, New York 10286

                             /s/ Gerry Granovsky
                             ---------------------------------------------
                             By:  Gerry Granovsky
                                ------------------------------------------
                             Its:  Vice President
                                 -----------------------------------------

Attn:  Gerry Granovsky
Telephone: (212) 635-8615
Telecopy:  (212) 635-8593


Revolver A Specified Percentage:    6.450000000%
Working Line Specified Percentage:  6.450000000%
Revolver B Specified Percentage:    6.450000000%
Total Specified Percentage:         6.450000000%

                             FIRST UNION NATIONAL BANK, individually as a
                             Lender
Address:
301 S. College Street DC5
Charlotte, North Carolina 28288
                             /s/ Lloyd R. Sams
                             ---------------------------------------------
                             By:   Lloyd R. Sams
                                ------------------------------------------
                             Its:  Senior Vice President
                                 -----------------------------------------
Attn:  Lloyd Sams
Telephone: (704) 374-4151
Telecopy:  (704) 374-4092


Revolver A Specified Percentage:    6.450000000%
Working Line Specified Percentage:  6.450000000%
Revolver B Specified Percentage:    6.450000000%
Total Specified Percentage:         6.450000000%

                             CITIBANK, N.A., individually as a Lender
Address:
399 Park Avenue
8th Floor, Zone 5
New York, New York 10022
                             /s/ Mark K. Wilson
                             ---------------------------------------------
                             By: Mark K. Wilson
                                ------------------------------------------
                             Its:  Managing Director
                                 -----------------------------------------

Attn:  Liz Minella
Telephone: (212) 559-2442
Telecopy:  (212) 793-6873


Revolver A Specified Percentage:    6.450000000%
Working Line Specified Percentage:  6.450000000%
Revolver B Specified Percentage:    6.450000000%
Total Specified Percentage:         6.450000000%

                                ABN AMRO BANK N.V.
Address:

135 South LaSalle, Suite 1500
Chicago, Illinois 60604-1003
Attn: Brendan Korb
Telephone: (312) 992-5127       /s/ Roxana Sopala
Telecopy:  (312) 992-5111       ------------------------------------------
                                By:  Roxana Sopala
                                   ---------------------------------------
                                Its: Vice President
                                    --------------------------------------

Revolver A Specified Percentage:    3.80000000%
Working Line Specified Percentage:  3.80000000%
Revolver B Specified Percentage:    3.80000000%
Total Specified Percentage:         3.80000000%

                               BANK AUSTRIA CREDITANSTALT CORPORATE
                               FINANCE, INC.
Address:

Two Ravinia Drive, Suite 1680
Atlanta, Georgia 30346
Attn: Richard Varalla
Telephone: (770) 390-1850      /s/ Richard W. Varalla
Telecopy:  (770) 390-1851      -------------------------------------------
                               By:  Richard W. Varalla
                                  ----------------------------------------
                               Its: Associate
                                    --------------------------------------



                               /s/ Robert M. Biringer
                               -------------------------------------------
                               By:  Robert M. Biringer
                                  ----------------------------------------
                               Its: Executive Vice President
                                   ---------------------------------------

Revolver A Specified Percentage:    2.20000000%
Working Line Specified Percentage:  2.20000000%
Revolver B Specified Percentage:    2.20000000%
Total Specified Percentage:         2.20000000%

                               BANK OF MONTREAL
Address:

430 Park Avenue
New York, New York 10022
Attn: Ola Anderssen
Telephone: (212) 605-1453      /s/ Ola Anderssen
Telecopy:  (212) 605-1648      -------------------------------------------
                               By:  Ola Anderssen
                                  ----------------------------------------
                               Its: Director
                                    --------------------------------------

Revolver A Specified Percentage:    2.20000000%
Working Line Specified Percentage:  2.20000000%
Revolver B Specified Percentage:    2.20000000%
Total Specified Percentage:         2.20000000%

                               BANK OF TOKYO-MITSUBISHI TRUST COMPANY
Address:

1251 Avenue of the Americas, 12th Floor
New York, New York 10020-1104
Attn: Michael Deadder
Telephone: (212) 782-4423      /s/ Michael Deadder
Telecopy:  (212) 782-4935      -------------------------------------------
                               By:   Michael Deadder
                                  ----------------------------------------
                               Its:  Vice President
                                   ---------------------------------------

Revolver A Specified Percentage:    2.20000000%
Working Line Specified Percentage:  2.20000000%
Revolver B Specified Percentage:    2.20000000%
Total Specified Percentage:         2.20000000%

                               BANQUE NATIONALE DE PARIS
Address:

499 Park Avenue
New York, New York 10022-1278
Attn: Thomas Cantello
Telephone: (212) 415-9421      /s/ Robert Munczinski
Telecopy:  (212) 415-9836      -------------------------------------------
                               By: Robert Munczinski
                                  ----------------------------------------
                               Its: Senior Vice President
                                   ---------------------------------------

                               /s/ T.L. Foerster
                               -------------------------------------------
                               By: T.L. Foerster
                                  ----------------------------------------
                               Its: Vice President
                                   ---------------------------------------

Revolver A Specified Percentage:    3.80000000%
Working Line Specified Percentage:  3.80000000%
Revolver B Specified Percentage:    3.80000000%
Total Specified Percentage:         3.80000000%

                               BAYERISCHE LANDESBANK GIROZENTRALE,
                               CAYMEN ISLANDS BRANCH
Address:

560 Lexington Avenue
New York, New York 10022
Attn: James H. Boyle
Telephone: (212) 310-9817      /s/ Peter Obermann           /s/ Sean O'Sullivan
Telecopy:  (212) 310-9868      -------------------------------------------------
                                By: Peter Oberman           Sean O'Sullivan
                                  ----------------------------------------------
                               Its: Senior Vice President   Vice President
                                   ---------------------------------------------

Revolver A Specified Percentage:    2.20000000%
Working Line Specified Percentage:  2.20000000%
Revolver B Specified Percentage:    2.20000000%
Total Specified Percentage:         2.20000000%

                               BAYERISCHE HYPO- UND VEREINSBANK AG, NEW
                               YORK BRANCH
Address:

150 East 42nd Street
New York, New York 10017
Attn: Christian Walter
Telephone: (212) 672-5460      /s/ Ivana Albanese-Rizzo     /s/ Yoram Dankner
Telecopy:  (212) 672-5530      -------------------------------------------------
                               By:  Ivana Albanese-Rizzo    Yoram Dankner
                                  ----------------------------------------------
                               Its: Director                Managing Director
                                   ---------------------------------------------

Revolver A Specified Percentage:    2.20000000%
Working Line Specified Percentage:  2.20000000%
Revolver B Specified Percentage:    2.20000000%
Total Specified Percentage:         2.20000000%

                               COOPERATIEVE CENTRALE RAIFFEISEN-
                               BOERENLEENBANK B.A., "RABOBANK
                               NEDERLAND", NEW YORK BRANCH
Address:

c/o Rabo Support Services
10 Exchange Place              /s/ Douglas W. Zylstra
16th Floor                     -------------------------------------------
Jersey City, New Jersey        By:  Douglas W. Zylstra
Telephone: (201) 499-5200         ----------------------------------------
Telecopy:  (201) 499-5328      Its: Vice President
                                   ---------------------------------------

With a copy to:

300 South Wacker Drive,
Chicago, Illinois 60606        /s/ W. Jeffrey Volfeck
                               -------------------------------------------
Attn: Alan McLintock           By:  W. Jeffrey Volfeck
Telephone: (312) 408-8253      Its: Senior Credit Officer, Senior Vice President
Telecopy:  (312) 786-0052

Revolver A Specified Percentage:    3.80000000%
Working Line Specified Percentage:  3.80000000%
Revolver B Specified Percentage:    3.80000000%
Total Specified Percentage:         3.80000000%

                               DEUTSCHE BANK AG NEW YORK BRANCH
                               AND/OR CAYMAN ISLAND BRANCH
Address:

31 W. 52nd Street
New York, New York 10019
Attn: Jon D. Storck
Telephone: (212) 468-6258      /s/ Jon D. Storck           /s/ Alexander Richarz
Telecopy:  (212) 469-3713      -------------------------------------------------
                               By:  Jon D. Storck          Alexander Richarz
                                  ----------------------------------------------
                               Its: Vice President         Associate
                                   ---------------------------------------------

Revolver A Specified Percentage:    2.75000000%
Working Line Specified Percentage:  2.75000000%
Revolver B Specified Percentage:    2.75000000%
Total Specified Percentage:         2.75000000%

                               DG BANK
Address:

609 Fifth Avenue
New York, New York 10017
Attn: Sabine Wendt
Telephone: (212) 745-1559      /s/ Sabine Wendt          /s/ Trevor H. Brookes
Telecopy:  (212) 745-1556      -------------------------------------------------
                               By:  Sabine Wendt         Trevor H. Brookes
                                  ----------------------------------------------
                               Its:  Assistant Vice      Assistance Vice
                                     President           President
                                   ---------------------------------------------

Revolver A Specified Percentage:    1.50000000%
Working Line Specified Percentage:  1.50000000%
Revolver B Specified Percentage:    1.50000000%
Total Specified Percentage:         1.50000000%

                               DRESDNER BANK AG, NEW YORK AND CAYMEN
                               ISLAND BRANCHES
Address:

75 Wall Street
New York, New York 10005
Attn: Helen Ng
Telephone: (212) 429-2430      /s/ Patrick A. Keleher   Brian E. Haughney
Telecopy:  (212) 429-4181      -------------------------------------------------
                               By:  Patrick A. Keleher  Brian E. Haughney
                                   ---------------------------------------------
                               Its: Vice President      Assistant Vice President
                                   ---------------------------------------------

Revolver A Specified Percentage:    3.80000000%
Working Line Specified Percentage:  3.80000000%
Revolver B Specified Percentage:    3.80000000%
Total Specified Percentage:         3.80000000%

                               EXPORT DEVELOPMENT CORPORATION
Address:

151 O'Connor Street
Ottawa, Ontario K1A 1K3
Attn: Roman Chomyn
Telephone: (613) 598-2778      /s/ Gary Nevison
Telecopy:  (613) 598-6858      -------------------------------------------
                               By:  Gary Nevison
                                  ----------------------------------------
                               Its: Financial Services Manager
                                   ---------------------------------------

                               /s/ Roman Chomyn
                               -------------------------------------------
                               By:  Roman Chomyn
                                  ----------------------------------------
                               Its: Financial Services Manager
                                   ---------------------------------------

Revolver A Specified Percentage:    3.80000000%
Working Line Specified Percentage:  3.80000000%
Revolver B Specified Percentage:    3.80000000%
Total Specified Percentage:         3.80000000%

                               FIRST NATIONAL BANK OF OMAHA
Address:

1620 Dodge Street
Omaha, Nebraska 68102
Attn: Tom Callahan
Telephone: (402) 633-3593      /s/ Tom Callahan
Telecopy:  (402) 633-3519      -------------------------------------------
                               By:  Tom Callahan
                                  ----------------------------------------
                               Its: Loan Officer
                                   ---------------------------------------

Revolver A Specified Percentage:    1.50000000%
Working Line Specified Percentage:  1.50000000%
Revolver B Specified Percentage:    1.50000000%
Total Specified Percentage:         1.50000000%

                               FLEET NATIONAL BANK
Address:

1 Federal Street
Boston, Massachusetts 02110
Attn: Christopher Swindell
Telephone: (617) 346-5579      /s/ Christopher Swindell
Telecopy:  (613) 346-4345      -------------------------------------------
                               By:  Christopher Swindell
                                  ----------------------------------------
                               Its: Vice President
                                   ---------------------------------------

Revolver A Specified Percentage:    3.80000000%
Working Line Specified Percentage:  3.80000000%
Revolver B Specified Percentage:    3.80000000%
Total Specified Percentage:         3.80000000%

                               KBC BANK N.V.
Address:

515 South Figueroa Street,
Suite 1920
Los Angeles, California 90071
Attn: Jean Frammolino
Telephone: (213) 624-0401      /s/ Robert Snauffer
Telecopy:  (213) 629-5801      -------------------------------------------
                               By:  Robert Snauffer
                                  ----------------------------------------
                               Its: First Vice President
                                   ---------------------------------------


                               /s/ Marcel Claes
                               -------------------------------------------
                               By:  Marcel Claes
                                  ----------------------------------------
                               Its: Deputy General Manager
                                   ---------------------------------------

Revolver A Specified Percentage:    2.75000000%
Working Line Specified Percentage:  2.75000000%
Revolver B Specified Percentage:    2.75000000%
Total Specified Percentage:         2.75000000%

                               NORWEST BANK COLORADO, NATIONAL
                               ASSOCIATION
Address:

1740 Broadway
Denver, Colorado 80274-8673
Attn: Karen Hardy
Telephone: (303) 863-5077      /s/ Catherine M. Jones
Telecopy:  (303) 863-6670      -------------------------------------------
                               By:  Catherine M. Jones
                                  ----------------------------------------
                               Its: Vice President
                                   ---------------------------------------

Revolver A Specified Percentage:    3.80000000%
Working Line Specified Percentage:  3.80000000%
Revolver B Specified Percentage:    3.80000000%
Total Specified Percentage:         3.80000000%

                               PNC BANK, NATIONAL ASSOCIATION
Address:

21st Floor Mail Stop
F2-F070-21-1
1600 Market Street
Philadelphia, Pennsylvania 19103
Attn: Steven J. McGehrin
Telephone: (215) 585-6269      /s/ Steven J. McGehrin
Telecopy:  (215) 585-6680      -------------------------------------------
                               By:  Steven J. McGehrin
                                  ----------------------------------------
                               Its: Vice President
                                   ---------------------------------------

Revolver A Specified Percentage:    3.80000000%
Working Line Specified Percentage:  3.80000000%
Revolver B Specified Percentage:    3.80000000%
Total Specified Percentage:         3.80000000%

                               ROYAL BANK OF CANADA
Address:

One Liberty Plaza
New York, New York 10006
Attn: Andrew Cozewith
Telephone: (212) 428-6552      /s/ Andrew Cozewith
Telecopy:  (212) 428-6460      -------------------------------------------
                               By:  Andrew Cozewith
                                  ----------------------------------------
                               Its: Manager
                                   ---------------------------------------

Revolver A Specified Percentage:    3.80000000%
Working Line Specified Percentage:  3.80000000%
Revolver B Specified Percentage:    3.80000000%
Total Specified Percentage:         3.80000000%

                               THE BANK OF NOVA SCOTIA
Address:

580 California Street, Suite 2100
San Francisco, California 94104
Attn: Jon Burckin
Telephone: (415) 986-1100      /s/ Chris Osborn
Telecopy:  (415) 397-6791      -------------------------------------------
                               By:  Chris Osborn
                                  ----------------------------------------
                               Its: Relationship Manager
                                   ---------------------------------------

Revolver A Specified Percentage:    3.80000000%
Working Line Specified Percentage:  3.80000000%
Revolver B Specified Percentage:    3.80000000%
Total Specified Percentage:         3.80000000%

                               THE FIRST NATIONAL BANK OF CHICAGO
Address:

One First National Plaza
IF1-0629
Chicago, Illinois 60670
Attn: Lynne Sanders
Telephone: (312) 732-5125      /s/ Michael J. Harrington
Telecopy:  (312) 732-8587      -------------------------------------------
                               By:  Michael J. Harrington
                                  ----------------------------------------
                               Its: Corporate Banking Officer
                                   ---------------------------------------

Revolver A Specified Percentage:    3.80000000%
Working Line Specified Percentage:  3.80000000%
Revolver B Specified Percentage:    3.80000000%
Total Specified Percentage:         3.80000000%

                             THE INDUSTRIAL BANK OF JAPAN, LIMITED, LOS
                             ANGELES AGENCY
Address:

350 South Grand Avenue, Suite 1500
Los Angeles, California 90071
Attn: Blake Seaton
Telephone: (213) 893-6448      /s/ Vicente L. Timiraos
Telecopy:  (213) 488-9840      -------------------------------------------
                               By:  Vicente L. Timiraos
                                  ----------------------------------------
                               Its: SVP and SDGM
                                   ---------------------------------------

Revolver A Specified Percentage:    1.500000000%
Working Line Specified Percentage:  1.500000000%
Revolver B Specified Percentage:    1.500000000%
Total Specified Percentage:         1.500000000%

                               TORONTO DOMINION (TEXAS), INC.
Address:

31 West 52nd Street
New York, New York 10019-6101
Attn: Nancy Sheridan
Telephone: (212) 827-7582      /s/ Debbie A. Greene
Telecopy:  (212) 262-1928      -------------------------------------------
                               By:  Debbie A. Greene
                                  ----------------------------------------
                               Its: Vice President
                                   ---------------------------------------

Revolver A Specified Percentage:    3.800000000%
Working Line Specified Percentage:  3.800000000%
Revolver B Specified Percentage:    3.800000000%
Total Specified Percentage:         3.800000000%

                               U.S. BANK NATIONAL ASSOCIATION
Address:

918 17th Street, 2nd Floor
Denver, Colorado 80202
Attn: Heather A. Miller
Telephone: (303) 585-6522      /s/ Brian T. McKinney
Telecopy:  (303) 585-4135      -------------------------------------------
                               By:  Brian T. McKinney
                                  ----------------------------------------
                               Its: Vice President
                                   ---------------------------------------

Revolver A Specified Percentage:    3.800000000%
Working Line Specified Percentage:  3.800000000%
Revolver B Specified Percentage:    3.800000000%
Total Specified Percentage:         3.800000000%

                               WESTDEUTSCHE LANDESBANK GIROZENTRALE, NEW
                               YORK BRANCH
Address:

1211 Avenue of the Americas, 23rd Floor
New York, New York 10036
Attn: Barry Wadler
Telephone: (212) 852-6137      /s/ Duncan M. Robertson       Pascal Kabemba
Telecopy:  (212) 852-6148      -------------------------------------------------
                               By:  Duncan M. Robertson      Pascal Kabemba
                                  ----------------------------------------------
                               Its: Vice President
                                   ---------------------------------------------

Revolver A Specified Percentage:    3.800000000%
Working Line Specified Percentage:  3.800000000%
Revolver B Specified Percentage:    3.800000000%
Total Specified Percentage:         3.800000000%

                               FIRST UNION NATIONAL BANK,
                               as a Co-Arranging Agent

                               /s/ Lloyd R. Sams
                               -------------------------------------------
                               By: Lloyd R. Sams
                                  ----------------------------------------
                               Its: Senior Vice President
                                   ---------------------------------------